The information contained in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

          Subject to Completion, Pricing Supplement dated June 21, 2005

PROSPECTUS DATED NOVEMBER 10, 2004                  PRICING SUPPLEMENT NO. 59 TO
PROSPECTUS SUPPLEMENT                      REGISTRATION STATEMENT NO. 333-117752
DATED NOVEMBER 10, 2004                                     DATED         , 2005
                                                                  RULE 424(b)(3)

                               $

                            [LOGO OF MORGAN STANLEY]

                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                             SENIOR FIXED RATE NOTES

                                   ----------

     8% TARGETED INCOME STRATEGIC TOTAL RETURN SECURITIES DUE JULY 30, 2011

                   EXCHANGEABLE FOR A CASH AMOUNT BASED ON THE
                          CBOE DJIA BUYWRITE INDEX(TM)

The 8% Targeted Income Strategic Total Return Securities, which we refer to as the securities, do not guarantee any return of principal at maturity. Instead, the payment that you will receive at maturity, upon your exchange of securities or upon our redemption of securities will be an amount of cash, which we refer to as the net entitlement value, based on the performance of the CBOE DJIA BuyWrite Index, which we refer to as the BXD Index. In addition, over the term of the securities, your exposure to the BXD Index will be reduced and, in return, you will receive payments equal to 8% per year on the issue price of the securities.

o    The principal amount and issue price of each security is $10.

o We will pay you 8% (equivalent to $0.80 per year) on the $10 principal amount of each security. These interim payments will be made monthly, beginning August 30, 2005. The net entitlement value will be reduced by application of the adjustment amount described below, a part of which allows for payment of the interim payments.

o At maturity, if you have not previously exchanged your securities and we have not previously redeemed your securities, you will receive for each security an amount of cash equal to the net entitlement value determined on the third scheduled trading day prior to the maturity date, which we refer to as the maturity valuation date.

o You will have the right to exchange each security on any trading day in any exchange period for an amount of cash equal to the net entitlement value determined on the last trading day in that exchange period, which we refer to as the exchange valuation date, plus any accrued but unpaid interim payments. If you exchange your securities, you must exchange at least 10,000 securities at a time.

     o The exchange periods are the first 10 calendar days of January, April, July and October in each year, beginning in October 2005 and ending in April 2011.

o Beginning in January 2008, we may redeem your securities for mandatory exchange on the fifth trading day after any exchange valuation date, which we refer to as the exchange date, for an amount of cash equal to the net entitlement value determined on that exchange valuation date plus accrued but unpaid interim payments. If we decide to redeem the securities, we will give you notice at least 10 but not more than 30 calendar days before the exchange date specified in our notice.

o The initial net entitlement value on the day we price the securities for initial sale to the public is $9.88. On any other trading day, the net entitlement value will equal the net entitlement value on the previous trading day multiplied by the BXD Index performance on that trading day, minus the adjustment amount as of that trading day.

     o The BXD Index performance on any trading day is a ratio of the value of the BXD Index on that trading day to the value of the BXD Index on the previous trading day.

     o The adjustment amount will reduce the net entitlement value by $0.00274 each day, or approximately $1.00 each year.

o Because the adjustment amount will reduce the net entitlement value by 10% of the issue price each year, the value of the BXD Index must increase significantly in order for you to receive at least the $10 principal amount per security at maturity or upon exchange or redemption. If the value of the BXD Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the $10 principal amount per security.

o We will apply to list the securities to trade under the proposed symbol "DBY" on the American Stock Exchange LLC, but it is not possible to predict whether the application will be approved or, if approved, whether the application will be approved prior to the date on which we price the securities for initial sale to the public.

o    The CUSIP number for the securities is 61748A684.

You should read the more detailed description of the securities in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Securities."

THE SECURITIES ARE RISKIER THAN ORDINARY DEBT SECURITIES. SEE "RISK FACTORS" BEGINNING ON PS-13.

                                   ----------

                             PRICE $10 PER SECURITY

                                   ----------

                                         PRICE TO      AGENT'S      PROCEEDS TO
                                         PUBLIC(1)  COMMISSIONS(2)   COMPANY(1)
                                         ---------  --------------  -----------
Per Security ........................       $             $              $
Total ...............................       $             $              $

----------
(1)  Plus accrued interim payments, if any, from the original issue date.
(2) If you continue to hold to your securities, we will pay the brokerage firm at which you hold your securities additional commissions on a monthly basis beginning in August 2005. See "Description of Securities--Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

        FOR A DESCRIPTION OF CERTAIN RESTRICTIONS ON OFFERS, SALES AND DELIVERIES OF THE SECURITIES AND ON THE DISTRIBUTION OF THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS RELATING TO THE SECURITIES, SEE THE SECTION OF THIS PRICING SUPPLEMENT CALLED "DESCRIPTION OF SECURITIES--SUPPLEMENTAL INFORMATION CONCERNING PLAN OF DISTRIBUTION."

        NO ACTION HAS BEEN OR WILL BE TAKEN BY US, THE AGENT OR ANY DEALER THAT WOULD PERMIT A PUBLIC OFFERING OF THE SECURITIES OR POSSESSION OR DISTRIBUTION OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR PROSPECTUS IN ANY JURISDICTION, OTHER THAN THE UNITED STATES, WHERE ACTION FOR THAT PURPOSE IS REQUIRED. NONE OF THIS PRICING SUPPLEMENT, THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR PROSPECTUS MAY BE USED FOR THE PURPOSE OF AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

        THE SECURITIES MAY NOT BE OFFERED OR SOLD TO THE PUBLIC IN BRAZIL. ACCORDINGLY, THE OFFERING OF THE SECURITIES HAS NOT BEEN SUBMITTED TO THE COMISSAO DE VALORES MOBILIARIOS FOR APPROVAL. DOCUMENTS RELATING TO SUCH OFFERING, AS WELL AS THE INFORMATION CONTAINED HEREIN AND THEREIN, MAY NOT BE SUPPLIED TO THE PUBLIC AS A PUBLIC OFFERING IN BRAZIL OR BE USED IN CONNECTION WITH ANY OFFER FOR SUBSCRIPTION OR SALE TO THE PUBLIC IN BRAZIL.

        THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS IN CHILE AND MAY NOT BE OFFERED OR SOLD PUBLICLY IN CHILE. NO OFFER, SALES OR DELIVERIES OF THE SECURITIES, OR DISTRIBUTION OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR PROSPECTUS, MAY BE MADE IN OR FROM CHILE EXCEPT IN CIRCUMSTANCES WHICH WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE CHILEAN LAWS AND REGULATIONS.

        THE SECURITIES MAY NOT BE OFFERED OR SOLD IN HONG KONG, BY MEANS OF ANY DOCUMENT, OTHER THAN TO PERSONS WHOSE ORDINARY BUSINESS IT IS TO BUY OR SELL SHARES OR DEBENTURES, WHETHER AS PRINCIPAL OR AGENT, OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32) OF HONG KONG. THE AGENT HAS NOT ISSUED AND WILL NOT ISSUE ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE SECURITIES, WHETHER IN HONG KONG OR ELSEWHERE, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO SECURITIES WHICH ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE THEREUNDER.

        THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE NATIONAL REGISTRY OF SECURITIES MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION AND MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS MAY NOT BE PUBLICLY DISTRIBUTED IN MEXICO.

        THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS HAVE NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS USED IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE SECURITIES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE SECURITIES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN UNDER CIRCUMSTANCES IN WHICH SUCH OFFER, SALE OR INVITATION DOES NOT CONSTITUTE AN OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE SECURITIES TO THE PUBLIC IN SINGAPORE.

                          SUMMARY OF PRICING SUPPLEMENT

        The following summary describes the securities we are offering to you in general terms. You should read the summary together with the more detailed information contained in the rest of this pricing supplement and the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters addressed in "Risk Factors."

        The securities are medium-term debt securities of Morgan Stanley. The securities are exchangeable for an amount of cash based on the performance of the BXD Index. Unlike conventional debt securities, the securities do not guarantee any return of principal at maturity or upon exchange or redemption.

        "Dow Jones Industrial Average(R)", "DJIA(R)" and "Dow Jones(R)" are trademarks of Dow Jones & Company, Inc., which we refer to as Dow Jones, "CBOE DJIA BuyWrite Index" and "BXD" are trademarks of the Chicago Board Options Exchange, Incorporated, which we refer to as CBOE. These marks have been licensed for use by Morgan Stanley & Co. Incorporated.

EACH SECURITY COSTS $10            We, Morgan Stanley, are offering our 8%
                                   Targeted Income Strategic Total Return
                                   Securities due July 30, 2011, which are
                                   exchangeable for a cash amount based on the performance of the BXD Index. The principal amount and issue price of each security is $10.

                                   The issue price of the securities includes the agent's commissions paid with respect to the securities. In addition, the adjustment amount takes into account the interim payments, ongoing commissions and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. We expect that the secondary market prices of the securities will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and the adjustment amount takes into account the ongoing commissions and hedging costs. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the issue price is likely to adversely affect secondary market prices" and "Description of Securities--Use of Proceeds and Hedging."

                                   The initial net entitlement value is 1.20% less than the issue price of the securities. In addition, although you will receive interim payments on the securities at the rate of 8% per year on the issue price of the securities, the adjustment amount will reduce the net entitlement value by $0.00274 each day, or approximately $1.00 (10% of the issue price per security) each year. Because the initial net entitlement value is 1.20% less than the issue price of the securities and because the adjustment amount exceeds the annual interim payments by approximately 2% of the issue price each year, the BXD Index must increase significantly in order for you to receive an amount upon sale, exchange, redemption or at maturity equal to the issue price for each security.

NO GUARANTEED RETURN OF            Unlike ordinary debt securities, the
PRINCIPAL                          securities do not guarantee any return of
                                   principal at maturity. Instead, at maturity, or upon earlier exchange by you or redemption by us as described in this pricing supplement under "Description of Securities--Net
                                   Entitlement Value Payable at Maturity, upon
                                   Redemption or upon Exchange," we will pay to you an amount of cash based on the performance of the BXD Index.

INTERIM PAYMENTS OF 8% ON THE      Each month, we will pay you interim payments
PRINCIPAL AMOUNT                   on the securities, at the rate of 8% on the
                                   principal amount per year, beginning on
                                   August 30, 2005. If you exchange your
                                   securities or we call the securities, we will pay accrued but unpaid interim payments on the exchanged or redeemed securities to, and including, the applicable exchange valuation date.

                                   As described above, the adjustment amount takes into account the interim payments on the securities. As a result, by investing in the securities, you will receive current income in the form of the interim payments on the securities in exchange for a reduction of the net entitlement value of the securities.

                                   As described in more detail under "--The
                                   Chicago Board Options Exchange calculates and publishes the BXD Index," because the BXD Index represents an at-the-money covered call strategy on the Dow Jones Industrial Average (the "DJIA"), the appreciation of the BXD Index depends on two factors: first, the amount of premium received from the sale of successive one-month, at-the-money DJIA call options combined with the amount of dividends paid on the stocks underlying the DJIA and, second, the extent to which these option premiums and dividends are not otherwise offset by declines in the DJIA. The BXD Index participates in little or no appreciation of the DJIA, but the BXD Index is subject to declines in the DJIA.

                                   Although the annual reduction of the net entitlement value of approximately 10% of the issue price due to the adjustment amount (a part of which allows for the payment of the interim payments at the rate of 8% per year) is lower than the historical average percentage returns resulting from the option premiums received from the sale of successive one-month, at-the-money call options on the DJIA combined with the amount of dividends paid on the stocks underlying the DJIA, there is no guarantee that you will receive a payout on the securities upon exchange, redemption or at maturity that exceeds the issue price of the securities. For example, if the DJIA decreases, the returns of the option premiums received from the sale of successive one-month, at-the-money call options on the DJIA combined with the amount of dividends paid on the stocks underlying the DJIA reflected in the BXD Index may not be sufficient to offset the combined effect of (i) any decreases in the DJIA; (ii) the cumulative reduction of the net entitlement value due to the adjustment amount; and
                                   (iii) the initial net entitlement value being set at 1.20% less than the issue price for the securities.

                                   To demonstrate the combined effect that the initial net entitlement value and the adjustment amount have on the payout to you on the securities at maturity, we have calculated several hypothetical examples in "Hypothetical Payouts on the Securities at Maturity." Also, for a discussion of the historical average percentage returns resulting from the option premiums received from the sale of successive one-month, at-the-money call options on the DJIA combined with the amount of dividends paid on the stocks underlying the DJIA over the life of the BXD Index, see Annex A to this pricing supplement.

PAYOUT ON THE SECURITIES UPON      The payout on the securities upon exchange,
EXCHANGE, UPON REDEMPTION          upon redemption or at maturity will be based
AND AT MATURITY                    on the applicable net entitlement value of
                                   the securities determined on the valuation date for any exchange, redemption or at maturity. We refer to the valuation date for any exchange or redemption as the exchange valuation date and at maturity as the maturity valuation date.

                                   The net entitlement value on the day we price the securities for initial sale to the public, which we refer to as the initial net entitlement value, equals $9.88.

                                   The net entitlement value on any other
                                   trading day will equal (i) the product of (x) the net entitlement value on the previous trading day times (y) the BXD Index performance on that trading day, (ii) minus the adjustment amount as of that trading day.

                                   The BXD Index performance on any trading day will equal the closing value of the BXD Index on that trading day divided by the closing value of the BXD Index on the previous trading day.

                                   The adjustment amount on any trading day will equal $0.00274 multiplied by the number of calendar days since the immediately preceding trading day. On an annualized basis, the adjustment amount will reduce the net entitlement value by approximately $1.00 each year.

                                   The initial net entitlement value is 1.20% less than the issue price of the securities. In addition, although you will receive interim payments on the securities at the rate of 8% per year on the issue price of the securities, the adjustment amount will reduce the net entitlement value by approximately 10% each year. Because the initial net entitlement value is 1.20% less than the issue price of the securities and because the adjustment amount exceeds the annual interim payments by approximately 2% of the issue price each year, the BXD Index must increase significantly in order for you to receive an amount upon sale, exchange, redemption or at maturity equal to the issue price for each security. To demonstrate the combined effect that the initial net entitlement value and the adjustment amount have on the payout to you on the securities at maturity, we have calculated several hypothetical examples in "Hypothetical Payouts on the Securities at Maturity" beginning on PS-10.

                                   The indicative net entitlement value of the securities will be published by the American Stock Exchange LLC, which we refer to as the AMEX, under the symbol "DIB." The AMEX in no way sponsors, endorses or is otherwise involved in the securities and disclaims any liability to any party for any inaccuracy in the data on which the indicative net entitlement value is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the indicative net entitlement value, or for the manner in which it is applied in connection with the securities.

BEGINNING IN OCTOBER 2005,         You may exchange your securities for the net
YOU MAY EXCHANGE A MINIMUM         entitlement value on any trading day during
OF 10,000 SECURITIES ON ANY        the first 10 calendar days of January, April,
TRADING DAY DURING THE FIRST 10    July and October of each year, each of which
CALENDAR DAYS EACH JANUARY,        we refer to as an exchange period, beginning
APRIL, JULY AND OCTOBER            in October 2005. The net entitlement value
                                   for any exchange will OF be determined on the last trading day of the exchange period for that exchange, which we refer to as the exchange valuation date.

                                   If you properly elect to exchange, we will pay a cash amount equal to the net entitlement value, plus accrued but unpaid interim payments to, and including, the related exchange valuation date, to the trustee for delivery to you on the fifth trading day following the exchange valuation date, which we refer to as the exchange date.

                                   YOU MUST EXCHANGE AT LEAST 10,000 SECURITIES
                                   (AND MULTIPLES OF 100 IN EXCESS OF 10,000),
                                   UNLESS YOU EXCHANGE YOUR SECURITIES
                                   FOLLOWING, AND DURING THE CONTINUANCE OF, A
                                   CREDIT EXCHANGE EVENT AS DESCRIBED UNDER
                                   "DESCRIPTION OF SECURITIES--CREDIT EXCHANGE
                                   EVENT."

                                   To exchange your securities during any
                                   exchange period, you must instruct your
                                   broker or other person with whom you hold your securities to take the appropriate steps through normal clearing system channels. Your book-entry interest in the securities must be transferred to the trustee on our behalf at or prior to 10:00 a.m. (New York City time) on the exchange date.

                                   Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your instructions are not timely made and your book-entry interest is not transferred to the trustee on our behalf at or prior to 10:00 a.m. (New York City time) on the exchange date, you will not be able to exchange your securities until the following exchange period, and you will need to complete all the required steps if you should wish to exchange your securities during any subsequent exchange period.

                                   We may request that Morgan Stanley & Co.
                                   Incorporated, which we refer to as MS & Co.
                                   and which is one of our broker-dealer
                                   subsidiaries, purchase the securities in exchange for the cash amount that would otherwise have been payable by us. MS & Co.'s agreement to purchase the exchanged securities will not affect your right to take action against us if MS & Co. fails to purchase your securities. Any securities purchased by MS & Co. will remain outstanding.

THERE WILL BE NO MINIMUM           If the rating of our senior debt is
EXCHANGE AMOUNT DURING A           downgraded below A- by Standard & Poor's
CREDIT EXCHANGE EVENT              Ratings Services, a division of The
                                   McGraw-Hill Companies, Inc., or below A3 by
                                   Moody's Investors Service, Inc., and for so long as our senior debt is rated below these ratings by either or both of Standard &
                                   Poor's and Moody's, exchanges will not be subject to any minimum exchange requirement.
                                   We refer to this occurrence as a credit
                                   exchange event. We will instruct the trustee to notify you upon the occurrence of a credit exchange event. Our senior debt is currently rated A+ by Standard & Poor's and Aa3 by
                                   Moody's.

WE WILL HAVE THE RIGHT TO          Beginning in January 2008, we will have the
REDEEM YOUR SECURITIES             right to redeem the securities for mandatory
BEGINNING IN JANUARY 2008          exchange in whole, but not in part, on any
                                   exchange date upon at least 10 but not more than 30 calendar days' notice to the holders of the securities. Prior to January 2008, we will also have the right to redeem the securities for mandatory exchange in whole, but not in part, on any exchange date if the net entitlement value on any trading day is less than $2.00. The net entitlement value for any redemption on an exchange date will be determined on the related exchange valuation date. Should we decide to redeem the securities, we will pay an amount of cash for each security equal to the net entitlement value, plus accrued but unpaid interim payments to, and including, the related exchange valuation date, to the trustee for delivery to you on the exchange date.

THE CHICAGO BOARD OPTIONS          The BXD Index is calculated and published by
EXCHANGE CALCULATES AND            the Chicago Board Options Exchange, which we
PUBLISHES THE BXD INDEX            refer to as the CBOE. The BXD Index measures
                                   the total rate of return of a "buy-write," or "covered call," strategy on the DJIA. This strategy is referred to as an at-the-money covered call strategy.

                                   An at-the-money covered call strategy on an index is one in which an investor holds (or "buys") an investment representing an index and sells (or "writes") an option on the index with a strike price that is equal to, or slightly greater than, the level of the index when the option is sold, or written.

                                   A buy-write strategy provides income from option premiums, or the money received for selling the option. These premiums can, to some extent, offset an investor's losses if there is a decline in the value of the index on which the option is sold. However, the strategy limits participation in appreciation of the index beyond the option's strike price. In the case of an at-the-money covered call strategy, because the strike price of the option that is sold is equal to or slightly greater than the level of the index when the option is sold, the investor will participate in little or no index appreciation. Thus, in a period of significant stock market appreciation, a covered call strategy is likely to produce lower returns than would an investment in equity securities that does not involve a covered call strategy.

                                   The BXD Index measures the hypothetical
                                   "total rate of return" of this strategy on the DJIA because its value incorporates both the ordinary cash dividends paid on stocks underlying the DJIA as well as the option premium hypothetically received from writing call options on the DJIA. The method of calculating the BXD Index incorporates the ordinary cash dividend on each stock underlying the DJIA on the ex-dividend date for each dividend and incorporates option premium into the DJIA on the day each option is sold. The BXD Index does not, however, have a cash component. Instead, the formula for the BXD Index effectively converts the cash value of any dividends on stocks underlying the DJIA and the option premium payable in respect of the written call options into covered DJIA units. For more information, see "Risk Factors--Investment in the securities is not the same as investing directly in the BXD Index or pursuing a buy-write strategy directly" and "Description of Securities--The BXD Index."

                                   You can review quarterly closing values of the BXD Index since 2000 under the section of this pricing supplement captioned "Description of Securities--Historical
                                   Information." On June 21, 2005, the closing value of the BXD Index as reported by the CBOE was 162.31. The historical performance of the BXD Index is not an indication of the value of the BXD Index at the maturity date of the securities or any other future date. The CBOE and the issuers of the underlying stocks are not affiliates of ours and are not involved in this offering. The obligations represented by the securities are solely those of Morgan Stanley. For more specific information about the BXD Index and its calculation, see the section entitled "Description of Securities--The BXD Index" in this pricing supplement.

                                   Because a buy-write strategy limits
                                   participation in the appreciation of the DJIA, an investment in the securities is not the same as an investment linked to the performance of the DJIA or the stocks underlying the DJIA. See

                                   "Risk Factors--The appreciation of the BXD
                                   Index may be less than that of the DJIA due to the effect of the BXD Index's buy-write strategy."

MS & CO. WILL BE THE               We have appointed MS & Co. to act as the
CALCULATION AGENT FOR THE          calculation agent for JPMorgan Chase Bank,
SECURITIES                         N.A. (formerly known as JPMorgan Chase Bank)
                                   the trustee for our senior securities. As calculation agent, MS & Co. will determine, among other things, the cash amount that you will receive at maturity, if we exercise our redemption right or if you exercise your exchange right.

THE BROKERAGE FIRM AT WHICH        In addition to the commission paid at the
YOU HOLD YOUR SECURITIES WILL BE   time of the initial offering of the
PAID ADDITIONAL COMMISSIONS        securities, commissions equal to 0.06%
ON A MONTHLY BASIS                 multiplied by the average net entitlement
                                   value per security in each calendar month will be paid proportionately to brokerage firms on a monthly basis, including MS & Co.
                                   and its affiliates, whose clients purchased securities in the initial offering and who continue to hold their securities on the last business day of each month, beginning in August 2005 and ending in July 2011. In no event, however, will these monthly commissions exceed $0.006 in any month. We expect that the brokerage firm at which you hold your securities will pay a portion of these additional commissions to your broker.
                                   Paying commissions over time may cause the brokerage firm at which you hold your securities and the broker through whom you hold your securities to have economic interests that are different than yours. For more information about the payment of these additional commissions, see "Description of
                                   Securities--Supplemental Information
                                   Concerning Plan of Distribution" and "Risk
                                   Factors--The brokerage firm at which you hold your securities and the broker through whom you hold your securities may have economic interests that are different from yours."

THE SECURITIES SHOULD BE           You also should consider the U.S. federal
CHARACTERIZED AS PREPAID           income tax consequences of AS investing in
CASH SETTLEMENT FORWARD            the securities. An investment in the
CONTRACTS FOR U.S. FEDERAL         securities should be characterized as an
INCOME TAX PURPOSES                investment in prepaid cash settlement forward
                                   contracts under which we deliver at maturity, or upon exchange or redemption, a cash
                                   PURPOSES amount determined by reference to the BXD Index in exchange for a prepaid purchase price, as described in the section of this pricing supplement called
                                   "Description of Securities--United States
                                   Federal Income Taxation." In addition,
                                   although there is no direct legal authority as to the proper tax treatment of the securities, based on the advice of our special tax counsel, for U.S. federal income tax purposes the securities should be characterized as prepaid cash settlement forward contracts under which we deliver at maturity, or upon exchange or redemption, a cash amount determined by reference to the BXD Index in exchange for a prepaid purchase price, as described under "Description of Securities--United States Federal Income
                                   Taxation." In addition, although there is no direct legal authority as to the proper tax treatment of the interim payments on the securities, we intend to report those payments as ordinary income. Accordingly, if you are a U.S. taxable investor, you should expect that the interim payments on the securities will be taxable to you as ordinary income at the time such amounts are accrued or received in accordance with your method of accounting. You also should recognize capital gain or loss, at maturity or upon a sale, exchange, redemption or other taxable disposition of the securities.

                                   IF YOU ARE A NON-U.S. INVESTOR, PLEASE ALSO
                                   READ THE SECTION OF THIS PRICING SUPPLEMENT
                                   CALLED "DESCRIPTION OF SECURITIES--UNITED
                                   STATES FEDERAL INCOME TAXATION" FOR A
                                   DISCUSSION OF THE WITHHOLDING TAX
                                   CONSEQUENCES OF AN INVESTMENT IN THE
                                   SECURITIES.

                                   YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING ALL ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE SECURITIES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

WHERE YOU CAN FIND MORE            The securities are senior securities issued
INFORMATION ON THE SECURITIES      as part of our Series F medium-term security
                                   program. You can find a general description of our Series F medium-term security program in the accompanying prospectus supplement dated November 10, 2004. We describe the basic features of this type of security in the sections called "Description of
                                   Notes--Fixed Rate Notes," "--Exchangeable
                                   Notes" and "--Notes Linked to Commodity
                                   Prices, Single Securities, Baskets of
                                   Securities or Indices."

                                   FOR A DETAILED DESCRIPTION OF THE TERMS OF
                                   THE SECURITIES, INCLUDING THE SPECIFIC
                                   PROCEDURES AND DEADLINES GOVERNING THE
                                   EXCHANGE OF THE SECURITIES AND THE
                                   CALCULATION OF THE CASH AMOUNT YOU WILL
                                   RECEIVE IN EXCHANGE FOR YOUR SECURITIES, YOU
                                   SHOULD READ THE "DESCRIPTION OF SECURITIES"
                                   SECTION IN THIS PRICING SUPPLEMENT. YOU
                                   SHOULD ALSO READ ABOUT SOME OF THE RISKS
                                   INVOLVED IN INVESTING IN THE SECURITIES IN
                                   THE SECTION CALLED "RISK FACTORS." THE TAX
                                   AND ACCOUNTING TREATMENT OF INVESTMENTS IN
                                   EQUITY-LINKED SECURITIES SUCH AS THE
                                   SECURITIES MAY DIFFER FROM THAT OF
                                   INVESTMENTS IN ORDINARY DEBT SECURITIES OR
                                   COMMON STOCK. WE URGE YOU TO CONSULT WITH
                                   YOUR INVESTMENT, LEGAL, TAX, ACCOUNTING AND
                                   OTHER ADVISORS WITH REGARD TO ANY INVESTMENT
                                   IN THE SECURITIES.

HOW TO REACH US                    You may contact your local Morgan Stanley
                                   branch office or our principal executive offices at 1585 Broadway, New York, New York
                                   10036. Our telephone number is
                                   (212) 761-4000.

               HYPOTHETICAL PAYOUTS ON THE SECURITIES AT MATURITY

        The following hypothetical examples demonstrate the combined effect that the initial net entitlement value and the adjustment amount have on the payout on the securities at maturity and show the cumulative amount you will receive in interim payments over the term of the securities. The payout on the securities at maturity will depend on the performance of the BXD Index over time and the effect of the adjustment amount. In particular, because the adjustment amount reduces the exposure to the BXD Index by a fixed amount, the payout on the securities at maturity will depend on the direction, magnitude, timing and duration of the changes in the value of the BXD Index. The examples of the hypothetical payout calculations that follow assume that you hold the securities to maturity and that we do not redeem the securities prior to maturity.

        The examples are based on the following terms:

        o    Initial index value: 160

        o    Issue price: $10 per security

        o    Initial net entitlement value: $9.88

THE TRENDS AND PAYOUTS DESCRIBED IN THE EXAMPLES BELOW ARE HYPOTHETICAL AND ARE PROVIDED ONLY AS AN ILLUSTRATION. THE ACTUAL TRENDS OF THE BXD INDEX AND THE RESULTING PAYOUTS OVER THE TERM OF THE SECURITIES WILL BE DIFFERENT THAN THE EXAMPLES.

        In example 1, the BXD Index increases over the term of the securities by a sufficient amount such that the payout at maturity on the securities is equal to the issue price. In examples 2, 3 and 4, the value of the BXD Index fluctuates over the term of the securities but the final index value of 160 at maturity is equal to the initial index value, so that there is no net growth in the BXD Index at maturity. However, each of these three examples produces a different net entitlement value at maturity because of differences in the direction, magnitude, timing and duration of the changes in the value of the BXD Index over the term of the securities.

        In each example, in addition to the net entitlement value payable at maturity if you hold your securities from the issue date until maturity, you will receive $4.80 in the form of interim payments over the term of the securities.

         [Graph depicting returns described in paragraph below omitted]

        The BXD Index increases during the term of the securities and is 296 at maturity, approximately 85% higher than the initial index value. At maturity, the net entitlement value is $10.00, an amount equal to the issue price of the security. This example demonstrates that the value of the BXD Index must increase significantly in order for you to receive your $10.00 principal amount at maturity. In this example, the cumulative return of interim payments plus the payment of the net entitlement value at maturity equals $14.80.

         [Graph depicting returns described in paragraph below omitted]

        The BXD Index increases until month 36 of the term of the securities, when it reaches 232. It then decreases until it returns to 160 at maturity. At maturity, the net entitlement value is $4.87 and the cumulative return of interim payments plus the payment of the net entitlement value equals $9.67.

         [Graph depicting returns described in paragraph below omitted]

        The BXD Index decreases until month 30 of the term of the securities, when it reaches 110. It then increases until it returns to 160 at maturity. At maturity, the net entitlement value is $2.58 and the cumulative return of interim payments plus the payment of the net entitlement value equals $7.38. Even though the value of the

BXD Index is the same at maturity as in example 2, the net entitlement value at maturity is lower than in example 2. The reason for the difference is that, in example 3, the adjustment amount produces a greater percentage reduction in exposure to the BXD Index as the BXD Index declines. Thus, even as the BXD Index recovers from its lowest level in example 3, the net entitlement value continues to decline because the increase in the BXD Index is less than the reduction produced by application of the adjustment amount.

         [Graph depicting returns described in paragraph below omitted]

        The BXD Index increases during the first 18 months of the term of the securities to 216. It decreases over the next three years to 104 and then increases until it returns to 160 at maturity. At maturity, the net entitlement value is $3.53 and the cumulative return of interim payments plus the payment of the net entitlement value equals $8.33. The net entitlement value in example 4 is lower than in example 1, but higher than in example 3. The reason for this difference is that, as discussed above, the adjustment amount is a fixed amount and, as the BXD Index increases over the first 18 months, the net entitlement value increases because the growth in the BXD Index is greater than the reduction produced by application of the adjustment amount. However, as the BXD Index declines over the next 30 months, the net entitlement value is adversely affected. This example demonstrates the effect of the direction and magnitude of changes in the value of the BXD Index on the net entitlement value. The trend in example 4 (an increase followed by a decrease to a level below the initial BXD Index value and a subsequent return to the initial level) will result in a lower net entitlement value at maturity than the trend in example 2 (an increase followed by a decrease to the initial BXD Index value). Conversely, because the early increase in the BXD Index above its initial level in example 4 increased the net entitlement value, the net entitlement value at maturity in example 4 is greater than in example 3.

                                  RISK FACTORS

        The securities are not secured debt and are riskier than ordinary debt securities that repay a fixed principal amount. Because the securities will be repaid by payment of an amount of cash based on the performance of the BXD Index, there is no guaranteed return of principal at maturity. This section describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

THE SECURITIES DO NOT GUARANTEE    The terms of the securities differ from
RETURN OF PRINCIPAL                ordinary debt securities in that you are not
                                   guaranteed the return of your principal at maturity. The return on your investment in the securities may be less than the amount that would be paid on an ordinary debt security and actually may be negative. The payout to you upon exchange or redemption or at maturity of the securities will be a cash amount that may be worth less, and potentially significantly less, than the $10 principal amount of each security.

THE INITIAL NET ENTITLEMENT        The initial net entitlement value is 1.20%
VALUE AND THE ADJUSTMENT AMOUNT    less than the issue price of the securities.
WILL HAVE THE EFFECT OF REDUCING   In addition, the adjustment amount, which
YOUR PARTICIPATION IN THE BXD      takes into account the ongoing commissions we
INDEX                              will pay in connection with the securities,
                                   the cost of hedging our obligations under the securities and the interim payments on the securities, will reduce the net entitlement value by $0.00274 each day, or approximately
                                   $1.00 (10% of the issue price per security) each year.

                                   Because the initial net entitlement value is 1.20% less than the issue price of the securities and because the adjustment amount exceeds the annual interim payments by approximately 2% of the issue price each year, the BXD Index must increase significantly in order for you to receive an amount upon sale, exchange, redemption or at maturity equal to the issue price for each security. As a result, by investing in the securities, you will receive current income in the form of the interim payments on the securities in exchange for a reduction of the net entitlement value of the securities.

                                   The ultimate effect that the adjustment
                                   amount will have on your payout on the
                                   securities will depend on the performance of the BXD Index and, in particular, on the direction, magnitude, timing and duration of the changes in the value of the BXD Index. If the value of the BXD Index decreases significantly, and particularly if that decrease occurs early in the term of the securities, then your payout on the securities will be adversely affected due to the adjustment amount. Significant decreases in the value of the DJIA, particularly decreases that occur early in the term of the securities and decreases of significant duration will, as a result of the adjustment amount, reduce your payout on the securities by a greater amount than would smaller decreases or decreases that occur later in the term of the securities.

THE APPRECIATION OF THE BXD        Because a buy-write strategy limits
INDEX MAY BE LESS THAN THAT OF     participation in the appreciation of the
THE DJIA DUE TO THE EFFECT OF      underlying asset, in this case, the DJIA, an
THE BXD INDEX'S BUY-WRITE          investment in the securities is not the same
STRATEGY                           as an investment linked to the performance of
                                   the DJIA or the stocks underlying the DJIA.
                                   The call option included in the BXD Index limits the BXD Index's participation in the appreciation of the DJIA above the strike price of that call option. Consequently, the BXD Index will not participate in the appreciation of the DJIA as would an investment linked directly to the DJIA or a direct investment in the stocks underlying the DJIA. In general, if the value of the DJIA increases above the strike price of the call option by an amount that exceeds the premium received from the sale of the call option, the value of the buy-write strategy will be less than the value of an investment directly linked to the DJIA.

                                   While the strike price of the call option included in the BXD Index will operate to limit the BXD Index's participation in any increase in the value of the DJIA, the BXD Index's exposure to any decline in the value of the DJIA will not be limited.

INVESTMENT IN THE SECURITIES IS    The BXD Index reflects reinvestment of
NOT THE SAME AS INVESTING          dividends paid on the stocks underlying the
DIRECTLY IN THE BXD INDEX OR       DJIA and premiums in respect of options
PURSUING A BUY-WRITE STRATEGY      written on the DJIA. Dividends paid on the
DIRECTLY                           stocks underlying the DJIA and option
                                   premiums are incorporated into the BXD Index and are thereafter subject to fluctuations in the price of both the DJIA and the call option included in the BXD Index.
                                   Consequently, due to the effect of the
                                   adjustment amount on the payout to you on the securities, the return on the securities will not be the same as the return on either (i) an unadjusted investment intended to replicate, or directly linked to, the BXD
                                   Index or (ii) a buy-write strategy
                                   implemented by holding the stocks in the DJIA and writing call options on the index.

                                   Furthermore, you will not have the right to receive the stocks underlying the DJIA. As an owner of the securities, you will not have any shareholder rights in the underlying stocks or any ownership interest in any option on the DJIA, and you should expect that the tax treatment of your investment in the securities will differ from a direct investment in the underlying stocks and options on the DJIA. In addition, investing in the securities is not equivalent to investing in a mutual fund or other pooled investment that invests in the underlying stocks or that is benchmarked to the BXD Index. The return on your investment in the securities may differ from the return you might earn on a direct investment in a mutual fund or other pooled investment over a similar period.

THE SECURITIES MAY TRADE AT        The securities may trade at prices that do
PRICES THAT DO NOT REFLECT THE     not reflect the value of the BXD Index. In
VALUE OF THE BXD INDEX             addition, the securities may trade
                                   differently from other instruments or
                                   investments that are benchmarked to the BXD
                                   Index.

THE SECURITIES MAY NOT BE          There may be little or no secondary market
ACTIVELY TRADED                    for the securities. Although we will apply to
                                   list the securities on the AMEX, we may not meet the requirements for listing and do not expect to announce whether or not we will meet those requirements prior to the pricing of the securities. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the securities but is not required to do so. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your securities would likely be lower than if an active market existed. If the securities are not listed on any securities exchange and MS
                                   & Co. were to cease acting as a market maker, it is likely that there would be little or no secondary market for the securities.

THE MARKET PRICE OF THE            Several factors, many of which are beyond our
SECURITIES WILL BE INFLUENCED BY   control, will influence the value of the
MANY UNPREDICTABLE FACTORS         securities in the secondary market and the
                                   price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

                                   o    the value of the BXD Index, which is
                                        based on the value of the DJIA
                                        and the call option included in the BXD
                                        Index;

                                   o    interest and yield rates in the market;

                                   o    the volatility (frequency and magnitude
                                        of changes in value) of the DJIA;

                                   o    geopolitical conditions and economic,
                                        financial, political, regulatory or
                                        judicial events that affect the
                                        component securities or stock markets
                                        generally and which may affect any index value;

                                   o    the liquidity of the call option on the
                                        DJIA included in the BXD Index each
                                        month;

                                   o    the dividend rate on the stocks
                                        underlying the DJIA; and

                                   o    our creditworthiness.

                                   Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the issue price, if market interest rates rise or the level of the BXD Index is at, below or not sufficiently above the level of the BXD Index on the day the securities were initially priced for sale to the public. This could happen, for example, if the value of the BXD Index declines, if the reduction of the net entitlement value of the securities as a result of the adjustment amount is not offset by a corresponding increase in the value of the BXD Index, or due to a discount reflected in the trading prices of the securities. See "--The initial net entitlement value and the adjustment amount will have the effect of reducing your participation in the BXD Index" and "--The securities may not be actively traded," and "--Hedging activities of our affiliates could potentially affect the value of the DJIA call options included in the BXD Index" and "--The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests."

                                   You cannot predict the future performance of the BXD Index or the stocks underlying the DJIA based on their historical performance. In addition, there can be no assurance that the BXD Index will increase or that the final BXD Index value will exceed the initial BXD Index value by a sufficient amount to compensate for the effect of the adjustment amount such that you will receive at maturity, or upon exchange or redemption, a payment in excess of the issue price of the securities.

HEDGING ACTIVITIES OF OUR          The value of the BXD Index is based in part
AFFILIATES COULD POTENTIALLY       on successive short, or "sold," one-month,
AFFECT THE VALUE OF THE DJIA       at-the-money call options on the DJIA. As
CALL OPTIONS INCLUDED IN THE BXD   described in "Description of Securities--The
INDEX                              BXD Index--Call Options," on each date on
                                   which one call option expires and another call option is sold for the one-month call options included in the BXD Index, each call option is deemed sold at a price equal to the volume-weighted average price of the new call option (excluding transactions in that call option that are part of a "spread" transaction) during the half hour between 11:30 a.m. (New York City time) and 12:00 p.m. (New York City time) on that date. If no transactions occur during that period, the new call option is deemed sold at the last bid price reported before 12:00 p.m.

                                   It is not possible to predict the liquidity of each of the DJIA call options included in the BXD Index during the half hour in which the value of each of those options is determined. The liquidity of a security generally refers to the presence of sufficient supply and demand for that security, as determined by the number of buyers and sellers and the amount of that security such buyers and sellers are willing to purchase, to allow transactions to be effected in that security without a substantial increase or decrease in its price. We expect our affiliates to carry out hedging activities by, among other things, selling call options on the DJIA corresponding to the call option on the DJIA included in the BXD Index on the day the securities are priced and on the day each month that the new call option included in the BXD Index is determined. These hedging activities could affect the value of these call options. In particular, the hedging activity of our affiliates may constitute a significant portion of the volume of the transactions in these call options during the half hour period in which their value is determined for purposes of inclusion in the BXD Index. If there is not sufficient demand for these call options, the hedging activity of our affiliates could cause a decline, and possibly a significant decline, in the value of these call options when they are included in the BXD Index. See "--The market price of the securities will be influenced by many unpredictable factors" and "--The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests."

                                   In addition, we may issue additional
                                   securities linked to the BXD Index during the term of the securities, in which case our combined hedging activity in connection with the securities as well as with existing and any additional securities linked to the BXD Index may represent a larger percentage of the overall volume of the transactions in the relevant call option included in the BXD Index each month. This increased hedging activity may have an adverse affect on the value of the BXD Index and, consequently, the securities.

THE INCLUSION OF COMMISSIONS AND   Assuming no change in market conditions or
PROJECTED PROFIT FROM HEDGING IN   any other relevant factors, the price, if
THE ISSUE PRICE IS LIKELY TO       any, at which MS & Co. is willing to purchase
ADVERSELY AFFECT SECONDARY         the securities in secondary market
MARKET PRICES                      transactions at any time will likely be lower
                                   than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in our obligations under the securities.

                                   In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

THERE ARE RESTRICTIONS ON THE      Except for exchanges during the continuance
MINIMUM NUMBER OF SECURITIES YOU   of a credit exchange event, you must exchange
MAY EXCHANGE AND ON THE DATES ON   at least 10,000 securities at any one time in
WHICH YOU MAY EXCHANGE THEM        order to exercise your exchange right.

                                   Prior to maturity, you may exchange your securities only during the first 10 calendar days of January, April, July and October in each year, beginning in October 2005. You will have no right to exchange securities in July 2011, the month the securities mature.

ADJUSTMENTS TO THE BXD INDEX       The CBOE is solely responsible for
COULD ADVERSELY AFFECT THE VALUE   calculating and maintaining the BXD Index and
OF THE SECURITIES                  Dow Jones is solely responsible for
                                   calculating the DJIA. You should not conclude that the inclusion of a stock in the DJIA is an investment recommendation by us of that stock. In addition, Dow Jones can, in its sole discretion, add, delete or substitute the stocks underlying the DJIA or make other methodological changes required by certain corporate events relating to the underlying stocks, such as stock splits and dividends, spin-offs, rights issuances and mergers and acquisitions, that could change the value of the DJIA and the BXD
                                   Index. Any of these actions could adversely affect the value of the securities.

                                   The CBOE may discontinue or suspend
                                   calculation or publication of the BXD Index at any time. In these circumstances and upon receipt of notice from the CBOE, MS & Co., as the calculation agent, will have discretion to substitute a successor index that is substantially identical to the BXD Index. Although MS & Co. will be obligated to select a successor index without regard to its affiliation with us, MS & Co. could have an economic interest that is different than that of holders of the securities insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or one of its affiliates. If there is no appropriate successor index, the maturity of the securities will be accelerated. See "Description of Securities--Discontinuance of the BXD Index; Successor Index; Alteration of Method of Calculation."

THE BROKERAGE FIRM AT WHICH YOU    In addition to the commission paid at the
HOLD YOUR SECURITIES AND THE       time of the initial offering of the
BROKER THROUGH WHOM YOU HOLD       securities, commissions will be paid on a
YOUR SECURITIES MAY HAVE           monthly basis to brokerage firms, including
ECONOMIC INTERESTS THAT ARE        MS & Co. and its affiliates, whose clients
DIFFERENT FROM YOURS               purchased securities in the initial offering
                                   and who continue to hold their securities.
                                   These additional commissions will equal 0.06% multiplied by the average net entitlement value per security in each calendar month. In no event, however, will these monthly commissions exceed $0.006 in any month. We expect that the brokerage firm at which you hold your securities will pay a portion of these additional commissions to your broker.

                                   As a result of these arrangements, the
                                   brokerage firm at which you hold your
                                   securities and the broker through whom you hold your securities may have economic interests that are different than yours. As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to continue to hold the securities because they will no longer receive these monthly commissions if you sell your securities. You should take the above arrangements and the potentially different economic interests they create into account when considering an investment in the securities. For more information about the payment of these additional commissions, see "Description of Securities--Supplemental
                                   Information Concerning Plan of Distribution."

THE ECONOMIC INTERESTS OF THE      The economic interests of the calculation
CALCULATION AGENT AND OTHER        agent and other affiliates of ours are
AFFILIATES OF OURS ARE             potentially adverse to your interests as an
POTENTIALLY ADVERSE TO YOUR        investor in the securities.
INTERESTS
                                   Because the calculation agent, MS & Co., is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the initial index value, any other index value or whether a market disruption event has occurred. See "Description of
                                   Securities--Discontinuance of the BXD Index;
                                   Successor Index; Alteration of Method of
                                   Calculation" and "--Market Disruption Event."

                                   MS & Co. and other affiliates of ours will carry out hedging activities related to the securities, including taking positions in the stocks underlying the DJIA (and possibly to other instruments linked to the stocks underlying the DJIA) and selling call options on the DJIA corresponding to the call option on the

                                   DJIA included in the BXD Index. MS & Co. and other affiliates of ours also trade the stocks underlying the DJIA and other financial instruments related to the DJIA and the stocks underlying the DJIA on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date we price the securities for initial sale to the public could potentially increase the initial index value and, therefore, the value at which the BXD Index must close before you receive a payment upon exchange or redemption or at maturity that exceeds the issue price of the securities. Additionally, such hedging or trading activities during the term of the securities, and in particular on each roll date, could potentially affect the value of the BXD Index or the DJIA on any exchange valuation date or the maturity valuation date and, accordingly, the payment you will receive upon exchange or redemption or at maturity. See "--Hedging activities of our affiliates could potentially affect the value of the DJIA call options included in the BXD Index."

                                   The issue price of the securities includes the agent's commissions. In addition, the adjustment amount takes into account the interim payments, the ongoing commissions and the costs of hedging our obligations under the securities. The affiliates through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our and our affiliates' control, such hedging may result in a profit that is more or less than initially projected.

BECAUSE THE CHARACTERIZATION OF    You also should consider the U.S. federal
THE SECURITIES FOR U.S. FEDERAL    income tax consequences of investing in the
INCOME TAX PURPOSES IS             securities. An investment in the securities
UNCERTAIN, THE MATERIAL U.S.       should be characterized as an investment in
FEDERAL INCOME TAX CONSEQUENCES    prepaid cash settlement forward contracts
OF AN INVESTMENT IN THE            under which we deliver at maturity, or upon
SECURITIES ARE UNCERTAIN           exchange or redemption, a cash amount
                                   determined by reference to the BXD Index in exchange for a prepaid purchase price, as described in the section of this pricing supplement called "Description of
                                   Securities--United States Federal Income
                                   Taxation." In addition, although there is no direct legal authority as to the proper tax treatment of the interim payments on the securities, we intend to report those payments as ordinary income. Under this treatment, if you are a U.S. taxable investor, you should expect that the interim payments on the securities will be taxable to you as ordinary income at the time such amounts are accrued or received in accordance with your method of accounting. You also should recognize capital gain or loss at maturity or upon a sale, exchange, redemption or other taxable disposition of the securities in an amount equal to the difference, if any, between the amount realized and your tax basis in the securities. However, due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the U.S. Internal Revenue
                                   Service (the "IRS") will accept, or that a court will uphold, this characterization and treatment. We are not requesting a ruling from the IRS with respect to the securities, and our characterization of the securities as prepaid cash settlement forward contracts in respect of the BXD Index is not binding on the IRS or any court. If the IRS were successful in asserting an alternative characterization or treatment, the timing and character of income on the securities could be significantly affected. For a discussion of some potential alternative characterizations and their consequences, see
                                   "Description of Securities--United States
                                   Federal Income Taxation."

                                   IF YOU ARE A NON-U.S. INVESTOR, PLEASE ALSO
                                   READ THE SECTION OF THIS PRICING SUPPLEMENT
                                   CALLED "DESCRIPTION OF SECURITIES--UNITED
                                   STATES FEDERAL INCOME TAXATION" FOR A
                                   DISCUSSION OF THE WITHHOLDING TAX
                                   CONSEQUENCES OF

                                   AN INVESTMENT IN THE SECURITIES.

                                   YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING ALL ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE SECURITIES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

                            DESCRIPTION OF SECURITIES

        Terms not defined in this pricing supplement have the meanings given to them in the accompanying prospectus supplement. The term "Securities" refers to each $10 principal amount of any of our 8% Targeted Income Strategic Total Return Securities due July 30, 2011 exchangeable for a cash amount based on the CBOE DJIA BuyWrite Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount......   $

Maturity Date...................   July 30, 2011

Issue Price.....................   $10 per Security

Denominations...................   $10 and multiples thereof

Original Issue Date (Settlement
Date)...........................         , 2005

CUSIP Number....................   61748A684

Interim Payment Rate............   8% per annum (equivalent to $0.80 per annum
                                   per Security).

                                   As described under "--Use of Proceeds and Hedging," the Adjustment Amount (as defined below) takes into account the interim payments on the Securities. As a result, by investing in the Securities you will receive income in the form of the interim payments on the Securities in exchange for a reduction of the Net Entitlement Value.

Interim Payment Dates...........   The 30th day of each month (and each February
                                   28th), beginning August 30, 2005 to and
                                   including the Maturity Date.

Interim Payment Calculation.....   The interim payments will be computed on a
                                   basis of a 360-day year of twelve 30-day months and will be made on the Interim
                                   Payment Dates specified above.

                                   The interim payments will accrue from and including the most recent Interim Payment Date to which interim payments have been made or duly provided for, or, for the interim payment payable on the first Interim Payment Date, from and including the Original Issue Date. The interim payments will accrue to but excluding the next Interim Payment Date, or,
                                   (i) in the case of the interim payment
                                   payable upon any Exchange Date, to and
                                   including the Exchange Valuation Date and
                                   (ii) in the case of the Maturity Date, to and including the Maturity Valuation Date.

                                   If any scheduled Interim Payment Date is not a business day, we will make the interim payment on the next business day, but the interim payment will not accrue during the period from and after the scheduled Interim Payment Date.

                                   If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay an interim payment on the Maturity Date as postponed rather than on July 30, 2011, but no interim payment will accrue on the Securities or on such payment during the period from or after the scheduled Maturity Date.

Record Date.....................   The Record Date for each Interim Payment
                                   Date, including the Interim Payment Date scheduled to occur on the Maturity Date, will be the date which is five calendar days prior to such scheduled Interim Payment Date, whether or not that date is a Trading Day (as defined below); provided, however, that accrued but unpaid interim payments payable on the Exchange Date (as defined below), if any (including upon our exercise of the Issuer Redemption Right (as defined below)), will be payable to the person to whom the Net
                                   Entitlement Value (as defined below) is
                                   payable.

Net Entitlement Value Payable
at Maturity, upon Redemption
or upon Exchange................   Each Security is exchangeable on the Maturity
                                   Date or any Exchange Date, as applicable, or redeemable on certain Exchange Dates, for the Net Entitlement Value determined on the Maturity Valuation Date (as defined below) or any Exchange Valuation Date (as defined below), as applicable.

                                   The Net Entitlement Value on any Trading Day
                                   (as defined below) other than the day we price the Securities for initial sale to the public equals (i) the product of (x) the Net Entitlement Value on the previous Trading Day times (y) the BXD Index Performance (as defined below) as of that Trading Day (ii) minus the Adjustment Amount (as defined below) determined as of such Trading Day. The Net Entitlement Value will be calculated by the Calculation Agent. In addition, an indicative Net Entitlement Value will be published daily by the AMEX under the symbol "DIB."

Initial Net Entitlement Value...   The Net Entitlement Value on the day we price
                                   the Securities for initial sale to the
                                   public, which equals $9.88.

BXD Index Performance...........   On any Trading Day, the Index Value (as
                                   defined below) on that Trading Day divided by the Index Value (as defined below) on the previous Trading Day.

Index Value.....................   On any Trading Day, the closing value of the
                                   BXD Index or any Successor Index (as defined under "--Discontinuance of the BXD Index;
                                   Successor Index; Alteration of Method of
                                   Calculation") on the Trading Day. Under
                                   certain circumstances, the Index Value will be based on the alternate calculation of the BXD Index described under "--Discontinuance of the BXD Index; Successor Index; Alteration of Method of Calculation."

Initial Index Value.............       , the Index Value on the day we price the
                                   Securities for initial sale to the public.

Adjustment Amount...............   On any Trading Day, $0.00274 multiplied by
                                   the number of calendar days since the
                                   immediately preceding Trading Day.

Maturity Valuation Date and
Exchange Valuation Date.........   For purposes of calculating the Net
                                   Entitlement Value payable on the Maturity
                                   Date, the Maturity Valuation Date will be the third scheduled Trading Day immediately prior to the Maturity Date, unless there is a Market Disruption Event on that date.

                                   For purposes of calculating the Net
                                   Entitlement Value payable on any Exchange
                                   Date, the Exchange Valuation Date will be the last Trading Day of the relevant Exchange Period, unless there is a Market Disruption Event on that date.

                                   If a Market Disruption Event occurs on the scheduled Maturity Valuation Date or the Exchange Valuation Date, then the Maturity Valuation Date or the Exchange Valuation Date, as the case may be, will be the immediately succeeding Trading Day on which no Market Disruption Event has occurred. Notwithstanding the foregoing, the Maturity Valuation Date will be no later than the second scheduled Trading Day preceding the Maturity Date and the Exchange Valuation Date will be no later than the third Trading Day following the last day of the relevant Exchange Period, as the case may be. If a Market Disruption Event occurs on the date specified in the preceding sentence, then the Index Value for that date will be calculated on that date by the Calculation Agent in accordance with the formula for calculating the value of the BXD Index last in effect prior to the commencement of the Market Disruption Event, using (x) in respect of the DJIA, the closing value (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing value that would have prevailed but for such suspension or limitation) on such Trading Day of each stock most recently comprising the DJIA; and
                                   (y) in respect of the call option included in the BXD Index, the arithmetic average of the last bid and ask prices (or, if trading in call options has been materially suspended or materially limited, its good faith estimate of the arithmetic average of the last bid and ask prices that would have prevailed but for such suspension or limitation) of the call option reported before 4:00 p.m. (New York City time) on that date.

Relevant Exchange...............   The primary U.S. organized exchange or market
                                   of trading for any security then included in the BXD Index, the DJIA or any Successor
                                   Index.

Exchange Right..................   You may, subject to the Minimum Exchange
                                   Amount (as defined below), exchange your Securities on any Trading Day during any Exchange Period for the Net Entitlement
                                   Value, plus accrued but unpaid interim
                                   payments to, and including, the related
                                   Exchange Valuation Date, by instructing your broker or other person through whom you hold your Securities to take the appropriate steps through normal clearing system channels. Your book-entry interest in the Securities must be transferred to the Trustee on our behalf at or prior to 10:00 a.m. (New York City time) on the Exchange Date.

                                   Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your instructions are not timely made and your book-entry interest is not transferred to the Trustee on our behalf at or prior to 10:00 a.m. (New York City time) on the Exchange Date, you will not be able to exchange your Securities until the following Exchange Period and you will need to complete all the required steps if you should wish to exchange your Securities during any subsequent Exchange Period.

                                   Since the Securities will be held only in book-entry form, only DTC may exercise the Exchange Right with respect to the Securities. Accordingly, beneficial owners of Securities that desire to have all or any portion of their Securities exchanged must instruct the participant through which they own their interest to direct DTC to exercise the Exchange Right on their behalf. In order to ensure that we receive the instructions on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions from their customers. All instructions given to participants from beneficial owners of Securities relating to the right to exchange their Securities will be irrevocable.

                                   In addition, at the time instructions are given, each beneficial owner must direct the participant through which it owns its interest to transfer its book-entry interest in the related Securities, on DTC's records, to the Trustee on our behalf.

                                   We may request that MS & Co. purchase the Securities you exchange for the Net Entitlement Value that would otherwise have been payable by us. MS & Co.'s agreement to purchase the exchanged Securities will be without prejudice to your right to proceed against us upon any failure of MS & Co. to settle the purchase when due. Any Securities purchased by MS & Co. will remain outstanding.

Minimum Exchange Amount.........   In order to exercise your Exchange Right, you
                                   must exchange at least 10,000 Securities, or multiples of 100 in excess of 10,000. The
                                   Minimum Exchange Amount will not apply so long as a Credit Exchange Event (as defined under "--Credit Exchange Event") has occurred and is continuing.

Exchange Period.................   The first 10 calendar days of January, April,
                                   July and October in each year, beginning in October 2005.

Exchange Date...................   The fifth Trading Day following the Exchange
                                   Valuation Date.

Issuer Redemption Right.........   Beginning in January 2008, we may redeem the
                                   Securities for mandatory exchange in whole, but not in part, on any Exchange Date upon at least 10 but not more than 30 calendar days' notice prior to that Exchange Date to holders of the Securities. Prior to January 2008, we will also have the right to redeem the Securities for mandatory exchange in whole, but not in part, on any Exchange Date if, prior to any such Exchange Date, the Net
                                   Entitlement Value on any Trading Day is less than $2.00. If we redeem the Securities, we will pay to the Trustee for delivery to you on the Exchange Date, the Net Entitlement
                                   Value determined on the related Exchange
                                   Valuation Date, plus accrued but unpaid
                                   interim payments to, and including, the
                                   related Exchange Valuation Date.

Trading Day.....................   A day, as determined by the Calculation
                                   Agent, on which trading is generally
                                   conducted on the New York Stock Exchange, which we refer to as the NYSE, the AMEX, the Nasdaq National Market, the Chicago
                                   Mercantile Exchange and the CBOE and in the over-the-counter market for equity securities in the United States.

Senior or Subordinated
Security........................   Senior

The BXD Index...................   We have derived all information regarding the
                                   BXD Index contained in this pricing
                                   supplement, including its method of
                                   calculation, from publicly available sources and other sources we believe to be reliable.
                                   We make no representation or warranty as to the accuracy or completeness of such information.

                                   The BXD Index is calculated, published and disseminated daily at the close of trading by the CBOE. Such information reflects the policies of, and is subject to change by, the CBOE. The CBOE has no obligation to continue to publish, and may discontinue or suspend publication of, the BXD Index at any time. Data on daily BXD Index closing prices are calculated and disseminated by the CBOE on its website and are also available from options quote vendors.

                                   DESCRIPTION OF THE BXD INDEX

                                   The BXD Index measures the total rate of return of a hypothetical "covered call" strategy on the DJIA. This strategy consists of a hypothetical portfolio consisting of a "long" position indexed to the DJIA (i.e., a position in which the stocks underlying the DJIA are held) and the sale of a succession of one-month, at-the-money DJIA call options that are listed on the CBOE. These options are based on 1/100th of the Dow Jones Industrial Average, which is listed on the CBOE under the ticker symbol "DJX". We refer to this hypothetical portfolio as the "covered DJIA portfolio."

                                   The long position in the DJIA and the sold, or written, call option are held in equal notional amounts (i.e., the short position in the call option is "covered" by the long position in the DJIA).

                                   The BXD Index measures the total return
                                   performance of the covered DJIA portfolio by incorporating the value of the ordinary cash dividends paid on the stocks underlying the DJIA and the option premium received from writing call options on the DJIA. Because the method of calculating the BXD Index effectively reinvests the dividends and option premium into the DJIA portfolio on the day they are paid (in the case of dividends) or received (in the case of option premium), they are subject to fluctuations in the value of both the DJIA and the call option on the DJIA. For more information about this issue, see "Risk Factors--Investment in the Securities is not the same as investing directly in the BXD Index or pursuing a buy-write strategy directly."

                                   Because a covered call strategy limits
                                   participation in the appreciation of the DJIA, an investment in the securities is not the same as an investment linked to the performance of the DJIA or the stocks underlying the DJIA. See "Risk Factors--The appreciation of the BXD Index may be less than that of the DJIA due to the effect of the BXD Index's buy-write strategy."

                                   CALL OPTIONS

                                   The call options included in the value of the BXD Index have successive terms of approximately one month. Each day that an option expires, an additional at-the-money DJX call option is sold, or written. At expiration, the call option is settled against the "Special Opening Quotation," a special calculation of the DJIA. The Special Opening Quotation is compiled from the opening prices of the stocks underlying the DJIA and is generally determined before 11:00 a.m. (New York City time). The final settlement price of the call option at expiration is equal to the difference between the Special Opening Quotation and the strike price of the expired call option, or zero, whichever is greater, and is removed from the value of the BXD Index at that time. In other words, if the Special Opening Quotation is greater than the call option's strike price, the final settlement price is greater than zero and the value of the BXD Index is effectively decreased upon settlement of the call option. If the Special Opening Quotation is less than the call option's strike price, the call option is worthless and the value of the BXD Index remains unchanged upon settlement of the call option.

                                   Subsequent to the settlement of the expired call option, a new at-the-money call option is deemed written and included in the value of the BXD Index. Like the expired call option, the new call option will expire approximately one month after the date of sale. The date on which one call option expires and another call option is written is referred to as the "roll date" and the process of replacing the expired option with the new option is referred to as the "roll." The strike price of the new call option is equal to the strike price of the listed DJX call option that is closest to and greater than the last value of the DJX reported before 11:00 a.m. (New York City time). For example, if the last value of the DJX reported before 11:00 a.m. (New York City time) is 104.53 and the closest listed option strike price above 104.53 is 105, then 105 is selected as the new DJX call option strike price.

                                   Once the strike price for the new call option has been determined, the new call option is deemed sold at a price equal to the volume-weighted average price (the "VWAP") of the new call option during the half hour between 11:30 a.m. (New York City time) and 12:00 p.m. (New York City time) on the day the strike price is determined. The CBOE calculates the VWAP by (i) excluding trades in the new option identified as having been executed as part of a spread (i.e., a position taken in two or more options in order to profit through changes in the relative prices of those options); and (ii) calculating the volume-weighted average of all remaining transaction prices of the new call option during this half-hour period. The weights are equal to the fraction of the total volume, excluding spread transactions, transacted at each price during this period, as indicated by the CBOE's Market Data Retrieval System. If no transactions occur between 11:30 a.m. (New York City time) and 12:00 p.m. (New York City time), the new call option is deemed sold at the last bid price reported before 12:00 p.m.

                                   CALCULATION OF THE BXD INDEX

                                   The BXD Index is a "chained index," meaning its value depends on the cumulative product of the gross daily rates of return on the covered DJIA portfolio since October 16, 1997, when the initial value of the

                                   BXD Index was first calculated and set at 100.

                                   The value of the BXD Index on any given date is calculated according to the following formula:

                                   BXD(t) = BXD(t-1)(1 + R(t))

                                   where:

                                       BXD(t-1)   is the value of the BXD Index
                                                  on the previous day; and

                                       R(t)       is the daily rate of return
                                                  of the covered DJIA portfolio
                                                  on that day.

                                   CALCULATION OF DAILY RATES OF RETURN ON THE
                                   BXD INDEX

                                   On each day that is not a roll date, the gross daily rate of return of the BXD Index is based on the change in the closing value of the components of the covered DJIA portfolio, including the value of ordinary cash dividends distributed on the stocks underlying the DJIA that are trading "ex-dividend" on that date (that is, when transactions in the stock on an organized securities exchange or trading system no longer carry the right to receive that dividend or distribution), as measured from the close in trading on the previous day. The gross daily rate of return on any of these days is calculated according to the following formula:

                                              (S(t) + Div(t) - C(t))
                                   1 + R(t) = ---------------------
                                                (S(t-1) - C(t-1))

                                   where:

                                       S(t)       is the closing value of the
                                                  DJX on that Trading Day;

                                       Div(t)     is the ordinary cash
                                                  dividends, expressed in
                                                  DJX points, distributed by the
                                                  stocks underlying the DJIA
                                                  trading "ex-dividend" on
                                                  that Trading Day;

                                       C(t)       is the arithmetic average of
                                                  the last bid and ask prices of
                                                  the call option reported
                                                  before 4:00 p.m. (New York
                                                  City time) on the CBOE on that
                                                  Trading Day;

                                       S(t-1)     is the closing value of the
                                                  DJX on the previous Trading
                                                  Day; and

                                       C(t-1)     is the arithmetic average of
                                                  the last bid and ask prices of
                                                  the call option reported
                                                  before 4:00 p.m. (New York
                                                  City time) on the CBOE on the
                                                  previous Trading Day.

                                   On each roll date, the gross daily rate of return is based on three rates of return: (i) the gross rate of return from the close of trading on the previous day to the time of settlement of the expiring call option; (ii) the gross rate of return from the time of settlement of the expiring call option to the time the new call option is deemed sold; and
                                   (iii) the gross rate of return from the time the new call option is deemed sold to the close of trading on the roll date. The gross daily rate of return on any of these days is calculated according to the following formula:

                                   1 + R(t) =(1 + R(a))x(1 + R(b)) x (1 + R(c))

                                   where:

                                       R(a)       is the rate of return from the
                                                  close of trading on the
                                                  previous day to the time of
                                                  settlement of the expiring
                                                  call option;

                                       R(b)       is the rate of return from the
                                                  time of settlement of the
                                                  expiring call option to the
                                                  time the new call option is
                                                  deemed sold; and

                                       R(c)       is the rate of return from the
                                                  time the new call option is
                                                  deemed sold (New York City
                                                  time) to the close of trading
                                                  on the roll date.

                                   The rate of return from the close of trading on the previous day to the time of settlement of the expiring call option is calculated according to the following formula:

                                              (S(SOQ) + Div(t) - C (Settle))
                                   1 + R(a) = ------------------------------
                                                     (S(t-1)) - C (t-1))

                                   where:

                                       S(SOQ)     is the Special Opening
                                                  Quotation used in determining
                                                  the settlement price of the
                                                  expiring call option;

                                       Div(t)     is the total cash dividends,
                                                  expressed in DJX points,
                                                  distributed by the stocks
                                                  underlying the DJIA trading
                                                  "ex-dividend" on that day;

                                       C(Settle)  is the settlement price of the
                                                  expiring call option;

                                       S(t-1)     is the closing value of the
                                                  DJX on the previous day; and

                                       C(t-1)     is the arithmetic average of
                                                  the last bid and ask prices of
                                                  the call option reported
                                                  before 4:00 p.m. (New York
                                                  City time) on the previous
                                                  day.

                                   The rate of return from the time of
                                   settlement of the expiring call option to the time the new call option is deemed sold is calculated according to the following formula:

                                              (S(VWAP))
                                   1 + R(b) = ---------
                                               (S(SOQ))

                                   where:

                                       S(VWAP)    is the volume-weighted average
                                                  of the DJX calculated by the
                                                  same method used to calculate
                                                  the volume-weighted average
                                                  price for the new call option.

                                   The rate of return from the time the new call option is deemed sold to the close of trading on the roll date is calculated according to the following formula:

                                                    (S(t) - (C(t))
                                   1 + R(c)  = ----------------------
                                                 (S(VWAP) - C (VWAP))

                                   where:

                                       C(VWAP)    is the volume-weighted average
                                                  price of the new call option
                                                  (calculated as described
                                                  above) between 11:30 a.m. (New
                                                  York City time) and 12:00 p.m.
                                                  (New York City time) on the
                                                  roll date; and

                                       C(t)       is the average of the last bid
                                                  and ask prices of the new call
                                                  option reported before 4:00
                                                  p.m. (New York City time) on
                                                  the roll date.

The Dow Jones Industrial
Average.........................   We have derived all information contained in
                                   this pricing supplement regarding the DJIA, including, without limitation, its make-up, method of calculation and changes in its underlying stocks, from publicly available information. Such information reflects the policies of, and is subject to change by, Dow
                                   Jones. The DJIA was developed by Dow Jones and is calculated, maintained and published by Dow Jones. We make no representation or warranty as to the accuracy or completeness of such information.

                                   The DJIA is a price-weighted index comprised of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the "WSJ"), which is published by Dow Jones, as representative of the broad market of U.S. industry. There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries. The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks. Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us. In order to maintain continuity, changes to the component stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company's core business. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the DJIA may be changed at any time for any reason.

                                   The DJIA is price-weighted rather than
                                   weighted by market capitalization. Therefore, the component stock weightings are affected only by changes in the stocks' prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, splits, spin-offs and other corporate actions such as rights offerings and extraordinary dividends. Normal cash dividends are not taken into account in the calculation of the DJIA. The current divisor of the DJIA is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the Net Entitlement Value.

                                   The formula used to calculate the divisor is:

                                                                    (Adjusted Sum of Prices)
                                   New Divisor = Current Divisor x -------------------------
                                                                   (Unadjusted Sum of Prices)

                                   Each component company of the DJIA as of June 22, 2005 and its corresponding stock ticker symbol is set forth in the following table. Twenty-eight of the DJIA component companies are traded on the NYSE, and Intel Corporation and Microsoft Corporation are traded on the Nasdaq National Market.

                                                  Issuer of Component Stock                     Symbol
                                   -------------------------------------------------------      ------
                                   Alcoa, Inc.............................................        AA
                                   Altria Group, Inc......................................        MO
                                   American Express Company...............................       AXP
                                   American International Group, Inc......................       AIG

                                   The Boeing Company.....................................        BA
                                   Caterpillar, Inc.......................................       CAT
                                   Citigroup, Inc.........................................        C
                                   The Coca-Cola Company..................................        KO
                                   E.I. du Pont de Nemours and Company....................        DD
                                   Exxon Mobil Corporation................................       XOM
                                   General Electric Company...............................        GE
                                   General Motors Corporation.............................        GM
                                   Hewlett-Packard Company................................       HPQ
                                   The Home Depot, Inc....................................        HD
                                   Honeywell International, Inc...........................       HON
                                   Intel Corporation......................................       INTC
                                   International Business Machines Corporation............       IBM
                                   JPMorgan Chase & Co....................................       JPM
                                   Johnson & Johnson......................................       JNJ
                                   McDonald's Corporation.................................       MCD
                                   Merck & Co., Inc.......................................       MRK
                                   Microsoft Corporation..................................       MSFT
                                   Pfizer Inc.............................................       PFE
                                   3M Company.............................................       MMM
                                   The Proctor & Gamble Company...........................        PG
                                   SBC Communications, Inc................................       SBC
                                   United Technologies Corporation........................       UTX
                                   Verizon Communications Inc.............................        VZ
                                   Wal-Mart Stores, Inc...................................       WMT
                                   The Walt Disney Company................................       DIS

Historical Information..........   The following table sets forth the published
                                   Index Values of the BXD Index for each
                                   quarter in the period from January 1, 2000 through June 21, 2005, as calculated by the CBOE. The closing value of the BXD Index on June 21, 2005 was 162.31. We obtained the information in the tables below from Bloomberg Financial Markets without independent verification. The historical or indicative performance of the BXD Index should not be taken as an indication of future performance, and no assurance can be given as to the level of BXD Index on any Exchange Valuation Date or the Maturity
                                   Valuation Date.

                                                                                    BXD INDEX
                                                                        -------------------------------

                                                                         HIGH        LOW        PERIOD
                                                                                                  END
                                                                        ------      ------      -------
                                   2000
                                   First Quarter....................    140.71      126.24      138.27
                                   Second Quarter...................    148.25      135.17      147.36
                                   Third Quarter....................    157.08      147.36      153.66
                                   Fourth Quarter...................    155.41      144.44      153.99

                                   2001
                                   First Quarter....................    161.97      143.86      149.65
                                   Second Quarter...................    158.87      145.65      152.65
                                   Third Quarter....................    156.20      125.94      131.10
                                   Fourth Quarter...................    140.64      130.92      139.93

                                   2002
                                   First Quarter....................    146.51      137.35      145.39
                                   Second Quarter...................    147.75      135.04      136.58
                                   Third Quarter....................    138.31      117.81      117.98
                                   Fourth Quarter...................    136.10      114.23      135.43

                                   2003
                                   First Quarter....................    139.95      128.24      133.03
                                   Second Quarter...................    145.48      134.17      142.94
                                   Third Quarter....................    151.94      143.84      146.84
                                   Fourth Quarter...................    157.36      149.61      157.36

                                   2004
                                   First Quarter....................    160.63      153.44      157.55
                                   Second Quarter...................    159.73      152.77      159.29
                                   Third Quarter....................    159.94      152.85      157.82
                                   Fourth Quarter...................    162.75      153.97      162.15

                                   2005
                                   First Quarter....................    163.49      158.32      160.59
                                   Second Quarter (through
                                   June 21, 2005)...................    163.05      155.27      162.31
                                   Source:  Bloomberg Financial
                                   Markets

                                   The following graph illustrates the trends of the closing values of the BXD Index, calculated on a monthly basis, from January 1, 2000 to June 21, 2005. The graph does not show every situation that may occur.

     BXD INDEX MONTHLY CLOSING VALUES AS OF JANUARY 1, 2000 - JUNE 21, 2005

        [Graph depicting monthly closing values described above omitted]

Discontinuance of the BXD Index;
Successor Index; Alteration of
Method of Calculation...........   If the CBOE announces the discontinuance or
                                   suspension of publication of the BXD Index and, prior to the roll date preceding such discontinuance or suspension (the
                                   "Discontinuance Roll Date"), the CBOE or another entity publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be substantially identical to the discontinued or suspended BXD Index (such index being referred to in this pricing supplement as a "Successor Index"), then any Index Value beginning on and subsequent to the Discontinuance Roll Date will be determined by reference to the value of such Successor Index.

                                   If the Calculation Agent is unable to
                                   identify a Successor Index prior to the
                                   Discontinuance Roll Date, then beginning on the Discontinuance Roll Date, the Calculation Agent or one of its affiliates (as selected by the Calculation Agent) will determine the Index Value on a daily basis and the Calculation Agent will undertake to identify and designate, in its sole discretion, a Successor Index prior to the roll date immediately following the Discontinuance Roll Date (the "Subsequent Roll Date"). Upon the designation of such Successor Index by the Calculation Agent, any Index Value will be determined by reference to the value of such Successor Index upon such designation. If, however, the Calculation Agent is unable to identify a Successor Index prior to the fifth scheduled Trading Day preceding the Subsequent Roll Date, then the Maturity Valuation Date will be deemed accelerated to the Trading Day immediately prior to the Subsequent Roll Date, and the Calculation Agent will determine the Net Entitlement Value on that date.

                                   If the CBOE discontinues or suspends
                                   publication of the BXD Index without prior notice, then upon such discontinuance or suspension the Calculation Agent or one of its affiliates will determine the Index Value on a daily basis and the Calculation Agent will undertake to identify and designate, in its sole discretion, a Successor Index prior to the roll date following such discontinuance or suspension. Upon the designation of such Successor Index by the Calculation Agent, any Index Value will be determined by reference to the value of such Successor Index upon such designation. If the Calculation Agent is unable to identify a Successor Index prior to the fifth Trading Day preceding the roll date following such discontinuance or suspension, then the Maturity Valuation Date will be deemed accelerated to the Trading Day immediately prior to the roll date following such discontinuance or suspension, and the Calculation Agent will determine the Net Entitlement Value on that date.

                                   In the event that the Calculation Agent or one of its affiliates is required to determine the Index Value pursuant to the preceding two paragraphs, the Index Value will be computed by the Calculation Agent or one of its affiliates in accordance with the formula for and method of calculating the BXD Index last in effect prior to the discontinuance or suspension, using the closing level (in the case of the DJIA) and closing price (in the case of the DJIA call option) (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for that suspension or limitation) at the close of the principal trading session of the Relevant Exchange on that date of the securities most recently comprising the BXD Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the BXD Index may adversely affect the value of the Securities.

                                   If at any time the method of calculating the BXD Index or a Successor Index, or the value thereof, is changed in a material respect, or if the BXD Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the BXD Index or that Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an index comparable to the BXD Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Value with reference to the BXD Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the BXD Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the BXD Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Credit Exchange Event...........   If our senior debt rating is downgraded below
                                   A- by Standard & Poor's or below A3 by
                                   Moody's (or below the equivalent ratings of any successor to Standard & Poor's or Moody's), a Credit Exchange Event will occur. So long as a Credit Exchange Event has occurred and is continuing, the Minimum Exchange Amount will not apply. We will instruct the Trustee to notify you upon the occurrence of a Credit
                                   Exchange Event.

Events of Default...............   Events of default under the Securities will
                                   include, among other things, default in
                                   payment of any principal (i.e., payment of the Net Entitlement Value at maturity or upon exchange or redemption) and events of bankruptcy, insolvency or reorganization with respect to us. Upon acceleration of the Securities following the occurrence of an event of default, holders will be entitled to receive their Net Entitlement Value calculated by the Calculation Agent as of the date of the acceleration, provided that if prior to the date of acceleration you have submitted an Official Notice of Exchange in accordance with your Exchange Right, the amount you will be entitled to receive will equal the Net Entitlement Value calculated as of the Exchange Valuation Date. For a description of all the events that constitute events of default under the Securities, see
                                   "Description of Debt Securities--Events of
                                   Default" in the accompanying prospectus.

Trustee.........................   JPMorgan Chase Bank, N.A. (formerly known as
                                   JPMorgan Chase Bank)

Agent...........................   MS & Co.

Calculation Agent...............   MS & Co.

                                   All calculations with respect to the Net
                                   Entitlement Value will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.


                                   The Calculation Agent is solely responsible for determining the Net Entitlement Value. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on us and holders of the Securities.

                                   Because the Calculation Agent is our
                                   affiliate, the economic interests of the Calculation Agent may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Index Value, any Index Value or whether a Market Disruption Event has occurred. See "--Discontinuance of the BXD Index; Successor Index; Alteration of Method of Calculation" and "--Market Disruption Event." MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment. See also "Risk Factors--The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests."

Market Disruption Event.........   "Market Disruption Event" means (i) the
                                   occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the value of the DJIA (or the relevant Successor
                                   Index) on the Relevant Exchanges for such securities for the same period of trading longer than two hours or during the one-half hour period preceding the close of the principal trading session on such Relevant
                                   Exchange; (ii) a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the value of the DJIA (or the relevant Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;
                                   or (iii) the suspension, material limitation or absence of trading on any major U.S.
                                   securities market for trading in futures or options contracts or exchange traded funds related to the BXD Index or the DJIA (or the relevant Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market. If trading in a security included in the DJIA or the BXD
                                   Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the DJIA or the BXD Index, as the case may be, shall be based on a comparison of (x) the portion of the value of that index attributable to that security relative to (y) the overall value of that index, in each case immediately before that suspension or limitation.

                                   For purposes of determining whether a Market
                                   Disruption Event has occurred: (1) a
                                   limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market; (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event; (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; (4) a suspension of trading in futures or options contracts on the BXD Index or the DJIA by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the BXD Index or the DJIA; and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to the BXD Index or the DJIA are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

 Use of Proceeds and Hedging....   The net proceeds we receive from the sale of
                                   the Securities will be used for general
                                   corporate purposes and, in part, in
                                   connection with hedging our obligations under the Securities by one or more of our affiliates. The Issue Price of the Securities includes the Agent's

                                   Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Securities. In addition, the Adjustment Amount takes into account the interim payments, ongoing commissions and the costs of hedging our obligations under the Securities. The costs of hedging include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                   As described above, the Adjustment Amount takes into account the interim payments on the Securities. As a result, by investing in the Securities you will receive income in the form of the interim payments on the Securities in exchange for a reduction of the Net Entitlement Value.

License Agreement between
Dow Jones & Company and
Morgan Stanley..................   Dow Jones and Morgan Stanley have entered
                                   into a non-exclusive license agreement
                                   providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the BXD Index, which is owned and published by the CBOE, in connection with securities, including the Securities.

                                   The license agreement between the Dow Jones and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                   The Securities are not sponsored, endorsed, sold or promoted by Dow Jones or any of its licensors. Neither Dow Jones nor any of its licensors makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly. The only relationship of Dow Jones and its licensors to the Licensee is the licensing of certain trademarks, trade names and service marks and of the BXD Index, which is determined, composed and calculated without regard to Morgan Stanley or the Securities. Neither Dow Jones nor any of its licensors has any obligation to take the needs of Morgan Stanley or the owners of the Securities into consideration in determining, composing or calculating the BXD Index. Neither Dow Jones nor any of its licensors is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. None of Dow Jones or any of its licensors has any obligation or liability in connection with the administration, marketing or trading of the Securities.

                                   DOW JONES AND ITS LICENSORS DO NOT GUARANTEE
                                   THE ACCURACY AND/OR THE COMPLETENESS OF THE
                                   BXD INDEX OR ANY DATA RELATED THERETO AND
                                   NONE OF DOW JONES NOR ANY OF ITS LICENSORS
                                   SHALL HAVE ANY LIABILITY FOR ANY ERRORS,
                                   OMISSIONS, OR INTERRUPTIONS THEREIN. DOW

                                   JONES AND ITS LICENSORS MAKE NO WARRANTY,
                                   EXPRESS OR IMPLIED, AS TO RESULTS TO BE
                                   OBTAINED BY MORGAN STANLEY, OWNERS OF THE
                                   SECURITIES, OR ANY OTHER PERSON OR ENTITY
                                   FROM THE USE OF THE BXD INDEX OR ANY DATA
                                   RELATED THERETO. NONE OF DOW JONES OR ITS
                                   LICENSORS MAKES ANY EXPRESS OR IMPLIED
                                   WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL
                                   WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES OR ANY OF ITS LICENSORS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT FOR THE LICENSORS, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND MORGAN STANLEY.

ERISA Matters for Pension Plans
and Insurance Companies.........   Each fiduciary of a pension, profit-sharing
                                   or other employee benefit plan subject to the Employee Retirement Income Security Act of
                                   1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our
                                   subsidiaries and affiliates, including MS &
                                   Co., may be each considered a "party in
                                   interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Code with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or
                                   Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                   Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code.

                                   Because we may be considered a party in
                                   interest with respect to many Plans, the Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not
                                   prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding the Securities that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with "plan assets" of any Plan, or a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or
                                   Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Purchasers of the Securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code.

Supplemental Information
Concerning Plan of
Distribution....................   Under the terms and subject to the conditions
                                   contained in the U.S. distribution agreement
                                   referred to in the prospectus supplement
                                   under "Plan of Distribution," the Agent,
                                   acting as principal for its own account, has
                                   agreed to purchase, and we have agreed to
                                   sell, the number of Securities set forth on
                                   the cover of this pricing supplement. The
                                   Agent proposes initially to offer part of the
                                   Securities directly to
                                   the public at the public offering price set
                                   forth on the cover of this pricing supplement
                                   and part to certain dealers, at a price that
                                   represents a concession not in excess of
                                   $     per Security.

                                   The Agent may allow, and those selected
                                   dealers may reallow, a concession not in
                                   excess of $     per Security to other
                                   dealers. We expect to deliver the Securities against payment therefor in New York, New York on , 2005. After the initial offering of the Securities, the Agent may vary the offering price and other selling terms from time to time.

                                   In addition to the commission paid at the time of the initial offering of the Securities, commissions will be paid on a monthly basis to brokerage firms, including MS & Co. and its affiliates, whose clients purchased Securities in the initial offering and who continue to hold their Securities on the last business day of each month, beginning in August 2005 and ending in July 2011. These additional commissions will equal 0.06% multiplied by the average Net Entitlement Value per Security in each calendar month. The average Net Entitlement Value for any calendar month will equal the sum of the Net Entitlement Values of the Securities on each Trading Day during that month divided by the number of Trading Days in that calendar month. For example, if the average Net Entitlement Value for a calendar month were equal to $9.88, the Initial Net Entitlement Value, an additional commission of $0.005928 per Security would be paid in respect of that calendar month.

                                   These additional commissions, combined with the commission paid on the day the Securities were initially offered for sale to the public, will not in any event exceed 5.6% of the issue price per Security. You may find out the additional commissions paid per Security in any quarter by calling your broker or us at (212) 761-4000. See "Risk Factors--The brokerage firm at which you hold your securities and the broker through whom you hold your securities may have economic interests that are different from yours."

                                   In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities or stocks underlying the DJIA. Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering or may sell shares of the underlying stocks that it does not own, creating a naked short position in the Securities or the underlying stocks, respectively for its own account. The Agent must close out any naked short position by purchasing the Securities or underlying stocks in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities or the underlying stocks in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Securities or underlying stocks in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities. The Agent is not required to engage in these activities and may end any of these activities at any time. See "--Use of Proceeds and Hedging."

                                   An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of the Securities. See "--Use of Proceeds and Hedging."

                                   GENERAL

                                   No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                   The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                   BRAZIL

                                   The Securities may not be offered or sold to the public in Brazil. Accordingly, the offering of the Securities has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                   CHILE

                                   The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                   HONG KONG

                                   The Securities may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the Securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                   MEXICO

                                   The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                   SINGAPORE

                                   This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Securities to the public in Singapore.

United States Federal Income
Taxation........................   TAX TREATMENT OF U.S. HOLDERS

                                   THE FOLLOWING SUMMARY IS A GENERAL DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO YOU IF YOU ARE A BENEFICIAL OWNER OF THE SECURITIES WHO IS:

                                        o    an individual who is a citizen or
                                             resident of the United States, or

                                        o    a U.S. domestic corporation, or

                                        o    any other person that is subject to
                                             U.S. federal income tax on a net
                                             income basis in respect of your
                                             investment in the

                                             Securities (any of the foregoing, a
                                             "U.S. Holder").

                                   This summary is based on U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date of this pricing supplement, all of which are subject to change at any time (possibly with retroactive effect).

                                   This summary addresses the U.S. federal
                                   income tax consequences to you if you are an initial holder of the Securities who will purchase the Securities at the applicable issue price in the original issuance and who will hold the Securities as capital assets. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Securities by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers. Thus, for example, this summary does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual investment circumstances or if you are a taxpayer subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, certain financial institutions, insurance companies, tax exempt organizations, or persons who hold Securities as a part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment or who acquire Securities within 30 days of selling shares of any of the companies included in the BXD Index. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. You should consult with your tax advisor in determining whether an investment in Securities is appropriate for you in light of your personal tax circumstances.

                                   The following description of the treatment of Securities for U.S. federal income tax purposes is based on the advice of our special tax counsel, Cleary Gottlieb Steen & Hamilton LLP. The treatment of the Securities described above is not, however, binding on the Internal Revenue Service or the courts. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                   Taxation of Securities. The Securities should be treated for U.S. federal income tax purposes as prepaid cash settlement forward contracts with respect to the BXD Index under which:

                                        o    at the time of issuance of the
                                             Securities, you pay us a fixed
                                             amount of cash equal to the
                                             applicable issue price of the
                                             Securities in consideration for our
                                             obligation to deliver to you at
                                             maturity, or upon exchange or
                                             redemption, a cash amount equal to
                                             the Net Entitlement Value based on
                                             the performance of the BXD Index;

                                        o    beginning on August 30, 2005, until
                                             the maturity, exchange or
                                             redemption of the Securities, we
                                             will be obligated to make interim
                                             payments to you at the Interim
                                             Payment Rate on the

                                             Securities; and

                                        o    at maturity, or upon exchange or
                                             redemption, we will deliver to you
                                             a cash amount equal to the Net
                                             Entitlement Value based on the
                                             performance of the BXD Index, plus
                                             any accrued and unpaid interim
                                             payments, in full satisfaction of
                                             our obligation under such forward
                                             contract.

                                   Although there is no direct legal authority as to the proper tax treatment of the interim payments on the Securities, we intend to report those payments as ordinary income to you. Accordingly, under this treatment/characterization, you should expect that the interim payments on the Securities will be taxable to you as ordinary income at the time such amounts are accrued or received in accordance with your method of accounting. Upon the sale, exchange, maturity, redemption or other taxable disposition of the Securities, you generally should recognize capital gain or loss equal to the difference between the amount realized on disposition and your tax basis in the Securities. Your tax basis in the Securities generally should equal your cost for the Securities. Capital gain or loss generally should be long-term capital gain or loss if you held the Securities for more than one year at the time of disposition.

                                   Constructive Ownership. Section 1260 of the
                                   Code treats a taxpayer owning certain types of derivative positions in property as having "constructive ownership" in that property, with the result that all or a portion of the long-term capital gain recognized by such taxpayer with respect to the derivative position may be recharacterized as ordinary income. In addition, Section 1260 would impose an interest charge on the long-term capital gain that was recharacterized.
                                   Section 1260 in its current form would not apply to the Securities. However, Section 1260 authorizes the Treasury Department to promulgate regulations (possibly with retroactive effect) to expand the application of the "constructive ownership" regime. There is no assurance that the Treasury Department will not promulgate regulations to apply the regime to the Securities. If Section 1260 were to apply to the Securities, you would be required to treat all or a portion of the long-term capital gain (if any) that you recognize on sale, exchange, maturity, or other taxable disposition of the Securities as ordinary income, but only to the extent such long-term capital gain exceeds the long-term capital gain that you would have recognized if you had made a direct investment in shares of companies that are included in the BXD Index during the period in which you hold the Securities. It is possible that these rules could apply, for example, to recharacterize long-term capital gain on the Securities in whole or in part to the extent that a holder of shares of the relevant companies would have earned dividend income therefrom or would have recognized short-term capital gain from the disposition of the shares upon rebalancing of the BXD Index between the Original Issue Date and the date of the disposition of the Securities.

                                   Possible Alternative Tax Treatment. Due to the absence of authorities that directly address the proper characterization and tax treatment of the Securities or instruments similar to the Securities, it is possible that the IRS could seek to characterize the Securities in a manner that results in tax consequences to you different from those described under

                                   "Taxation of Securities." Alternative tax characterizations could affect the timing and character of income or loss from the Securities.

                                   Possible alternative treatments of the
                                   Securities could include: (i) recognition of income, gain or, possibly, loss when the components of the BXD Index change, for example when the call options in the BXD Index roll, when the BXD Index is rebalanced or when dividends on the shares underlying the BXD Index are paid; (ii) treatment of the Securities as contingent payment debt instruments subject to special Treasury regulations governing such instruments, in which case (x) current interim payment accruals in respect of the Securities would be determined by reference to the "comparable yield" for a Morgan Stanley debt instrument maturing on the Maturity Date, rather than by reference to the amount of current interim payments and (y) on the sale, exchange, maturity, or other taxable disposition of the Securities, you would recognize ordinary income, or ordinary loss, to the extent of your aggregate prior accruals of original issue discount, rather than capital gain or loss; and (iii) treatment of the Securities as consisting of a debt instrument and a forward contract or two or more options.

                                   PROSPECTIVE PURCHASERS ARE URGED TO CONSULT
                                   THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES.

                                   Backup Withholding and Information Reporting. You may be subject to information reporting and to backup withholding on the amounts paid to you, unless you are a corporation or come within certain other exempt categories or you provide proof of a correct taxpayer identification number on IRS Form W-9, and otherwise comply with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

                                   TAX TREATMENT OF NON-U.S. HOLDERS

                                   The following summary is a general discussion of the material U.S. federal income tax consequences that may be relevant to you if you are a beneficial owner of Securities who is a Non-U.S. Holder. A Non-U.S. Holder is a beneficial owner of a Security that for U.S. federal income tax purposes is:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                   Taxation of Securities. Because the
                                   characterization of the interim payments for U.S. federal income tax purposes is uncertain, if you are a Non-U.S. Holder, Morgan Stanley will withhold 30% U.S. federal income tax on the interim payments made with respect to the Securities. It may be possible to reduce this rate of tax under the portfolio interest exemption (which, subject to certain exceptions, exempts nonresident alien individuals and foreign corporations from tax on interest payments on debt from U.S. sources) or a U.S. income tax treaty. If you are eligible for a reduced rate of U.S. withholding tax pursuant to the portfolio interest exemption or a tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

                                   Any capital gain realized upon the sale, exchange, maturity, redemption, or other taxable disposition of the Securities by you generally will not be subject to U.S. federal income tax if such gain is not effectively connected with a U.S. trade or business of yours and, if you are an individual, you are not present in the United States for 183 days or more in the taxable year of the disposition.

                                   If you are a non-resident alien individual that is present in the United States for 183 days or more during the taxable year of the sale, exchange, redemption or other taxable disposition of a Security and certain other conditions are satisfied, you would be subject to a 30% U.S. federal income tax in respect of gains realized from such sale, exchange, redemption or disposition. If you are a Non-U.S. Holder of the Securities that is engaged in a trade or business in the United States and if your income from the Securities is effectively connected with the conduct of such trade or business, then you generally should be subject to regular U.S. federal income tax on such income in the same manner as if you were a U.S. Holder, in which case you would be exempt from the withholding tax. You should consult your own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Securities, including the possible imposition of a 30% branch profits tax.

                                   Estate Tax. If you are an individual who will be subject to U.S. federal estate tax only with respect to U.S. situs property (generally an individual who at death is neither a citizen nor a domiciliary of the United States) or an entity the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty benefit, a Security may be treated as U.S. situs property for U.S. federal estate tax purposes. You are urged to consult your own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

                                   Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with amounts paid to you in respect of the Securities. You will be subject to backup withholding in respect of such amounts paid to you, unless you comply with certain certification procedures establishing that you are not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that you are not a U.S. person) or otherwise establish an exemption. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

                                   YOU SHOULD CONSULT YOUR OWN TAX ADVISOR IN
                                   DETERMINING THE TAX CONSEQUENCES OF AN
                                   INVESTMENT IN THE SECURITIES, INCLUDING THE

                                   APPLICATION OF U.S. FEDERAL, STATE, LOCAL,
                                   FOREIGN OR OTHER TAX LAWS, AND THE POSSIBLE
                                   EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX
                                   LAWS.

                                                                         ANNEX A

       HISTORICAL AVERAGE PERCENTAGE RETURNS--DOW JONES INDUSTRIAL AVERAGE
                       CALL OPTION PREMIUMS AND DIVIDENDS

        The following bar chart sets forth the historical average percentage returns resulting from the option premiums received from the sale of successive one-month, at-the-money call options on the DJIA combined with the amount of dividends paid on the stocks underlying the DJIA for the years 1997 through 2004 (because the data for the BXD Index are available only from October 1997, the data for that year were annualized for purposes of this bar chart). The lightly shaded portion of each bar represents the average percentage return in the year represented by the bar, based on (i) the amount of option premiums received from the sale of successive one-month, at-the-money call options on the DJIA in that year and (ii) the average value of the DJIA on the roll dates in that year.(1) The average value of the DJIA on the roll dates in that year is also included. The darker shaded portion of each bar represents the annual dividend yield on the DJIA based on the value of the DJIA at the end of each year. The BXD Index participates in little or no appreciation of the DJIA but is subject to declines in the DJIA. We obtained the information relating to the option premiums received from the sale of successive one-month, at-the-money call options on the DJIA and the amount of dividends paid annually on the stocks underlying the DJIA from Bloomberg Financial Markets, in both cases, without independent verification. We refer to the annual returns resulting from the option premiums received from the sale of successive one-month, at-the-money call options on the DJIA combined with the amount of dividends paid annually on the stocks underlying the DJIA as the annual current yield of a buy-write strategy on the DJIA. The historical performance of the annual current yield of a buy-write strategy on the DJIA should not be taken as an indication of future performance, and no assurance can be given as to the annual current yield of a buy-write strategy on the DJIA over the term of the Securities.

     YEARLY DJIA INDEX CUMULATIVE CALL PREMKIUM & DIVIDENDS PAID 1997-2004

                [Bar chart depicting cumulative call premium and
                       dividends paid 1997-2004 omitted]

----------
1 Because the BXD Index represents the performance of a hypothetical buy-write strategy in which the option premium is functionally reinvested in the BXD Index on the day that it is received and is therefore subject to any declines in the DJIA during that month (i.e., from roll date to roll date), for purposes of determining the average percentage value of the option premiums received from the sale of successive one-month, at-the-money call options on the DJIA in that year, for any call option for which the DJIA was lower on the expiration date than

        As the bar graph indicates, the historical average percentage returns of the annual current yield of a buy-write strategy on the DJIA have averaged 27.02% since 1997, with a high of 34.36% in 1997 and a low of 14.73% in 2004.
Although the annual reduction of the net entitlement value of approximately 10% of the issue price of the securities due to the adjustment amount (a part of which allows for the payment of the interim payments at the rate of 8% per year) is lower than the historical average percentage returns of the annual current yield on a buy-write strategy on the DJIA, there is no guarantee that a payout on the securities upon exchange, redemption or at maturity will exceed the issue price of the Securities.

        For example, if the DJIA decreases, the returns of the option premiums received from the sale of successive one-month, at-the-money call options on the DJIA will be based on a lower base, or notional, amount. In addition, if the volatility of the DJIA decreases below its historical levels, the value of the option premiums received from the sale of successive one-month, at-the-money call options on the DJIA will also decrease as a percentage of the value of the DJIA. Also, there is no guarantee that the dividend yield of the stocks underlying the DJIA will remain at or above historical levels. As a result, if the DJIA decreases, the volatility of the DJIA decreases, and/or if the dividend yield of the stocks underlying the DJIA decreases, the annual current yield of a buy-write strategy on the DJIA may not be sufficient to offset the combined effect of (i) any decreases in the DJIA; (ii) the cumulative reduction of the net entitlement value due to the adjustment amount; and (iii) the initial net entitlement value being set at 1.20% less than the issue price for the securities.

        To illustrate, if the annual current yield on a buy-write strategy on the DJIA is 15 % (near the historical low in 2004), and if the average value of the DJIA during the initial year that the securities were outstanding were the same as the initial index level, the annual return on a $9.88 investment (an investment equivalent to the initial net entitlement value) would be $1.48, which is greater than the annual adjustment amount of $1.00 applied to the securities. By contrast, if the DJIA were to decline significantly, the annual current yield on a buy-write strategy on the DJIA could be less than the adjustment amount applied to the securities. For example, if the DJIA declined by 50%, and assuming that the annual current yield on a buy-write strategy on the DJIA continued to be 15%, the annual return on a $9.88 initial investment would be $.74, which is lower than the annual adjustment amount of $1.00 applied to the securities. In this example, the annual adjustment amount applied to the securities would reduce the net entitlement value by the excess of the annual adjustment amount over the annual current yield on a buy-write strategy on the DJIA. For examples of how the Adjustment Amount affects the payout on the Securities, see the hypothetical examples in "Hypothetical Payouts on the Securities at Maturity" in the Pricing Supplement.

--------------------------------------------------------------------------------
         on the roll date on which that option was deemed sold, the dollar value of that call option was reduced by the percentage decrease in the DJIA from the original sale date to the expiration date.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 10, 2004)

                                 $25,452,274,000

                            [LOGO OF MORGAN STANLEY]

                       GLOBAL MEDIUM-TERM NOTES, SERIES F

                             GLOBAL UNITS, SERIES F

                                   ----------

We, Morgan Stanley, may offer from time to time global medium-term notes, either alone or as part of a unit. The specific terms of any notes that we offer will be included in a pricing supplement. The notes will have the following general terms:

o   The notes will mature more than nine months from the date of issue.

o The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case, may be zero. Floating rates will be based on rates specified in the applicable pricing supplement.

o The notes will pay interest, if any, on the dates stated in the applicable pricing supplement.

o   The notes will be either senior or subordinated.

o The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

o The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The pricing supplement may also specify that the notes will have additional terms, including the following:

o The notes may be optionally or mandatorily exchangeable for securities of an entity that is affiliated or not affiliated with us, for a basket or index of those securities or for the cash value of those securities.

o Payments on the notes may be linked to currency prices, commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices.

o   The notes may be either callable by us or puttable by you.

Units may include any combination of notes, warrants or purchase contracts. Each warrant will either entitle or require you to purchase or sell, and each purchase contract will require you to purchase or sell, (1) securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, (2) currencies or (3) commodities. The specific terms of any units we offer will be included in the applicable pricing supplement.

                                   ----------

INVESTING IN THE NOTES OR UNITS INVOLVES RISKS. SEE "FOREIGN CURRENCY RISKS" BEGINNING ON PAGE S-5.

                                   ----------

                           PRICE TO                 AGENT'S                       PROCEEDS TO
                            PUBLIC                COMMISSIONS                       COMPANY
                       ----------------    -------------------------    -------------------------------
Per note or unit....          100%                .125% -.750%                 99.875% - 99.250%
Total...............   $ 25,452,274,000    $ 31,815,343 -190,892,055    $ 25,420,458,657-25,261,381,945

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc., our wholly-owned subsidiaries, have agreed to use reasonable efforts to solicit offers to purchase these securities as our agents. The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

                                   ----------

                                 MORGAN STANLEY

November 10, 2004

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUPPLEMENT
Summary..................................................................... S-3
Foreign Currency Risks...................................................... S-5
Description of Notes........................................................ S-7
Description of Units....................................................... S-27
The Depositary............................................................. S-30
Series F Notes and Series F Units Offered on a Global Basis................ S-31
United States Federal Taxation............................................. S-36
Plan of Distribution....................................................... S-50
Legal Matters.............................................................. S-52

                                                                            PAGE
                                                                            ----
PROSPECTUS

Summary....................................................................... 3
Where You Can Find More Information........................................... 7
Consolidated Ratios of Earnings to Fixed Charges and Earnings to
 Fixed Charges and Preferred Stock Dividends.................................. 9
Morgan Stanley............................................................... 10
Use of Proceeds.............................................................. 11
Description of Debt Securities............................................... 11
Description of Units......................................................... 20
Description of Warrants...................................................... 25
Description of Purchase Contracts............................................ 28
Description of Capital Stock................................................. 30
Forms of Securities.......................................................... 41
Plan of Distribution......................................................... 45
Legal Matters................................................................ 46
Experts...................................................................... 47
ERISA Matters for Pension Plans and Insurance Companies...................... 47

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

                                     SUMMARY

    The following summary describes the notes and units we are offering under this program in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.

    We, Morgan Stanley, may offer from time to time up to U.S. $25,452,274,000, or the equivalent of this amount in other currencies, of the medium-term notes and units described in this prospectus supplement. We will sell the notes and the units primarily in the United States, but we may also sell them outside the United States or both in and outside the United States simultaneously. We refer to the notes and units offered under this prospectus supplement as our "Series F medium-term notes" and our "Series F units." We refer to the offering of the Series F medium-term notes and the Series F units as our "Series F program."

GENERAL TERMS OF THE NOTES.........   o   The notes will mature more than nine
                                          months from the date of issuance and
                                          will pay interest, if any, on the
                                          dates specified in the applicable
                                          pricing supplement.
                                      o   The notes will bear interest at either
                                          a fixed rate or a floating rate that
                                          varies during the lifetime of the
                                          relevant notes, which, in either case,
                                          may be zero.
                                      o   The notes will be issued in U.S.
                                          dollars unless we specify otherwise in
                                          the applicable pricing supplement.
                                      o   The notes will be either senior or
                                          subordinated.
                                      o   The notes may be either callable by us
                                          or puttable by you.
                                      o   The notes may be optionally or
                                          mandatorily exchangeable for
                                          securities of an entity that is
                                          affiliated or not affiliated with us,
                                          for a basket or index of those
                                          securities or for the cash value of
                                          those securities.
                                      o   Payments of principal and/or interest
                                          on the notes may be linked to currency
                                          prices, commodity prices, securities
                                          of entities affiliated or not
                                          affiliated with us, baskets of those
                                          securities or indices.
                                      o   We may issue amortizing notes that pay
                                          a level amount in respect of both
                                          interest and principal amortized over
                                          the life of the note.
                                      o   The notes may be issued either alone
                                          or as a part of a unit with any
                                          combination of other securities.
                                      o   We may from time to time, without your
                                          consent, create and issue additional
                                          notes with the same terms as notes
                                          previously issued so that they may be
                                          combined with the earlier issuance.
                                      o   The notes will be held in global form
                                          by The Depository Trust Company,
                                          unless we specify otherwise in the
                                          applicable pricing supplement.
                                      o   The notes will not be listed on any
                                          securities exchange, unless we specify
                                          otherwise in the applicable pricing
                                          supplement.

GENERAL TERMS OF UNITS.............   o   Units may include any combination of
                                          notes, warrants or purchase contracts.
                                      o   Warrants will entitle or require you
                                          to purchase from us or sell to us:
                                          o   securities issued by us or by an
                                              entity affiliated or not
                                              affiliated with us, a basket of
                                              those securities, an index or
                                              indices of those securities or any
                                              combination of the above;
                                          o   currencies; or
                                          o   commodities.
                                          The pricing supplement will explain
                                          how we or, if specified, you may
                                          satisfy any obligations under the
                                          warrants through the delivery of the
                                          underlying securities, currencies or
                                          commodities or, in the case of
                                          underlying securities or commodities,
                                          the cash value of the underlying
                                          securities or commodities.
                                      o   Purchase contracts included in units
                                          will require you to purchase or sell:
                                          o   securities issued by us or by an
                                              entity affiliated or not
                                              affiliated with us, a basket of
                                              those securities, an index or
                                              indices of those securities or any
                                              combination of the above;
                                          o   currencies; or
                                          o   commodities.
                                          A purchase contract issued as part of
                                          a unit may be either prepaid or paid
                                          at settlement. The applicable pricing
                                          supplement will explain the methods by
                                          which you may purchase or sell the
                                          specified securities, currencies or
                                          commodities at the settlement of the
                                          purchase contract and any
                                          acceleration, cancellation or
                                          termination provisions or other
                                          provisions relating to the settlement
                                          of the purchase contract.
                                      o   The applicable pricing supplement will
                                          indicate whether and under what
                                          circumstances securities included in a
                                          unit may be separated from the other
                                          securities comprised by that unit.

FORMS OF SECURITIES................   The securities that we offer under our
                                      Series F program will be issued in fully registered form and will be represented either by a global security registered in the name of a nominee of The Depository
                                      Trust Company, as depositary, or by
                                      certificates issued in definitive form, as set forth in the applicable pricing supplement. We will not issue book-entry securities as certificated securities except under the circumstances described in "Forms of Securities--Global
                                      Securities" in the prospectus. For
                                      information on The Depository Trust
                                      Company's book-entry system, see "The
                                      Depositary" in this prospectus supplement.

HOW TO REACH US....................   You may contact us at our principal
                                      executive offices at 1585 Broadway, New
                                      York, New York 10036 (telephone number
                                      (212) 761-4000).

                             FOREIGN CURRENCY RISKS

    YOU SHOULD CONSULT YOUR FINANCIAL AND LEGAL ADVISORS AS TO ANY SPECIFIC RISKS ENTAILED BY AN INVESTMENT IN NOTES, UNITS OR ANY OF THE SECURITIES INCLUDED IN UNITS THAT ARE DENOMINATED OR PAYABLE IN, OR THE PAYMENT OF WHICH IS LINKED TO THE VALUE OF, FOREIGN CURRENCY. THESE NOTES, UNITS OR OTHER SECURITIES ARE NOT APPROPRIATE INVESTMENTS FOR INVESTORS WHO ARE NOT SOPHISTICATED IN FOREIGN CURRENCY TRANSACTIONS.

    THE INFORMATION SET FORTH IN THIS PROSPECTUS SUPPLEMENT IS DIRECTED TO PROSPECTIVE PURCHASERS WHO ARE UNITED STATES RESIDENTS. WE DISCLAIM ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS WHO ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES OF ANY MATTERS ARISING UNDER FOREIGN LAW THAT MAY AFFECT THE PURCHASE OF OR HOLDING OF, OR THE RECEIPT OF PAYMENTS ON, THE NOTES, UNITS OR ANY SECURITIES INCLUDED IN THE UNITS. THESE PERSONS SHOULD CONSULT THEIR OWN LEGAL AND FINANCIAL ADVISORS CONCERNING THESE MATTERS.

EXCHANGE RATES AND EXCHANGE CONTROLS MAY AFFECT THE SECURITIES' VALUE OR RETURN

    General Exchange Rate and Exchange Control Risks. An investment in a note, unit or any security included in a unit that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. These risks generally depend on economic and political events over which we have no control.

    Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any note, unit or security included in a unit. Depreciation against the U.S. dollar of the currency in which a note, unit or security included in a unit is payable would result in a decrease in the effective yield of the note below its coupon rate or in the payout of the unit or security included in the unit and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked note, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that note.

    There May Be Specific Exchange Rate Risks Applicable to Warrants and Purchase Contracts. Fluctuations in the rates of exchange between U.S. dollars and any other currency (i) in which the exercise price of a warrant or the purchase price of a purchase contract is payable, (ii) in which the value of the property underlying a warrant or purchase contract is quoted or (iii) to be purchased or sold by exercise of a warrant or pursuant to a purchase contract or in the rates of exchange among any of these foreign currencies may change the value of a warrant, a purchase contract or a unit that includes a warrant or purchase contract. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant or purchase contract were such that the warrant or purchase contract appeared to be "in the money."

    We Have No Control Over Exchange Rates. Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

    As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (i) notes denominated or payable in currencies other than U.S. dollars, (ii) currency-linked notes, (iii) warrants or purchase contracts where the exercise price or the purchase price is denominated in a foreign currency or where the value of the property underlying the warrants or purchase contracts is quoted in a foreign currency and (iv) warrants or purchase contracts to purchase or sell foreign currency.

    We will not make any adjustment or change in the terms of the notes, units or any security included in a unit in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

    Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

    Alternative Payment Method Used if Payment Currency Becomes Unavailable. If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in "Description of Notes--Interest and Principal Payments" below.

    We Will Provide Currency Exchange Information in Pricing Supplements. The applicable pricing supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any note, unit or security included in a unit denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

CURRENCY CONVERSIONS MAY AFFECT PAYMENTS ON SOME SECURITIES

    The applicable pricing supplement may provide for (i) payments on a non-U.S. dollar denominated note, unit or any security included in a unit to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated note, unit or any security included in a unit to be made in a currency other than U.S. dollars. In these cases, Morgan Stanley & Co. Incorporated, in its capacity as exchange rate agent, or a different exchange rate agent identified in the pricing supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments. Morgan Stanley & Co. Incorporated is our affiliate.

EXCHANGE RATES MAY AFFECT THE VALUE OF A NEW YORK JUDGMENT INVOLVING NON-U.S. DOLLAR SECURITIES

    The notes, units, warrants and purchase contracts will be governed by and construed in accordance with the laws of the State of New York. If a New York court were to enter a judgment in an action on any notes, units, warrants or purchase contracts denominated in a foreign currency, such court would either enter a judgment in U.S. dollars based on the prevailing rate of exchange between the foreign currency and U.S. dollars on the date such judgment is entered or enter judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

    ADDITIONAL RISKS SPECIFIC TO PARTICULAR SECURITIES ISSUED UNDER OUR SERIES F PROGRAM WILL BE DETAILED IN THE APPLICABLE PRICING SUPPLEMENTS.

                              DESCRIPTION OF NOTES

    Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the prospectus. This section supplements that description. THE PRICING SUPPLEMENT WILL ADD SPECIFIC TERMS FOR EACH ISSUANCE OF NOTES AND MAY MODIFY OR REPLACE ANY OF THE INFORMATION IN THIS SECTION AND IN "DESCRIPTION OF DEBT SECURITIES" IN THE PROSPECTUS. If a note is offered as part of a unit, investors should also review the information in "Description of Units" in the prospectus and in this prospectus supplement.

    The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

    o   Capital Units ("Description of Capital Stock--Outstanding Capital
        Stock")
    o   Senior Debt Indenture ("Description of Debt Securities--Indentures")
    o senior indebtedness ("Description of Debt Securities--Subordination Provisions")
    o   Subordinated Debt Indenture ("Description of Debt
        Securities--Indentures")

GENERAL TERMS OF NOTES

    We may issue notes under the Senior Debt Indenture or the Subordinated Debt Indenture. The Series F medium-term notes issued under each indenture, together with our Series G and Series H global medium-term notes, referred to below under "Plan of Distribution," will constitute a single series under that indenture, together with any medium-term notes we issue in the future under that indenture that we designate as being part of that series. We may create and issue additional notes with the same terms as previous issuances of Series F medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

    Outstanding Indebtedness of Morgan Stanley. Neither indenture limits the amount of additional indebtedness that we may incur. At August 31, 2004, we had approximately $76 billion aggregate principal amount of debt securities outstanding under an amended and restated senior indenture, dated May 1, 1999, between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, and approximately $4 billion aggregate principal amount of debt securities outstanding under an amended and restated subordinated indenture, dated May 1, 1999, between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., successor to The First National Bank of Chicago), as trustee. For the purposes of this paragraph, these amounts include (i) for any debt security sold with original issue discount, the issue price of that debt security plus all discount accreted as of August 31, 2004, and (ii) for any debt security denominated in a foreign currency, the U.S. dollar equivalent on August 31, 2004 of the issue price of that debt security.

    Ranking. Notes issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Notes issued under the Subordinated Debt Indenture will rank on a parity with all of our other subordinated indebtedness and, together with all of our other subordinated indebtedness, will be subordinated in right of payment to the prior payment in full of our senior indebtedness. See Description of Debt Securities Subordination Provisions in the prospectus. At August 31, 2004, we had outstanding approximately $107 billion of senior indebtedness (including approximately $7.5 billion of senior indebtedness consisting of guaranteed obligations of the indebtedness of subsidiaries), approximately $4 billion of subordinated indebtedness that will rank on a parity with notes issued under the Subordinated Debt Indenture, approximately $2.9 billion of junior subordinated indebtedness and approximately $66 million of Capital Units. Subsequent to August 31, 2004 and through October 31, 2004, additional senior notes in an aggregate principal amount of approximately $1.7 billion were issued and repayments of $0.6 billion were made.

    Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of our Series F medium-term notes to the extent applicable:

    o   the specific designation of the notes;

    o   the issue price (price to public);

    o   the aggregate principal amount;

    o   the denominations or minimum denominations;

    o   the original issue date;

    o   whether the notes are senior or subordinated;

    o the stated maturity date and any terms related to any extension of the maturity date;

    o whether the notes are fixed rate notes, floating rate notes, notes with original issue discount and/or amortizing notes;

    o for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

    o for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

    o   whether interest will be payable in cash or payable in kind;

    o   if the note is an amortizing note, the amortization schedule;

    o whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

    o whether the notes are currency-linked notes and/or notes linked to commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices;

    o the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities affiliated or not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

    o   whether the notes are renewable notes;

    o if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

    o   whether the notes will be listed on any stock exchange;

    o   whether the notes will be issued in book-entry or certificated form;

    o if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

    o   any other terms on which we will issue the notes.

    Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

    A "business day" means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in The City of New York or (b) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for notes denominated in Australian dollars, in Sydney, and (ii) for notes denominated in euro, a day that is also a TARGET Settlement Day.

    "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

    "Depositary" means The Depository Trust Company, New York, New York.

    "Euro LIBOR notes" means LIBOR notes for which the index currency is euros.

    "Euroclear operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

    An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

    "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

    The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

    "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

    References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America.

FORMS OF NOTES

    We will offer the notes on a continuing basis and will issue notes only in fully registered form either as book-entry notes or as certificated notes. We may issue the notes either alone or as part of a unit. References to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

    Book-Entry Notes. For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under "Forms of Securities--Global Securities," you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

    Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global notes representing book-entry notes is set forth under "The Depositary" in this prospectus supplement. The Depositary has confirmed to us, the agents and each trustee that it intends to follow these procedures.

    Certificated Notes. If we issue notes in certificated form, the certificate will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

    Denominations. We will issue the notes:

    o for U.S. dollar-denominated notes, in denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

    o for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under "--Interest and Principal Payments--Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

    New York Law to Govern. The notes will be governed by, and construed in accordance with, the laws of the State of New York.

INTEREST AND PRINCIPAL PAYMENTS

    Payments, Exchanges and Transfers. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at the agency in the Borough of Manhattan, The City of New York, maintained by us for that purpose. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of Securities--Global Securities" in the prospectus. On the date of this prospectus supplement, the agent for the payment, transfer and exchange of the senior notes is JPMorgan Chase Bank, acting through its corporate trust office at 4 New York Plaza, New York, New York 10004. On the date of this prospectus supplement, the agent for the payment, transfer and exchange of the subordinated notes is J.P. Morgan Trust Company, National Association, acting through its corporate trust office at 4 New York Plaza, New York, New York 10004. We refer to each of JPMorgan Chase Bank and J.P. Morgan Trust Company, National Association, each acting in this capacity for the respective notes, as the paying agent.

    We will not be required to:

    o register the transfer of or exchange any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

    o register the transfer of or exchange notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

    o register the transfer of or exchange any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

    No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

    Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

    Recipients of Payments. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest or, in the case of an amortizing note, principal and interest, on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

    Book-Entry Notes. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

    Certificated Notes. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

    o by check mailed to the address of the person entitled to payment as shown on the note register; or

    o for a holder of at least $10,000,000 in aggregate principal amount of certificated notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

    Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner's interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

    o The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

    o The participant must notify the Depositary of the beneficial owner's election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    o The Depositary will notify the paying agent of the beneficial owner's election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

    Payment Procedures for Certificated Notes Denominated in a Foreign
Currency. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

    o for payments of interest, on or prior to the fifth business day after the applicable record date; or

    o for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

    o at least five business days prior to the applicable record date, for payment of interest; or

    o at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

    o by wire transfer of immediately available funds in the specified currency to the holder's account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder's written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

    o by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will only pay the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

    Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency. The exchange rate agent will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

    o of the specified currency for U.S. dollars for settlement on the payment date;

    o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

    o   at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

    Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

    o of the specified currency for U.S. dollars for settlement on the payment date;

    o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

    o   at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

    These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

    Discount Notes. Some notes may be considered to be issued with original issue discount, which must be included in income for United States federal income tax purposes at a constant yield. See "United States Federal Taxation--Notes--Discount Notes" below. If the principal of any note that is considered to be issued with original issue discount is declared to be due and payable immediately as described under "Description of Debt Securities--Events of Default" in the prospectus, the amount of principal due and payable on that note will be limited to:

    o   the aggregate principal amount of the note multiplied by the sum of

        o its issue price, expressed as a percentage of the aggregate principal amount, plus

        o the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

The amortization will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of declaration. See the applicable pricing supplement for any special considerations applicable to these notes.

FIXED RATE NOTES

    Each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

    How Interest Is Calculated. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

    How Interest Accrues. Interest on fixed rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "--If a Payment Date Is Not a Business Day."

    When Interest Is Paid. Payments of interest on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    Amount of Interest Payable. Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

    If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

    Amortizing Notes. A fixed rate note may pay a level amount in respect of both interest and principal amortized over the life of the note. Payments of principal and interest on amortizing notes will be made on the interest payment dates specified in the applicable pricing supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing note.

FLOATING RATE NOTES

    Each floating rate note will mature on the date specified in the applicable pricing supplement.

    Each floating rate note will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:

    o   the CD rate;

    o   the commercial paper rate;

    o   EURIBOR;

    o   the federal funds rate;

    o   LIBOR;

    o   the prime rate;

    o   the Treasury rate;

    o   the CMT rate; or

    o any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate note.

    Formula for Interest Rates. The interest rate on each floating rate note will be calculated by reference to:

    o   the specified base rate based on the index maturity;

    o   plus or minus the spread, if any; and/or

    o   multiplied by the spread multiplier, if any.

    For any floating rate note, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating rate note. The "spread multiplier" is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note. The interest rate on any inverse floating rate note will also be calculated by reference to a fixed rate.

    Limitations on Interest Rate. A floating rate note may also have either or both of the following limitations on the interest rate:

    o a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate"; and/or

    o a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

    In addition, the interest rate on a floating rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

    How Floating Interest Rates Are Reset. The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

    o for federal funds rate notes and prime rate notes, the interest determination date will be on the business day prior to the interest rate reset date;

    o for CD rate notes, commercial paper rate notes and CMT rate notes, the interest determination date will be the second business day prior to the interest reset date;

    o for EURIBOR notes or Euro LIBOR notes, the interest determination date will be the second TARGET Settlement Day, as defined above under "--General Terms of Notes--Some Definitions," prior to the interest reset date;

    o for LIBOR notes (other than Euro LIBOR notes), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the index currency is pounds sterling will be the interest reset date;

    o for Treasury rate notes, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the interest reset date, the interest determination date will be that preceding Friday; and

    o for notes with two or more base rates, the interest determination date will be the latest business day that is at least two business days before the applicable interest reset date on which each base rate is determinable.

If Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day.

    The interest reset dates will be specified in the applicable pricing supplement. If an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

    The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

    In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, or (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

    How Interest Is Calculated. Interest on floating rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "--If a Payment Date Is Not a Business Day."

    The applicable pricing supplement will specify a calculation agent for any issue of floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate note.

    For a floating rate note, accrued interest will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

    o by 360, in the case of CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes, except for LIBOR notes denominated in pounds sterling, and prime rate notes;

    o   by 365, in the case of LIBOR notes denominated in pounds sterling; or

    o by the actual number of days in the year, in the case of Treasury rate notes and CMT rate notes.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

    All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to ..00001%, and all U.S. dollar amounts used in or resulting from these calculations on floating rate notes will be rounded to the nearest cent, with one-half cent rounded upward. All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 rounded up to .01.

    When Interest Is Paid. We will pay interest on floating rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    If a Payment Date Is Not a Business Day. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

BASE RATES

    CD Rate Notes

    CD rate notes will bear interest at the interest rates specified in the CD rate notes and in the applicable pricing supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "CD rate" means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

    The following procedures will be followed if the CD rate cannot be determined as described above:

    o If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    Commercial Paper Rate Notes

    Commercial paper rate notes will bear interest at the interest rates specified in the commercial paper rate notes and in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for U.S dollar commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper--Nonfinancial."

    The following procedures will be followed if the commercial paper rate cannot be determined as described above:

    o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper--Nonfinancial."

    o If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating agency.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "money market yield" will be a yield calculated in accordance with the following formula:

                                        D x 360
              money market yield = ----------------  x  100
                                     360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    EURIBOR Notes

    EURIBOR notes will bear interest at the interest rates specified in the EURIBOR notes and in the applicable pricing supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m., Brussels time.

    The following procedures will be followed if the rate cannot be determined as described above:

    o If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

    o If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

    o If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Euro-zone" means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

    Federal Funds Rate Notes

    Federal funds rate notes will bear interest at the interest rates specified in the federal funds rate notes and in the applicable pricing supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "federal funds rate" means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120."

    The following procedures will be followed if the federal funds rate cannot be determined as described above:

    o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Federal Funds (Effective)."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us.

    o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    LIBOR Notes

    LIBOR notes will bear interest at the interest rates specified in the LIBOR notes and in the applicable pricing supplement. That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The calculation agent will determine LIBOR for each interest determination date as follows:

    o   As of the interest determination date, LIBOR will be either:

        o if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

        o if "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

    o If (i) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable pricing supplement, or (ii) no rate appears and the applicable pricing supplement specifies either (a) "LIBOR Telerate" or (b) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

    o If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

    o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

    "Designated LIBOR Page" means either (i) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Money 3000 Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

    If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

    Prime Rate Notes

    Prime rate notes will bear interest at the interest rates specified in the prime rate notes and in the applicable pricing supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "prime rate" means, for any interest determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

    The following procedures will be followed if the prime rate cannot be determined as described above:

    o If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan."

    o If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

    o If fewer than four rates for that interest determination date appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

    o If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Money 3000 Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

    Treasury Rate Notes

    Treasury rate notes will bear interest at the interest rates specified in the Treasury rate notes and in the applicable pricing supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "Treasury rate" means:

    o the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57"; or

    o if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the
        H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

    o if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

    o if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

    o if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

    o if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

    o if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                          D x N
              bond equivalent yield = -------------  x  100
                                      360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    CMT Rate Notes

    CMT rate notes will bear interest at the interest rates specified in the CMT rate notes and in the applicable pricing supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "CMT rate" means, for any interest determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption "... Treasury Constant Maturities ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

    o the rate on that interest determination date, if the Designated CMT Telerate Page is 7051; and

    o the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

    The following procedures will be followed if the CMT rate cannot be determined as described above:

    o If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

    o If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

    o If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a "reference dealer," in The City of New York, which may include the agent or another affiliate of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes," with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

    o If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding sentence, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding sentence, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

    o If three or four, and not five, of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

    o If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Designated CMT Telerate Page" means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable pricing supplement, for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

RENEWABLE NOTES

    We may also issue variable rate renewable notes which will bear interest at a specified rate that will be reset periodically based on a base rate and any spread and/or spread multiplier, subject to the minimum interest rate and the maximum interest rate, if any. Any renewable notes we issue will be book-entry floating rate notes. The general terms of the renewable notes are described below.

    Automatic Extension of Maturity. The renewable notes will mature on the date specified in the applicable pricing supplement, which we refer to as the "initial maturity date." On the interest payment dates in each year specified in the applicable pricing supplement, each of which is treated as an election date under the terms of the renewable notes, the maturity of the renewable notes will automatically be extended to the interest payment date occurring twelve months after the election date, unless the holder elects to terminate the automatic extension of maturity for all or any portion of the principal amount of that holder's note. However, the maturity of the renewable notes may not be extended beyond the final maturity date, which will be specified in the applicable pricing supplement.

    Holder's Option to Terminate Automatic Extension. On an election date, the holder may elect to terminate the automatic extension of the maturity of the renewable notes or of any portion of the renewable note having a principal amount of $1,000 or any integral multiple of $1,000. To terminate the extension, the holder must deliver a notice to the paying agent within the time frame specified in the applicable pricing supplement. This option may be exercised for less than the entire principal amount of the renewable notes, as long as the principal amount of the remainder is at least $1,000 or any integral multiple of $1,000.

    If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and this election is not revoked as described below, that portion will become due and payable on the interest payment date falling six months after the applicable election date.

    Revocation of Election by Holder. The holder may revoke an election to terminate the automatic extension of maturity as to any portion of the renewable notes having a principal amount of $1,000 or any integral multiple of $1,000. To do so, the holder must deliver a notice to the paying agent on any day after the election to terminate the automatic extension of maturity is effective and prior to the fifteenth day before the date on which that portion would otherwise mature. The holder may revoke the election for less than the entire principal amount of the renewable notes as long as the principal amount of both the portion whose maturity is to be terminated and the remainder whose maturity is to be extended is at least $1,000 or any integral multiple of $1,000. However, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

    An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon that subsequent holder.

    Redemption of Notes at Company's Option. We have the option to redeem renewable notes in whole or in part on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement. The redemption price will be equal to 100% of the principal amount of the renewable notes to be redeemed, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, we will mail a notice of redemption to each holder by first-class mail, postage prepaid, at least 180 days and not more than 210 days prior to the date fixed for redemption.

    Remarketing of Notes. We may issue renewable notes with the spread or spread multiplier to be reset by a remarketing agent in remarketing procedures. A description of the remarketing procedures, the terms of the remarketing agreement between us and the remarketing agent and the terms of any additional agreements with other parties that may be involved in the remarketing procedures will be set forth in the applicable pricing supplement and in the relevant renewable notes.

EXCHANGEABLE NOTES

    We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

    o   the securities of an entity affiliated or not affiliated with us;

    o   a basket of those securities;

    o   an index or indices of those securities; or

    o   any combination of, or the cash value of, any of the above.

    The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

    Optionally Exchangeable Notes. The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

    Mandatorily Exchangeable Notes. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

    Payments upon Exchange. The applicable pricing supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

    Special Requirements for Exchange of Global Securities. If an optionally exchangeable note is represented by a global note, the Depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

    Payments upon Acceleration of Maturity or upon Tax Redemption. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

    o an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

    o a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

NOTES LINKED TO COMMODITY PRICES, SINGLE SECURITIES, BASKETS OF SECURITIES OR INDICES

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to one or more commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices of those securities. These notes may include other terms, which will be specified in the relevant pricing supplement.

CURRENCY-LINKED NOTES

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

    o information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

    o the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency";

    o the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency";

    o the interest rate per annum and the dates on which we will make interest payments;

    o specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

    o   additional tax considerations, if any.

    The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

REDEMPTION AND REPURCHASE OF NOTES

    Optional Redemption by Morgan Stanley. If applicable, the pricing supplement will indicate the terms of our option to redeem the notes.

    Notice of Redemption. We will mail a notice of redemption to each holder or, in the case of global notes, to the Depositary, as holder of the global notes, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable pricing supplement, to the address of each holder as that address appears upon the books maintained by the paying agent. The notes, except for amortizing notes, will not be subject to any sinking fund.

    Repayment at Option of Holder. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date or dates specified prior to its maturity date. The repayment price will be equal to 100% of the principal amount of the note, together with accrued interest to the date of repayment. For notes issued with original issue discount, the pricing supplement will specify the amount payable upon repayment.

    For us to repay a note, the paying agent must receive at least 15 days but not more than 30 days prior to the repayment date:

    o the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

    o a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that note and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

    Except in the case of renewable notes, exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

    Special Requirements for Optional Repayment of Global Notes. If a note is represented by a global note, the Depositary or the Depositary's nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

    Open Market Purchases by Morgan Stanley. We may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

REPLACEMENT OF NOTES

    At the expense of the holder, we may, in our discretion, replace any notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered notes, or satisfactory evidence of the destruction, loss or theft of the notes must be delivered to us, the paying agent, the registrar, in the case of registered notes, and the applicable trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered notes, and the applicable trustee may be required before a replacement note will be issued.

                             DESCRIPTION OF UNITS

    Investors should carefully read the general terms and provisions of our units in "Description of Units" in the prospectus. This section supplements that description. THE PRICING SUPPLEMENT WILL ADD SPECIFIC TERMS FOR EACH ISSUANCE OF UNITS AND MAY MODIFY OR REPLACE ANY OF THE INFORMATION IN THIS SECTION AND IN "DESCRIPTION OF UNITS" IN THE PROSPECTUS. If a note is offered as part of a unit, investors should also review the information in "Description of Debt Securities" in the prospectus and in "Description of Notes" in this prospectus supplement. If a warrant is offered as part of a unit, investors should also review the information in "Description of Warrants" in the prospectus. If a purchase contract is offered as part of a unit, investors should also review the information in "Description of Purchase Contracts" in the prospectus.

    The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

    o   purchase contract ("Description of Purchase Contracts")

    o   purchase contract property ("Description of Purchase Contracts")

    o   Unit Agreement ("Description of Units")

    o   warrant ("Description of Warrants--Offered Warrants")

    o warrant agent ("Description of Warrants--Significant Provisions of the Warrant Agreements")

    o   warrant property ("Description of Warrants--Offered Warrants")

FURTHER INFORMATION ON UNITS

    Terms Specified in Pricing Supplement. We may issue from time to time units that may include one or more notes, warrants or purchase contracts.

    The applicable pricing supplement will describe:

    o the designation and the terms of the units and of the notes, warrants or purchase contracts or any combination of notes, warrants or purchase contracts, included in those units, including whether and under what circumstances those notes, warrants or purchase contracts may be separately traded;

    o   any additional terms of the Unit Agreement; and

    o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units, or of the notes, warrants and purchase contracts constituting those units.

    Units will be issued only in fully registered form, in denominations of whole units only, with face amounts as indicated in the applicable pricing supplement.

    Warrants will entitle or require you to purchase from us or sell to us:

    o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

    o   currencies; or

    o   commodities.

    Purchase contracts included in units will require you to purchase or sell:

    o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

    o   currencies; or

    o   commodities.

    Payments on Units and Securities Comprised by Units. At the office of the unit agent in the Borough of Manhattan, The City of New York, maintained by us for that purpose, the holder may:

    o present the units, accompanied by each of the securities then comprised by that unit, for payment or delivery of warrant property or purchase contract property or any other amounts due;

    o   register the transfer of the units; and

    o exchange the units, except that book-entry units will be exchangeable only in the manner and to the extent set forth under "Forms of Securities--Global Securities" in the prospectus.

    On the date of this prospectus supplement, the agent for the payment, transfer and exchange of units is JPMorgan Chase Bank, as unit agent, acting through its corporate trust office at 4 New York Plaza, New York, New York 10004. The holder will not pay a service charge for any registration of transfer or exchange of the units or of any security included in a unit or interest in the unit or security included in a unit, except for any tax or other governmental charge that may be imposed.

    Although we anticipate making payments of principal, premium, if any, and interest, if any, on most units in U.S. dollars, some units may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on units that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

BOOK-ENTRY UNITS

    Book-Entry System. For each issuance of units in book-entry form, we will issue a single registered global unit representing the entire issue of units. Each registered global unit representing book-entry units, and each global security included in that unit, will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary. You may not exchange certificated units for book-entry units or interests in book-entry units. In addition, except as described in the prospectus under "Forms of Securities--Global Securities," you may not exchange book-entry units or interests in book-entry units for certificated units.

    Special Requirements for Exercise of Rights for Global Units. If a book-entry unit represented by a registered global unit:

    o includes a warrant entitling the holder to exercise the warrant to purchase or sell warrant property,

    o includes any note or purchase contract that entitles the holder to redeem, accelerate or take any other action concerning that note or purchase contract, or

    o otherwise entitles the holder of the unit to take any action under the unit or any security included in that unit,

then, in each of the cases listed above, the Depositary's nominee will be the only entity that can exercise those rights.

    In order to ensure that the Depositary's nominee will timely exercise a right conferred by a unit or by the securities included in that unit, the beneficial owner of that unit must instruct the broker or other direct or indirect participant through which it holds an interest in that unit to notify the Depositary of its desire to exercise that right. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a unit in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

    A further description of the Depositary's procedures for registered global securities representing book-entry securities, including registered global units and the other registered global securities included in the registered global units, is set forth in this prospectus supplement under "The Depositary." The Depositary has confirmed to us, the unit agent, the collateral agent, the paying agent, the warrant agent and each trustee that it intends to follow those procedures.

                                 THE DEPOSITARY

    The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the Depositary's nominee.

    The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The Depositary's direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary's book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

    Purchases of the securities under the Depositary's system must be made by or through its direct participants, which will receive a credit for the securities on the Depositary's records. The ownership interest of each actual purchaser of each security (the "beneficial owner") is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

    To facilitate subsequent transfers, all securities deposited with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co, or such other name as may be requested by the Depositary. The deposit of securities with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the securities; the Depositary's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary's procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

    Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary's practice is to credit direct participants' accounts upon the Depositary's receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the Depositary is the responsibility of us or of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

    The Depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. See "Forms of Securities--Global Securities" in the prospectus.

    We may decide to discontinue use of the system of book-entry transfers through the Depositary or any successor depositary. We understand, however, that under its current practices, the Depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. See "Forms of Securities--Global Securities" in the prospectus.

    According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

    The information in this section concerning the Depositary and Depositary's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time.

           SERIES F NOTES AND SERIES F UNITS OFFERED ON A GLOBAL BASIS

    If we offer any of the securities under our Series F Program on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in this section under "--Book-Entry, Delivery and Form" and "--Global Clearance and Settlement Procedures" will apply to every offering on a global basis. The additional provisions described under "--Tax Redemption" and "--Payment of Additional Amounts" will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

BOOK-ENTRY, DELIVERY AND FORM

    The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold interests in the registered global securities in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and JPMorgan Chase Bank will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, acting in this depositary capacity, as the "U.S. depositary" for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

    Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, "Clearstream, Luxembourg customers," and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream,

Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

    Distributions with respect to the securities held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

    The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, "Euroclear participants," and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

    The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

    The Euroclear operator provides Euroclear participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

    Non-participants of Euroclear may acquire, hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the "terms and conditions." The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions with respect to the securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

    Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

    Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

    Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

    The Euroclear operator further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

    The Euroclear operator further advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator's records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

    Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

    Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation.

    Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the securities among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

    A further description of the Depositary's procedures with respect to the registered global securities is set forth in this prospectus supplement under "The Depositary." The Depositary has confirmed to us, the agents and each trustee that it intends to follow those procedures.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

    Initial settlement for the securities offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary's participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

    Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

    Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

    Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

TAX REDEMPTION

    If specified in the applicable pricing supplement, we may redeem, in whole but not in part, any of the securities under our Series F Program offered on a global basis at our option at any time prior to maturity, upon the giving of a notice of tax redemption as described below, at a redemption price equal to 100% of the principal amount of those securities, except as otherwise specified in the applicable pricing supplement, together with accrued interest to the date fixed for redemption, if we determine that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation, or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable pricing supplement, we have or will become obligated to pay additional amounts, as defined below under "--Payment of Additional Amounts", with respect to any of those securities as described below under "--Payment of Additional Amounts." See "Description of Notes--Exchangeable Notes--Payments upon Acceleration of Maturity or upon Tax Redemption." Prior to the giving of any notice of tax redemption pursuant to this paragraph, we will deliver to the trustee:

    o a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

    o an opinion of independent legal counsel satisfactory to the trustee to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate;

provided that no notice of tax redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment in respect of the securities were then due.

    Notice of tax redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice will be given in accordance with "--Notices" below.

PAYMENT OF ADDITIONAL AMOUNTS

    If specified in the applicable pricing supplement, we will, with respect to any of the securities under our Series F Program offered on a global basis and subject to certain exceptions and limitations set forth below, pay any additional amounts, the "additional amounts," to the beneficial owner of any security who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on such security and any other amounts payable on such security, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of the payment by the United States, or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in such security to be then due and payable.

    We will not, however, make any payment of additional amounts to any beneficial owner who is a United States Alien for or on account of:

    o any present or future tax, assessment or other governmental charge that would not have been so imposed but for

        o the existence of any present or former connection between the beneficial owner of such security, or between a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner, if the beneficial owner is an estate, a trust, a partnership or a corporation for United States federal income tax purposes, and the United States, including, without limitation, the beneficial owner, or the fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident of the United States or being or having been engaged in a trade or business or present in the United States or having, or having had, a permanent establishment in the United States; or

        o the presentation by or on behalf of the beneficial owner of such security for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of such security is duly provided for, whichever occurs later;

    o any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

    o any tax, assessment or other governmental charge imposed by reason of the beneficial owner's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

    o any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of such security;

    o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, such security, if payment can be made without withholding by at least one other paying agent;

    o any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of such security, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority of or in the United States as a precondition to relief or exemption from the tax, assessment or other governmental charge;

    o any tax, assessment or other governmental charge imposed by reason of the beneficial owner's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of our stock entitled to vote or as a direct or indirect subsidiary of ours; or

    o   any combination of the items listed above.

In addition, we will not be required to make any payment of additional amounts with respect to any security presented for payment:

    o where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or

    o by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant security to another paying agent in a member state of the European Union.

Nor will we pay additional amounts with respect to any payment on a security to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of the United States (or any political subdivision of the United States) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner held its interest in such security directly.

    As used in this prospectus supplement, the term "United States Alien" means any person who is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

NOTICES

    Notices to holders of the securities will be given by mailing the notices to each holder by first class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator.

    See also "Plan of Distribution--Series F Notes and Series F Units Offered on a Global Basis."

                         UNITED STATES FEDERAL TAXATION

    In the opinion of Sidley Austin Brown & Wood LLP, counsel to Morgan
Stanley, the following summary accurately describes the principal United States federal income tax consequences of ownership and disposition of the notes and of units consisting of notes, warrants or purchase contracts. This summary is based on the Internal Revenue Code of 1986, which we refer to as the "Code," and existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, all as currently in effect and all of which are subject to change, possibly with retroactive effect. Except as specifically set forth in this section, this summary deals only with notes and units purchased by a United States holder, as defined below, on original issuance and held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances or to holders subject to special rules, such as persons other than United States holders, insurance companies, banks, tax-exempt organizations, dealers in securities or foreign currencies, traders in securities that elect the mark-to-market method of accounting, persons holding the notes or units as part of a hedging transaction, "straddle," conversion transaction, or other integrated transaction, or United States holders whose functional currency, as defined in Section 985 of the Code, is not the U.S. dollar. Persons considering the purchase of the notes or units should consult with their own tax advisors concerning the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

    YOU SHOULD CONSULT THE APPLICABLE PRICING SUPPLEMENT FOR ANY ADDITIONAL DISCUSSION REGARDING UNITED STATES FEDERAL TAXATION WITH RESPECT TO THE SPECIFIC SECURITIES OFFERED THEREUNDER.

    As used in this section, the term "United States holder" means a beneficial owner of a note or unit who or that is:

    o a citizen or resident of the United States for United States federal income tax purposes;

    o a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

    o an estate the income of which is subject to United States federal income taxation regardless of its source; or

    o   a trust if both:

        o a United States court is able to exercise primary supervision over the administration of the trust; and

        o one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in Treasury regulations shall be considered United States persons.

NOTES

    Payments of Interest on the Notes

    Unless otherwise specified in the applicable pricing supplement, interest paid on a note, whether in U.S. dollars or in other than U.S. dollars, that is not a discount note, as defined below in "--Discount Notes," or an exchangeable note, will generally be taxable to a United States holder as ordinary interest income at the time it accrues or is received, in accordance with the United States holder's regular method of tax accounting.

    Special rules governing the treatment of interest paid with respect to discount notes, including notes that pay interest annually and are issued less than 15 calendar days before an interest payment date, notes that mature one year or less from their date of issuance and notes issued for an amount less than their stated redemption price at maturity, are described under "--Discount Notes" below. Special rules governing the treatment of interest paid with respect to exchangeable notes are described under "--Optionally Exchangeable Notes" and "--Mandatorily Exchangeable Notes" below.

    Discount Notes

    The following discussion is a summary of the principal United States federal income tax consequences of the ownership and disposition of discount notes by United States holders. Additional rules applicable to discount notes that are denominated in a specified currency other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of one or more currencies or currency units other than the U.S. dollar, are described under "--Foreign Currency Notes" below.

    In General. A note that has an "issue price" that is less than its "stated redemption price at maturity" will generally be considered to have been issued bearing original issue discount, which we refer to as "OID," for United States federal income tax purposes and will be referred to as a "discount note." If the difference between the stated redemption price at maturity and the issue price is less than a specified de minimis amount, generally 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, then the note will not be considered to have OID. The issue price of each note in an issue of notes issued for cash generally will equal the first price at which a substantial amount of those notes is sold to the public, ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The issue price of a note does not change even if part of the issue is subsequently sold at a different price. The stated redemption price at maturity of a note is the total of all payments required to be made under the note other than "qualified stated interest" payments. The term "qualified stated interest" is generally defined as stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate of interest.

    A United States holder of a discount note is required to include qualified stated interest in respect of the note in income at the time it is received or accrued, in accordance with the holder's regular method of accounting.

    In addition, United States holders of discount notes that mature more than one year from the date of issuance will be required to include OID in income for United States federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to that income, but those holders will not be required to include separately in income cash payments received on those notes, even if denominated as interest, to the extent they do not constitute qualified stated interest. The amount of OID includable in income for a taxable year by a United States holder of a discount note will generally equal the sum of the "daily portions" of the total OID on the discount note for each day during the taxable year in which that holder held the discount note, which we refer to as "accrued OID." Generally, the daily portion of OID is determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The term "accrual period" means an interval of time of one year or less; except that each scheduled payment of principal or interest either occurs on the final day of an accrual period or the first day of an accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the "adjusted issue price" of the discount note at the beginning of that accrual period and its "yield to maturity" adjusted to reflect the length of the accrual period and (ii) the amount of any qualified stated interest allocable to the accrual period.

    The "adjusted issue price" of a discount note at the beginning of an accrual period will equal the issue price of the discount note plus the amount of OID previously includable in the gross income of any United States holder without reduction for any premium or amortized acquisition premium, as described below under "--Market Discount and Premium," less any prior payments made on the discount note that were not qualified stated interest payments. The "yield to maturity" of the discount note will be computed on the basis of a constant annual interest rate compounded at the end of each accrual period. Under the foregoing rules, United States holders of discount notes will generally be required to include in income increasingly greater amounts of OID in successive accrual periods. Special rules will apply for calculating OID for initial short or final accrual periods.

    Floating Rate Notes. Floating rate notes are subject to special rules whereby a floating rate note will qualify as a "variable rate debt instrument" if

    o its issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount and

    o it provides for stated interest, paid or compounded at least annually, at current values of:

        o   one or more qualified floating rates,

        o   a single fixed rate and one or more qualified floating rates,

        o   a single objective rate, or

        o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the floating rate note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the floating rate note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such cap or floor is fixed throughout the term of the note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a floating rate note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the floating rate note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

    If a floating rate note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument," and if the interest on a floating rate note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the floating rate note will constitute qualified stated interest and will be taxed accordingly. Thus, a floating rate note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" will generally not be treated as having been issued with original issue discount unless the floating rate note is issued at a "true" discount (i.e., at a price below the floating rate note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a floating rate note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to

    o in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

    o in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the floating rate note.

    The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

    In general, any other floating rate note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the floating rate note. A floating rate note must be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate

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provided for under the terms of the floating rate note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the floating rate note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the floating rate note is converted into a fixed rate that reflects the yield that is reasonably expected for the floating rate note. In the case of a floating rate note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the floating rate note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the floating rate note as of the floating rate note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the floating rate note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the floating rate note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a United States holder of the floating rate note will account for such original issue discount and qualified stated interest as if the United States holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the floating rate note during the accrual period.

    If a floating rate note does not qualify as a "variable rate debt instrument," then the floating rate note would be treated as a contingent payment debt instrument. For a description of the treatment of contingent payment debt instruments, see discussion under "--Notes--Optionally Exchangeable Notes" below.

    Discount Notes with Other Terms. Notes that pay interest annually and are issued less than 15 calendar days before an interest payment date may be treated as discount notes. United States holders intending to purchase those notes should refer to the applicable pricing supplement.

    Discount notes may be redeemable prior to maturity at our option, which we refer to as a "call option," and/or repayable prior to maturity at the option of the holder, which we refer to as a "put option." Discount notes containing either or both of these features may be subject to rules that differ from the general rules discussed above. Holders intending to purchase discount notes with either or both of these features should carefully examine the applicable pricing supplement and should consult with their own tax advisors with respect to either or both of these features since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased note.

    No payment of interest on a note that matures one year or less from its date of issuance will be considered qualified stated interest and accordingly that note will be treated as a discount note.

    In general, a United States holder who uses the cash method of tax accounting and who holds a discount note that matures one year or less from the date of its issuance, which we refer to as a "short-term discount note," is not required to accrue OID for United States federal income tax purposes unless the holder elects to do so. United States holders who report income for United States federal income tax purposes on the accrual method and other holders, including banks and dealers in securities, are required to include OID, or alternatively acquisition discount, on those short-term discount notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding. In the case of a United States holder who is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term discount note will be ordinary interest income to the extent of the OID accrued on a straight-line basis or, if elected by the holder, under the constant yield method through the date of sale, exchange or retirement. In addition, non-electing United States holders who are not subject to the current inclusion requirement described in the second sentence of this paragraph may be required to defer the deduction of all or a portion of any interest paid on indebtedness incurred to purchase short-term discount notes until OID is included in the holder's income.

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    If the amount of OID with respect to a note is less than the specified de minimis amount, generally 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, the amount of OID is treated as zero and all stated interest is treated as qualified stated interest. A United States holder will be required to treat any stated principal payment on a note as capital gain to the extent of the product of the total amount of de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the note.

    Election to Treat All Interest as OID. United States holders generally are permitted to elect to include all interest on a note using the constant yield method. For this purpose, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election cannot be revoked without the approval of the Internal Revenue Service. Special rules apply to elections made with respect to notes with amortizable bond premium or market discount and United States holders considering this election should consult their own tax advisors.

    Market Discount and Premium

    If a United States holder purchases a note (other than a discount note or an exchangeable note) for an amount that is less than its issue price, or if a subsequent purchaser purchases a note for an amount that is less than its stated redemption price at maturity (or, in the case of a discount note, its adjusted issue price as of the purchase date), the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless this difference is less than a specified de minimis amount.

    Under the market discount rules of the Code, a United States holder will be required to treat any partial principal payment or, in the case of a discount note, any payment that does not constitute qualified stated interest, on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

    o   the amount of the payment or realized gain, or

    o the market discount that has not previously been included in income and is treated as having accrued on the note at the time of payment or disposition.

If the note is disposed of in a nontaxable transaction, other than a nonrecognition transaction described in Code Section 1276(c), the amount of gain realized on the disposition for purposes of the market discount rules will be determined as if the holder had sold the note at its then fair market value. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the United States holder elects to accrue on the basis of a constant interest rate.

    A United States holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note until the maturity of the note or its earlier disposition, except for certain nonrecognition transactions. A United States holder may elect to include market discount in income currently as it accrues, on either a ratable or a constant interest rate basis, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of cash payments on the note and regarding the deferral of interest deductions will not apply. Generally, this currently included market discount is treated as ordinary interest. The election will apply to all debt instruments acquired by the United States holder on or after the first day of the first taxable year to which that election applies and may be revoked only with the consent of the Internal Revenue Service.

    A United States holder who purchases a discount note for an amount that is greater than its adjusted issue price as of the purchase date, but less than or equal to the sum of all amounts payable on the discount note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the note at an "acquisition premium" within the meaning of the Code. Under the acquisition premium rules, the amount of OID which the holder must include in its gross income with respect to the discount note for any taxable year, or for the part of a taxable year in which the United States holder holds the discount note, will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

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    A United States holder who purchases a discount note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than qualified stated interest, will be considered to have purchased that note at a "premium" within the meaning of the OID regulations. In that case, the holder is not required to include any OID in gross income.

    If a United States holder purchases a note, other than an exchangeable note, for an amount that is greater than the amount payable at maturity, or the amount payable on the earlier call date, in the case of a note that is redeemable at our option, that holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to that excess, and may elect, in accordance with applicable Code provisions, to amortize this premium, using a constant yield method over the remaining term of the note and to offset interest otherwise required to be included in income in respect of the note during any taxable year by the amortized amount of that excess for the taxable year. However, if the note may be optionally redeemed after the United States holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply that could result in a deferral of the amortization of some amortizable bond premium until later in the term of the note. Any election to amortize bond premium applies to all debt instruments acquired by the United States holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service.

    Sale, Exchange or Retirement of the Notes

    Upon the sale, exchange or retirement of a note, a United States holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the United States holder's adjusted tax basis in the note. For these purposes, the amount realized on the sale, exchange or retirement of a note, other than an exchangeable note, does not include any amount attributable to accrued interest or, in the case of a discount note, accrued qualified stated interest, which will be taxable as interest unless previously taken into account. A United States holder's adjusted tax basis in a note, other than an exchangeable note, generally will equal the cost of the note to that holder, increased by the amounts of any market discount, OID and de minimis OID previously included in income by the holder with respect to the note and reduced by any amortized bond premium and any principal payments received by the United States holder and, in the case of a discount note, by the amounts of any other payments that do not constitute qualified stated interest.

    Subject to the discussion under "foreign currency notes" and "optionally exchangeable notes" below, gain or loss recognized on the sale, exchange or retirement of a note will be capital gain or loss, except to the extent of any accrued market discount or, in the case of a short-term discount note, any accrued OID which the United States holder has not previously included in income, and will generally be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. The deductibility of capital losses is subject to limitations.

    A United States holder generally will not recognize gain or loss upon the election or revocation of the election or failure to elect to terminate the automatic extension of maturity of a renewable note.

    Foreign Currency Notes

    The following discussion summarizes the principal United States federal income tax consequences to a United States holder of the ownership and disposition of notes, other than currency-linked notes, that are denominated in a specified currency other than the U.S. dollar or the payments of interest or principal on which are payable in one or more currencies or currency units other than the U.S. dollar, which we refer to as "foreign currency notes." The United States federal income tax consequences to a United States holder of the ownership and disposition of currency-linked notes will be discussed in the applicable pricing supplement.

    The rules discussed below will generally not apply to a United States holder that enters into a "qualified hedging transaction." A qualified hedging transaction is an integrated economic transaction consisting of a qualifying debt instrument, such as a foreign currency note, and a "section 1.988-5(a) hedge," as defined in section 1.988-5(a)(4) of the Treasury regulations. Generally, an integrated economic transaction, if identified as an integrated economic transaction by either the United States holder or the Internal Revenue Service, is treated as a single transaction for United States federal income tax purposes, the effect of which is to treat a holder as owning a

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synthetic debt instrument that is subject to rules applicable to discount notes.
The rules with respect to a qualified hedging transaction are extremely complex and special rules may apply in certain circumstances, and persons that are considering hedging the currency risk are urged to consult with their own tax advisors with respect to the application of these rules.

    A United States holder who uses the cash method of accounting and who receives a payment of qualified stated interest with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment, determined on the date that payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and that U.S. dollar value will be the United States holder's tax basis in the foreign currency.

    A United States holder, to the extent the above paragraph is not applicable, will be required to include in income the U.S. dollar value of the amount of interest income, including OID or market discount and reduced by acquisition premium and amortizable bond premium to the extent applicable, that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The average rate of exchange for the accrual period, or partial period, is the simple average of the exchange rates for each business day of the period, or other method if this method is reasonably derived and consistently applied. A United States holder may elect to determine the U.S. dollar value of this accrued income by translating the income at the spot rate on the last day of the interest accrual period, or, in the case of a partial accrual period, the spot rate on the last day of the taxable year, or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. The above election will apply to all debt instruments the United States holder holds from year to year and cannot be changed without the consent of the Internal Revenue Service. The United States holder will recognize ordinary income or loss (i.e., exchange gain or loss) with respect to accrued interest income on the date this income is received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payments received, determined on the date this payment is received, in respect of the accrual period and the U.S. dollar value of interest income that has accrued during this accrual period, as determined above.

    A United States holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of that foreign currency, determined at the time of the sale, exchange or retirement. Any gain or loss realized by a United States holder on a sale or other disposition of foreign currency, including its exchange for U.S. dollars or its use to purchase foreign currency notes, will be ordinary income or loss.

    A United States holder's tax basis in a foreign currency note, and the amount of any subsequent adjustment to the United States holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for the foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A United States holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a foreign currency note denominated in the same currency ordinarily will not recognize gain or loss in connection with this conversion and purchase. However, a United States holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase. For purposes of determining the amount of any gain or loss recognized by a United States holder on the sale for foreign currency, exchange or retirement of a foreign currency note, the amount realized upon the sale, exchange or retirement will be the U.S. dollar value of the foreign currency received, determined on the date of sale, exchange or retirement.

    Gain or loss realized upon the sale, exchange or retirement of a foreign currency note will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of that note determined on the date that payment is received or that note is disposed of (plus, in the case of an accrual taxpayer, any payment with respect to accrued interest) and the U.S. dollar value of the foreign currency principal amount of the note determined on the date the United States holder acquired the note (plus, in the case of an accrual taxpayer, the U.S. dollar value of accrued interest received determined by translating that interest

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at the average exchange rate for the accrual period). The foreign currency principal amount of a foreign currency note generally equals the United States holder's purchase price in units of foreign currency. This foreign currency gain or loss will be recognized only to the extent of the total gain or loss recognized by a United States holder on the sale, exchange or retirement of the foreign currency note.

    The source of exchange gain or loss will be determined by reference to the residence of the holder or the "qualified business unit" of the holder on whose books the note is properly reflected. Any gain or loss recognized by a United States holder in excess of the foreign currency gain or loss will be capital gain or loss, except to the extent of any accrued market discount not previously included in the United States holder's income or, in the case of a short-term discount note, any accrued OID, and generally will be long-term capital gain or loss if the holding period of the foreign currency note exceeds one year. The deductibility of capital losses is subject to limitations.

    Any gain or loss that is treated as ordinary income or loss, as described above, generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the Internal Revenue Service.

    OID, market discount, acquisition premium and amortizable bond premium of a foreign currency note are to be determined in the relevant foreign currency. The amount of the discount that is taken into account currently under general rules applicable to notes other than foreign currency notes is to be determined for any accrual period in the relevant foreign currency and then translated into the United States holder's functional currency on the basis of the average exchange rate in effect during the accrual period. The amount of accrued market discount, other than market discount that is included in income on a current basis, taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of a foreign currency note will be the U.S. dollar value of the accrued market discount determined on the date of receipt of that partial principal payment or upon the sale, exchange, retirement or other disposition.

    Any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a United States holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium. If this election is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on the amortized bond premium with respect to any period by treating the bond premium amortized in the period as a return of principal.

    Based upon Treasury regulations that are effective for transactions entered into on or after February 14, 2000, a foreign currency note will be considered to be a debt instrument denominated in a hyperinflationary currency if it is denominated in a specified currency of a country in which there is cumulative inflation of at least 100% during the 36 calendar month period preceding the end of the holder's taxable year. Under the finalized regulations, a United States holder who acquires a foreign currency note that is denominated in a hyperinflationary currency generally will recognize gain or loss for its taxable year determined by reference to the change in exchange rates between the first day of the taxable year, or the date the note was acquired, if later, and the last day of the taxable year or the date the note was disposed of, if earlier. This gain or loss will reduce or increase the amount of interest income otherwise required to be taken into account. Special rules apply to the extent the loss exceeds the amount of interest income otherwise taken into account.

    Pursuant to recently enacted Treasury regulations (the "Disclosure Regulations"), any taxpayer that has participated in a "reportable transaction" and who is required to file a United States federal income tax return must generally attach a disclosure statement disclosing such taxpayer's participation in the reportable transaction to the taxpayer's tax return for each taxable year for which the taxpayer participates in the reportable transaction. The Disclosure Regulations provide that, in addition to certain other transactions, a "loss transaction" constitutes a "reportable transaction." A "loss transaction" is any transaction resulting in the taxpayer claiming a loss under section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The Disclosure Regulations specifically provide that a loss resulting from a "section 988 transaction" will constitute a section 165 loss. In general, a foreign currency note will be subject to the rules governing foreign currency exchange gain or loss. Therefore, any loss realized with respect to a foreign currency note will constitute a section 988 transaction. Based upon the foregoing, in the absence of future administrative pronouncements to the contrary, a holder of foreign currency notes that recognizes exchange loss with respect to the foreign currency notes in an amount that exceeds the loss threshold amount applicable to such holder may be required to file a disclosure statement (i.e., Internal

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Revenue Service Form 8886 or substitute form) as an attachment to the holder's tax return for the first taxable year in which the threshold amount is reached and to any subsequent tax return that reflects any amount of such section 165 loss realized with respect to the foreign currency note.

    Optionally Exchangeable Notes

    The following discussion summarizes the principal United States federal income tax consequences to a United States holder of the ownership and disposition of optionally exchangeable notes.

    Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as "contingent payment debt instruments" for United States federal income tax purposes. As a result, the optionally exchangeable notes will generally be subject to the OID provisions of the Code and the Treasury regulations issued thereunder and a United States holder will be required to accrue interest income on the optionally exchangeable notes as set forth below.

    At the time the optionally exchangeable notes are issued, we will be required to determine a "comparable yield" for the optionally exchangeable notes that takes into account the yield at which we could issue a fixed rate debt instrument with terms similar to those of the optionally exchangeable notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for liquidity or the riskiness of the contingencies with respect to the optionally exchangeable notes. The comparable yield may be greater than or less than the stated interest rate, if any, with respect to the optionally exchangeable notes.

    Solely for purposes of determining the amount of interest income that a United States holder will be required to accrue, we will be required to construct a "projected payment schedule" in respect of the optionally exchangeable notes representing a series of payments the amount and timing of which would produce a yield to maturity on the optionally exchangeable notes equal to the comparable yield. NEITHER THE COMPARABLE YIELD NOR THE PROJECTED PAYMENT SCHEDULE CONSTITUTES A REPRESENTATION BY US REGARDING THE ACTUAL AMOUNT, IF ANY, THAT THE OPTIONALLY EXCHANGEABLE NOTES WILL PAY. For United States federal income tax purposes, a United States holder is required to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of an optionally exchangeable note, unless the United States holder timely discloses and justifies the use of other estimates to the Internal Revenue Service.

    Based on the comparable yield and the issue price of the optionally exchangeable notes, a United States holder of an optionally exchangeable note, regardless of accounting method, will be required to accrue as OID the sum of the daily portions of interest on the optionally exchangeable note for each day in the taxable year on which the holder held the optionally exchangeable note, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the optionally exchangeable note as set forth below. The daily portions of interest in respect of an optionally exchangeable note are determined by allocating to each day in an accrual period the ratable portion of interest on the optionally exchangeable note that accrues in the accrual period. The amount of interest on an optionally exchangeable note that accrues in an accrual period is the product of the comparable yield on the optionally exchangeable note, adjusted to reflect the length of the accrual period, and the adjusted issue price of the optionally exchangeable note. The adjusted issue price of an optionally exchangeable note at the beginning of the first accrual period will equal its issue price and for any accrual period after the first accrual period will be (i) the sum of the issue price of the optionally exchangeable note and any interest previously accrued on the optionally exchangeable note by a holder, disregarding any positive or negative adjustments (as discussed below), minus (ii) the amount of any projected payments on the optionally exchangeable note for previous accrual periods.

    A United States holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of an optionally exchangeable note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of an optionally exchangeable note for a taxable year:

    o will first reduce the amount of interest in respect of the optionally exchangeable note that a United States holder would otherwise be required to include in income in the taxable year; and

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    o   to the extent of any excess, will give rise to an ordinary loss equal to that portion of this excess as does not exceed the excess of:

        o the amount of all previous interest inclusions under the optionally exchangeable note over

        o the total amount of the United States holder's net negative adjustments treated as ordinary loss on the exchangeable note in prior taxable years.

A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the optionally exchangeable note or to reduce the amount realized on a sale, exchange or retirement of the optionally exchangeable note. Where a United States holder purchases an optionally exchangeable note at a price other than the issue price of the note, the difference between the purchase price and the issue price must be reasonably allocated to the daily portions of interest or projected payments with respect to the optionally exchangeable note over its remaining term and treated as a positive or negative adjustment, as the case may be, with respect to each period to which it is allocated.

    Upon a sale, exchange or retirement of an optionally exchangeable note, a United States holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's tax basis in the optionally exchangeable note. If we deliver property, other than cash, to a holder in retirement of an optionally exchangeable note, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A United States holder's tax basis in an optionally exchangeable note will equal the cost of the note, increased by the amount of interest income previously accrued by the holder in respect of the optionally exchangeable note, disregarding any positive or negative adjustments, and decreased by the amount of all prior projected payments in respect of the optionally exchangeable note. A United States holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss.

    A United States holder will have a tax basis in any property, other than cash, received upon the retirement of an optionally exchangeable note equal to the fair market value of the property, determined at the time of retirement. Any gain or loss realized by a United States holder on a sale or exchange of the property will generally be capital gain or loss and will generally be long-term capital gain or loss if the sale or exchange occurs more than one year after the retirement of the exchangeable note. The deductibility of capital losses is subject to limitations.

    Mandatorily Exchangeable Notes

    Under current United States federal income tax law, it is unclear how a mandatorily exchangeable note will be treated. Prospective purchasers of mandatorily exchangeable notes are urged to review the applicable pricing supplement and consult with their own tax advisors.

    Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices

    The United States federal income tax consequences to a United States holder of the ownership and disposition of notes that have principal or interest determined by reference to commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices will vary depending upon the exact terms of the notes and related factors. Unless otherwise noted in the applicable pricing supplement, these notes will be subject to the same United States federal income tax treatment as optionally exchangeable notes.

UNITS

    The following discussion addresses the treatment of a unit consisting of:

    o a note and one or more warrants entitling the holder of this unit to purchase securities of an entity not affiliated with us, a basket of those securities, an index or indices of the securities or any combination of the above or commodities, which we refer to as a "warrant unit," or

    o a note and one or more purchase contracts requiring the holder of this unit to purchase securities of an entity not affiliated with us, a basket of those securities, an index or indices of the securities or any combination of the above or commodities, which we refer to as a "purchase unit."

Other units and certain warrant units and purchase units with special terms and conditions may be subject to United States federal income tax consequences that differ from those described below. United States holders intending to purchase these units should refer to the discussion relating to United States federal income taxation in the applicable pricing supplement.

    Warrant Units

    While not free from doubt, based on certain representations made by us, it is the opinion of Sidley Austin Brown & Wood LLP that, in the case of a warrant unit, the note and the warrants comprising the warrant unit should be treated as separate instruments and, pursuant to the terms of the unit agreement, Morgan Stanley and each United States holder will be obligated, in the absence of an applicable administrative ruling or judicial determination to the contrary, to follow this treatment. Except as otherwise stated, the following discussion assumes that the notes and warrants comprising warrant units will be respected as separate instruments. Under this treatment, the issue price of the warrant unit, determined in a similar manner as the issue price of a note, will be allocated between the note and the warrants based on their relative fair market values. This allocation will be set forth in the applicable pricing supplement and will be based on our judgment as to the relative value of the note and the warrants at the time of original issue. No assurance can be given, however, that the Internal Revenue Service will not challenge our allocation. Unless otherwise noted in the applicable pricing supplement, the note component of a warrant unit will be treated as having been issued with OID.

    Our determination of the issue price of a note and one or more warrants comprising a warrant unit will be binding on a holder of the warrant unit, unless a holder discloses the use of a different allocation on a statement attached to the holder's federal income tax return for the taxable year that includes the acquisition date of the warrant unit. If a holder acquires a warrant unit at a price different from that on which our allocation is based, this holder may be treated as having acquired the note component of the warrant unit for an amount greater or less than the amount allocated to the note by us as set forth above, potentially resulting in "acquisition premium" or "market discount."

    Upon the exercise of a warrant, a United States holder will not recognize gain or loss, except with respect to cash, if any, received on exercise, and will have a tax basis in the property acquired pursuant to exercise equal to the holder's tax basis in the warrant, as described above, plus the exercise price of the warrant. The holding period for any property so acquired will commence on the day after the date of exercise of the warrant. If any cash is received in lieu of the right to receive a fractional interest in property pursuant to a warrant, a United States holder will recognize gain or loss the amount and character of which will be determined as if the holder had received property and then immediately sold it for cash. If cash is received in full settlement of the right to receive property pursuant to a warrant, a United States holder will recognize gain or loss in the same manner as on a sale or exchange of a warrant as described below. On the sale of property received upon exercise of a warrant, a United States holder will recognize gain or loss equal to the difference between the amount realized upon the sale and the holder's tax basis in the property, which will generally equal the exercise price of the warrant plus the portion of the issue price of the warrant unit that was allocated to the warrant. The gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of sale or exchange, the property was held for more than one year. The deductibility of capital losses is subject to limitations.

    A United States holder of a warrant will recognize gain or loss on the sale or exchange of the warrant, including if the warrant expires unexercised or is settled entirely in cash, in an amount equal to the difference between the amount realized and the holder's tax basis in the warrant, as described above. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of sale or exchange, the warrant was held for more than one year. On a sale or exchange of a warrant unit, the amount realized on the sale or exchange will be allocated between the note and the warrants comprising the warrant unit based on the relative fair market values of the note and the warrants.

    Unless otherwise noted in the applicable pricing supplement, a note issued as part of a warrant unit will be taxable in the same manner as if it had been issued separately. See discussion under "--Notes" above.

    It is also possible that a warrant unit could be characterized as a single debt instrument. Under that characterization, the warrant unit would constitute a contingent payment debt instrument and would be subject to the OID provisions of the Code and the Treasury regulations issued thereunder. For a description of the treatment of contingent payment debt instruments, see the discussion under "--Notes--Optionally Exchangeable Notes" above.

    Purchase Unit

    Under current United States federal income tax law, it is unclear whether a purchase unit will be treated, in whole or in part, as a forward contract, as our indebtedness, as one or more options or other derivative instruments, or as a combination thereof. No statutory, judicial or administrative authority definitively addresses the characterization for United States federal income tax purposes of a purchase unit or instruments similar to a purchase unit. As a result, significant aspects of the United States federal income tax treatment of an investment in a purchase unit are uncertain. No ruling has been or will be requested from the Internal Revenue Service with respect to the purchase units and no assurance can be given that the Internal Revenue Service or a court will agree with the analysis set forth in this section. ACCORDINGLY, PROSPECTIVE INVESTORS IN A PURCHASE UNIT SHOULD CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF INVESTMENTS IN THE PURCHASE UNIT IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

    Unless otherwise noted in the applicable pricing supplement, Morgan Stanley and each United States holder, pursuant to the terms of the unit agreement, will be obligated, in the absence of an applicable administrative ruling or judicial determination to the contrary, to treat a note and one or more purchase contracts comprising the purchase unit as separate instruments. Under this characterization, the issue price of the purchase unit, which is determined in a similar manner as the issue price of a note, will be allocated between the note and the purchase contracts based on their relative fair market values. This allocation will be based on our judgment as to the relative value of the note and the purchase contracts at the time of original issue. Unless otherwise noted in the applicable pricing supplement, we will not allocate any of the issue price of a purchase unit to the purchase contracts. No assurance can be given, however, that the Internal Revenue Service will not challenge our allocation. In the event that a portion of the issue price of a purchase unit is allocated to the purchase contracts, the applicable note may be treated as having been issued with OID.

    Our determination of the issue price of a note and one or more purchase contracts comprising a purchase unit will be binding on a holder of the purchase unit, unless the holder discloses the use of a different allocation on a statement attached to that holder's federal income tax return for the taxable year that includes the acquisition date of the purchase unit. If a holder acquires a purchase unit at a price different from that on which our allocation is based, that holder may be treated as having acquired the note component of the purchase unit for an amount greater or less than the amount allocated to the note by us as set forth above, potentially resulting in "acquisition premium" or "market discount."

    In addition, under this characterization of a purchase unit, a United States holder would recognize no gain or loss upon the performance of a purchase contract, other than short-term capital gain or loss with respect to any cash received in lieu of the right to receive a fractional interest in property, in an amount equal to the difference between the cash received in lieu of the property being purchased and the portion of the purchase price paid for the property pursuant to the purchase contract allocable to such fractional interest. A United States holder will generally have a tax basis in the property actually received pursuant to a purchase contract equal to the amount paid therefor. If cash is received in full settlement of the right to receive property pursuant to a purchase contract, a United States holder will recognize gain or loss to the extent that the purchase price under the purchase contract differs from the amount of cash received. For these purposes, the purchase price under a purchase contract generally consists of the portion, if any, of the United States holder's original purchase price for the purchase unit allocated to that purchase contract plus the amount of the additional payment to be made upon performance. We believe that the character of this gain or loss will be determined in the same manner as on a sale or exchange of a purchase contract.

    If a United States holder sells or otherwise disposes of a purchase contract prior to maturity, the holder generally would, under the characterization described above, recognize gain or loss equal to the difference between the amount realized on the sale or other disposition and the United States holder's tax basis in the purchase contract, which generally would be zero, as described above. This gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if the United States holder has held the purchase contract for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations. On a sale or exchange of a purchase unit, the amount realized on the sale or exchange will be allocated between the note and the purchase contracts comprising the purchase unit based on the relative fair market values of the note and the purchase contracts.

    Under the above characterization, a note issued as part of a purchase unit would be taxable in the same manner as if it had been issued separately. See discussion under "--Notes" above.

    Although counsel does not believe that it is more likely, it is possible that a purchase unit would be treated as a single debt instrument, the principal amount of which is wholly dependent upon the future value of the property subject to the purchase contract. In that case, the purchase unit would constitute a contingent payment debt instrument and would be subject to the OID provisions of the Code and the Treasury regulations issued thereunder. For a description of the treatment of contingent payment debt instruments, see discussion under "--Notes--Optionally Exchangeable Notes" above.

    It is also possible that a purchase unit could be characterized in a manner that results in tax consequences different from those described above. Under these alternative characterizations, it is possible, for example, that:

    o a United States holder could be taxed upon the receipt pursuant to the purchase contract of property with a value in excess of the principal amount of the note, rather than upon the sale of property,

    o   gain could be treated as ordinary income, instead of capital gain,

    o a portion of the issue price of the purchase unit could be allocated to the purchase contract and a United States holder could be required to accrue OID equal to that amount, or

    o payments of stated interest could be viewed in part as an option premium or other fee income.

BACKUP WITHHOLDING

    Certain "backup" withholding and information reporting requirements may apply to payments on, and to proceeds of the sale before maturity of, the notes and units. We, our agent, a broker, the relevant trustee or any paying agent, as the case may be, will generally withhold tax at the applicable rate as specified in the Code from any payments to a United States holder who fails to furnish his taxpayer identification number, i.e. social security number or employer identification number, to certify that the holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Some holders, including, among others, corporations, are generally not subject to the backup withholding and information reporting requirements.

    Any amounts withheld under the backup withholding rules from a payment to a United States holder would be allowed as a refund or a credit against the holder's United States federal income tax as long as the required information is furnished to the Internal Revenue Service.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

    We are offering the Series F medium-term notes and Series F units on a continuing basis exclusively through Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc., which we refer to individually as an "agent" and together as the "agents," who have agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase that agent received, a commission ranging from .125% to .750% of the initial offering price of the securities to be sold, depending upon the maturity of the securities. We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

    We may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale within the range of the commissions stated above or as otherwise disclosed in the applicable pricing supplement. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

    Each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for specified expenses.

    We estimate that we will spend approximately $7,360,500 for printing, rating agency, trustee's and legal fees and other expenses allocable to the offering of the Series F medium-term notes, the Series F units and the other securities registered on our shelf registration statement.

    Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange, but have been advised by the agents that they intend to make a market in these securities or, if separable, any other securities included in units, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities or if separable, any other securities included in any units.

    Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. are our wholly-owned subsidiaries. The agents will conduct each offering of these securities in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, each agent may offer and sell those securities or, if separable, any other securities included in any units in the course of its business as a broker-dealer. An agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agents may use this prospectus supplement in connection with any of those transactions. The agents are not obligated to make a market in any of these securities or any other securities included in units and may discontinue any market-making activities at any time without notice.

    Neither of the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

    In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The agents can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The agents may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

    Concurrently with the offering of these securities through the agents, we may issue other debt securities under the indentures referred to in this prospectus supplement or other units similar to those described in this prospectus supplement. Those debt securities may include medium-term notes and units under our Series G and Series H prospectus supplement. We refer to those notes as "Euro medium-term notes" and those units as "Euro units." The Euro medium-term notes and Euro units may have terms substantially similar to the terms of the securities offered under this prospectus supplement. The Euro medium-term notes and Euro units may be offered concurrently with the offering of these securities, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International Limited, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. Any Euro medium-term note or Euro unit sold under the Euro Distribution Agreement, and any debt securities or pre-paid purchase contracts issued by us under the indentures, any preferred stock, warrants or purchase contracts issued by us, common stock sold by us in a public offering or capital securities issued by a trust created by us will reduce the aggregate offering price of the securities that may be offered under this prospectus supplement, any pricing supplement and the accompanying prospectus.

SERIES F NOTES AND SERIES F UNITS OFFERED ON A GLOBAL BASIS

    If the applicable pricing supplement indicates that any of our Series F medium-term notes or Series F units will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

    Each of the agents has represented and agreed, and any other agent through which we may offer any Series F medium-term notes or Series F units on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

    With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

                                 LEGAL MATTERS

    The validity of the notes, the units and any securities included in the units will be passed upon for Morgan Stanley by Sidley Austin Brown & Wood LLP or other counsel who is satisfactory to the agents and who may be an officer of Morgan Stanley. Davis Polk & Wardwell will pass upon some legal matters relating to the notes, units and any securities included in the units for the agents. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters, including in connection with its private equity and leveraged capital activities.

PROSPECTUS

                            [LOGO OF MORGAN STANLEY]

                                 DEBT SECURITIES
                                      UNITS
                                    WARRANTS
                               PURCHASE CONTRACTS
                                 PREFERRED STOCK
                                  COMMON STOCK

                                   ----------

We, Morgan Stanley, may offer from time to time debt securities, units, warrants, purchase contracts, preferred stock and common stock. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

                                   ----------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY

November 10, 2004

You should rely on the information we incorporate by reference or provide in this prospectus or the relevant prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. Except as we indicate under the headings "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends," "Morgan Stanley" and "Use of Proceeds," the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley excluding its consolidated subsidiaries.

                                     SUMMARY

    We, Morgan Stanley, may offer any of the following securities: debt securities, units, warrants, purchase contracts, preferred stock and common stock. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement. We may offer up to $25,452,274,876 aggregate offering price of the securities, subject to reduction on account of the sale of capital securities under the registration statement of which this prospectus is a part.

Debt Securities.................      Our debt securities may be senior or
                                      subordinated in priority of payment. We
                                      will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

                                      The senior and subordinated debt
                                      securities will be issued under separate indentures between us and a U.S. banking institution as trustee. Neither of the indentures that govern our debt securities limits the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indentures under the heading "Description of Debt Securities." We encourage you to read the indentures, which are exhibits to our registration statement.

Units...........................      We may sell any combination of warrants,
                                      purchase contracts, shares of preferred
                                      stock, shares of common stock and debt
                                      securities issued by us, or debt
                                      obligations of an entity affiliated or not affiliated with us together as units. In a prospectus supplement, we will describe the particular combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, or debt obligations of an entity affiliated or not affiliated with us constituting any units and any other specific terms of the units.

Warrants........................      We may sell warrants to purchase or sell:

                                          o   securities issued by us or by an
                                              entity affiliated or not
                                              affiliated with us, a basket of
                                              those securities, an index or
                                              indices of those securities or any
                                              combination of the above,

                                          o   currencies, or

                                          o   commodities.

                                      In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities, currencies or commodities, or their cash value.

Purchase Contracts..............      We may sell purchase contracts requiring
                                      the holders to purchase or sell:

                                          o   securities issued by us or by an
                                              entity affiliated or not
                                              affiliated with us, a basket of
                                              those securities, an index or
                                              indices of those securities or any
                                              combination of the above,

                                          o   currencies, or

                                          o   commodities.

                                      In a prospectus supplement, we will
                                      describe the specific terms of the
                                      purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under any purchase contracts by delivering the underlying securities, currencies or commodities or their cash value.

Form............................      We may issue debt securities, units,
                                      warrants and purchase contracts in fully registered form or in bearer form and, in either case, in definitive form or global form.

Preferred Stock.................      We may sell our preferred stock, par value
                                      $0.01 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the stated value of the shares of the series, the voting rights of the shares of the series, whether or not and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Common Stock....................      We may sell our common stock, par value
                                      $0.01 per share, and the associated
                                      preferred stock purchase rights. In a
                                      prospectus supplement, we will describe
                                      the aggregate number of shares offered and the offering price or prices of the shares.

Terms Specified in
Prospectus Supplements..........      When we decide to sell particular
                                      securities, we will prepare a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

                                      We will offer our debt securities,
                                      warrants, purchase contracts, units,
                                      preferred stock and common stock to
                                      investors on terms determined by market
                                      and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

                                      In any prospectus supplement we prepare, we will provide the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States will include Morgan Stanley & Co. Incorporated and/or Morgan Stanley DW Inc. and any outside the United States will include Morgan Stanley & Co. International Limited or other affiliates of ours.

Structural Subordination;
Our Receipt of Cash from Our
Subsidiaries May
Be Restricted...................      The securities are unsecured senior or
                                      subordinated obligations of ours, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities and/or pay dividends on our preferred stock and common stock depends upon our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and our rights and the rights of our creditors, including your rights as an owner of our debt securities, units, warrants, purchase contracts, preferred stock or common stock, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

                                      In addition, various statutes and
                                      regulations restrict some of our
                                      subsidiaries from paying dividends or
                                      making loans or advances to us. These
                                      restrictions could prevent those
                                      subsidiaries from paying the cash to us
                                      that we need in order to pay you. These
                                      restrictions include:

                                          o   the net capital requirements under
                                              the Securities Exchange Act of
                                              1934, as amended (the "Exchange
                                              Act"), and the rules of some
                                              exchanges and other regulatory
                                              bodies, which apply to some of our
                                              principal subsidiaries, such as
                                              Morgan Stanley & Co.

                                              Incorporated, Morgan Stanley & Co.
                                              International Limited and Morgan
                                              Stanley DW Inc., and

                                          o   banking regulations, which apply
                                              to Discover Bank, a Delaware
                                              chartered bank, and other bank
                                              subsidiaries of ours.

Market-making by
Our Affiliates..................      Following the initial distribution of an
                                      offering of securities, Morgan Stanley &
                                      Co. Incorporated, Morgan Stanley & Co.
                                      International Limited, Morgan Stanley DW
                                      Inc. and other affiliates of ours may
                                      offer and sell those securities in the
                                      course of their businesses as broker
                                      dealers, subject, in the case of common
                                      stock, preferred stock and depositary
                                      shares, to obtaining any necessary
                                      approval of the New York Stock Exchange,
                                      Inc. for any of these offers and sales our United States affiliates may make. Morgan
                                      Stanley & Co. Incorporated, Morgan Stanley
                                      & Co. International Limited, Morgan
                                      Stanley DW Inc. and other affiliates of
                                      ours may act as a principal or agent in
                                      these transactions. This prospectus and
                                      the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's website is http://www.sec.gov. You can find information we have filed with the SEC by reference to file number 1-11758.

    This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

    Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "MWD." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

    The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

    o Annual Report on Form 10-K for the fiscal year ended November 30, 2003, as amended by the Annual Report on Form 10-K/A filed on October 15, 2004;

    o Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004 and May 31, 2004, each as amended by Quarterly Reports on Form 10-Q/A filed on October 15, 2004;

    o   Quarterly Report on Form 10-Q for the quarter ended August 31, 2004;

    o Current Reports on Form 8-K dated December 8, 2003, December 18, 2003, January 7, 2004, January 14, 2004, January 23, 2004, March 18, 2004,
        March 26, 2004, June 22, 2004, July 22, 2004, September 22, 2004,
        October 8, 2004 and October 28, 2004 (the Current Report dated October 28, 2004 updates the historical financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended November 30, 2003 and Quarterly Reports on Form 10-Q/A for the periods ended February 29, 2004 and May 31, 2004 for certain discontinued operations);

    o description of our common stock in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on January 15, 1993, as amended by the description contained in the Forms 8 dated February 11, February 21 and February 22, 1993; and

    o description of the Rights Plan (as defined below under "Description of Capital Stock--The Rights Plan"), contained in our Registration Statement on Form 8-A dated April 25, 1995 filed with the SEC pursuant to Section 12 of the Exchange Act and as amended by Forms 8-A/A dated May 4, 1995 and June 29, 1999, as further amended by the amendment, dated February 4, 1997, to the Rights Plan (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated February 4, 1997) and the second amendment, dated June 15, 1999, to the Rights Plan (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated June 15, 1999).

    You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning us at the following address:

                                      Morgan Stanley
                                      1585 Broadway
                                      New York, New York 10036
                                      Attention: Investor Relations
                                      (212) 761-4000

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
           AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

                                         NINE MONTHS ENDED                      FISCAL YEAR
                                      -----------------------   ------------------------------------------
                                      AUGUST 31,   AUGUST 31,
                                         2004         2003       2003     2002     2001     2000     1999
                                      ----------   ----------   ------   ------   ------   ------   ------
Ratio of earnings to fixed
   charges ........................          1.5          1.4      1.4      1.4      1.3      1.5      1.6
Ratio of earnings to fixed
   charges and preferred
   stock dividends ................          1.5          1.4      1.4      1.4      1.3      1.5      1.6

    For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

    o   income before income taxes and losses from unconsolidated investees; and

    o   fixed charges;

    less:

    o   dividends on preferred securities subject to mandatory redemption.

    Income before income taxes for the nine month periods ended August 31, 2004 and 2003 does not include (loss)/gain on discontinued operations. Income before income taxes for fiscal 2001 does not include a cumulative effect of accounting change.

    For purposes of calculating both ratios, fixed charges are the sum of:

    o   interest cost, including interest on deposits;

    o   dividends on preferred securities subject to mandatory redemption; and

    o that portion of rent expense estimated to be representative of the interest factor.

    The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

                                 MORGAN STANLEY

    Morgan Stanley is a global financial services firm that maintains leading market positions in each of its business segments--institutional securities, individual investor group, investment management and credit services.

    Morgan Stanley's institutional securities business segment includes:

    o Investment banking, including securities underwriting and distribution and financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance.

    o Sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities.

    o Other activities, such as principal investing, including real estate investment vehicles, and aircraft financing.

    Morgan Stanley's individual investor group business segment includes:

    o Comprehensive financial planning, investment advisory and brokerage services designed to accommodate individual investment goals and risk profiles.

    Morgan Stanley's investment management business segment includes:

    o Global asset management products and services for individual and institutional investors, through three principal distribution channels: a proprietary channel consisting of Morgan Stanley's financial advisors and investment representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley's institutional channel.

    o   Private equity activities.

    Morgan Stanley's credit services business segment includes:

    o Discover Network, which offers Discover(R)-branded cards and other consumer finance products and services.

    o Discover Business Services, a network of merchant and cash access locations primarily in the United States.

    o Consumer Banking Group International, which includes Morgan Stanley-branded cards and personal loan products in the United Kingdom.

    Morgan Stanley is a holding company that provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals, through its subsidiaries and affiliates. Morgan Stanley conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other world financial centers. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924.

    Morgan Stanley's principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. Under this heading, "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends" and "Use of Proceeds," the terms "Morgan Stanley," "we," "us" and "our" include Morgan Stanley and its consolidated subsidiaries.

                                 USE OF PROCEEDS

    Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

    o   additions to working capital;

    o   the redemption of outstanding preferred stock;

    o   the repurchase of outstanding common stock; and

    o   the repayment of indebtedness.

    We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.

                         DESCRIPTION OF DEBT SECURITIES

DEBT MAY BE SENIOR OR SUBORDINATED

    We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt, will be issued under our Senior Debt Indenture, as defined below, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt, will be issued under our Subordinated Debt Indenture, as defined below, and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of our "senior indebtedness," which is defined in our Subordinated Debt Indenture. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our Senior Debt Indenture and our Subordinated Debt Indenture individually as an "indenture" and collectively as the "indentures."

    We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the applicable indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement. The indentures are substantially identical, except for the provisions relating to Morgan Stanley's negative pledge, which are included in the Senior Debt Indenture only, the provisions relating to subordination and the shorter list of events of default under the Subordinated Debt Indenture.

PAYMENTS

    We may issue debt securities from time to time in one or more series. The provisions of each indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

    Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

TERMS SPECIFIED IN PROSPECTUS SUPPLEMENT

    The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

    o classification as senior or subordinated debt securities and the specific designation;

    o   aggregate principal amount, purchase price and denomination;

    o currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

    o   date of maturity;

    o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

    o   whether interest will be payable in cash or payable in kind;

    o   the interest payment dates, if any;

    o the place or places for payment of the principal of and any premium and/or interest on the debt securities;

    o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

    o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

    o whether we will issue the debt securities in definitive form and under what terms and conditions;

    o the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

    o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

    o any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

    o   any applicable United States federal income tax consequences, including:

        o whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

        o tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

        o tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

    o any other specific terms of the debt securities, including any additions, modifications or deletions in the defaults, events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

REGISTRATION AND TRANSFER OF DEBT SECURITIES

    Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

    Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

INDENTURES

    Debt securities that will be senior debt will be issued under a Senior Indenture dated as of November 1, 2004 between Morgan Stanley and JPMorgan Chase Bank, as trustee. We call that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and J.P. Morgan Trust Company, National Association, as trustee. We call that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture. We refer to JPMorgan Chase Bank and J.P. Morgan Trust Company, National Association, individually as a "trustee" and collectively as the "trustees."

SUBORDINATION PROVISIONS

    Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness. The Subordinated Debt Indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations and (ii) if provided in the supplemental indenture under which a series of debt securities is issued or in the form of debt security for such series, any additional obligations that Morgan Stanley determines to include within the definition of senior indebtedness in order to assure that the debt securities of such series will be accorded the regulatory capital recognition desired by Morgan Stanley in accordance with Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any other rule or regulation governing the definition of capital that is applicable to Morgan Stanley or its affiliates. Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 1.01).

    The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

    o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

    o that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

    o that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 13.01).

    We currently have outstanding subordinated debt securities, which were issued under an amended and restated subordinated indenture, dated May 1, 1999, between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., successor to The First National Bank of Chicago) as trustee, with terms and conditions substantially similar to those of the subordinated debt securities described in this prospectus. At August 31, 2004, there was $4 billion aggregate principal amount of such subordinated debt securities outstanding. Those subordinated debt securities contain certain acceleration provisions that could be triggered prior to the acceleration provisions of the subordinated debt securities described in this prospectus. Accordingly, the outstanding amount of those subordinated debt securities could become due and payable by acceleration prior to the subordinated debt securities described in this prospectus.

COVENANTS RESTRICTING PLEDGES, MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

    Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the Senior Debt Indenture limit our ability to pledge some of these securities. The Senior Debt Indenture provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Senior Debt Indenture on:

    o the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the "principal subsidiaries," or

    o the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors' qualifying shares,

without making effective provisions so that the debt securities issued under the Senior Debt Indenture will be secured equally and ratably with indebtedness so secured.

    For these purposes, "subsidiary" means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and "voting securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. (Senior Debt Indenture, Section 3.06).

    The Subordinated Debt Indenture does not include negative pledge provisions.

    Merger, Consolidation, Sale, Lease or Conveyance. Each indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

    o   we will be the continuing corporation; or

    o the successor corporation or person that acquires all or substantially all of our assets:

        o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

        o will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

    o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us. (Indentures, Section 9.01).

    Absence of Protections against All Potential Actions of Morgan Stanley. There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

EVENTS OF DEFAULT

    The indentures provide holders of debt securities with remedies if we fail to perform specific obligations or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

    An event of default is defined under the Senior Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

    o default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

    o default for 30 days in payment of any interest on any debt securities of that series;

    o default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of "event of default");

    o   events of bankruptcy, insolvency or reorganization; or

    o any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Senior Debt Indenture, Section 5.01).

    An event of default is defined under the Subordinated Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

    o   events of bankruptcy, insolvency or reorganization; or

    o any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.01).

    Unless otherwise stated in the applicable prospectus supplement, the debt securities issued under either indenture will not have the benefit of any cross-default or cross-acceleration provisions with our other indebtedness.

    Acceleration of Debt Securities upon an Event of Default.

    The Senior Debt Indenture provides that:

    o if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of Morgan Stanley applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

    o if an event of default due to a default in the performance of any other covenants or agreements in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Senior Debt Indenture, Section 5.01).

    The Subordinated Debt Indenture provides that:

    o if an event of default applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

    o if an event of default due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, or if an event of default applicable to all outstanding debt securities issued under that indenture is provided in the supplemental indenture under which such series of debt securities is issued or in the form of debt securities for such series and such event of default has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Subordinated Debt Indenture, Section 5.01).

    Annulment of Acceleration and Waiver of Defaults.

    The Senior Debt Indenture provides that:

    In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (Senior Debt Indenture, Section 5.01).

    Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which an event of default has occurred and is continuing, voting as one class, may waive any past default or event of default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (Senior Debt Indenture, Section 5.10).

    The Subordinated Debt Indenture provides that:

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

    In some circumstances, if any and all Defaults (as defined below) under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (Subordinated Debt Indenture, Section 5.01).

    Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which a Default has occurred and is continuing, voting as one class, may waive any past Default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (Subordinated Debt Indenture, Section 5.10).

    Defaults. In the case of the Subordinated Debt Indenture, a Default is defined, with respect to any series of debt securities issued under that indenture, as being:

    o default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

    o default for 30 days in payment of any interest on any debt securities of that series;

    o default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of "event of default" or "Default");

    o   an event of default with respect such series of debt securities; or

    o any other Default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.06).

    There will be no event of default, and therefore no right of acceleration, in the case of a default in the performance of any covenant or obligation with respect to the debt securities issued under the Subordinated Debt Indenture, including a default in the payment of principal or interest. If a default in the payment of principal of, or any interest on, any series of debt securities issued under the Subordinated Debt Indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all debt securities of the affected series immediately upon the demand of the trustee, the trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. (Subordinated Debt Indenture, Section 5.02). If any Default occurs and is continuing, the trustee may pursue legal action to enforce the performance of any provision in the indenture to protect the rights of the trustee and the holders of the debt securities issued under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 5.04).

    Indemnification of Trustee for Actions Taken on Your Behalf. Each indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any trust or power at the request of holders. (Indentures, Section 6.02). Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Indentures, Section 5.09).

    Limitation on Actions by You as an Individual Holder. Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

    o the holder must have previously given written notice to the trustee of the continuing default;

    o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and
        (2) offered the trustee reasonable indemnity;

    o the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

    o the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Indentures, Sections 5.06 and 5.09).

    Annual Certification. Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Indentures, Section 3.05).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions. (Indentures, Section 10.01).

    Discharge of Indenture. If at any time we have:

    o paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

    o delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

    o irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the indenture with respect to the securities of such series, then the indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

    Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as "defeasance."

    We may be released with respect to any outstanding series of debt securities from the obligations imposed by Sections 3.06 (in the case of the Senior Debt Indenture) and 9.01, which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default or a Default. Discharge under those procedures is called "covenant defeasance."

    Defeasance or covenant defeasance may be effected only if, among other things:

    o We irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

    o We deliver to the relevant trustee an opinion of counsel to the effect that:

        o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

        o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

        In the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

    o   In the case of the Subordinated Debt Indenture:

        o no event or condition will exist that, under the provisions described under "--Subordination Provisions" above, would prevent us from making payments of principal or interest on the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

        o we deliver to the trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of senior indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds. (Subordinated Debt Indenture, Section 10.01).

MODIFICATION OF THE INDENTURES

    Modification Without Consent of Holders. We and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

    o   secure any debt securities;

    o   evidence the assumption by a successor corporation of our obligations;

    o   add covenants for the protection of the holders of debt securities;

    o   cure any ambiguity or correct any inconsistency;

    o   establish the forms or terms of debt securities of any series; or

    o evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.01).

    Modification with Consent of Holders. We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

    o   extend the final maturity of the principal;

    o   reduce the principal amount;

    o   reduce the rate or extend the time of payment of interest;

    o   reduce any amount payable on redemption;

    o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

    o modify or amend the provisions for conversion of any currency into another currency;

    o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

    o alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Morgan Stanley or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

    o alter certain provisions of the relevant indenture relating to debt securities not denominated in U.S. dollars;

    o impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

    o reduce the percentage of debt securities the consent of whose holders is required for modification of the relevant indenture. (Indentures, Section 8.02).

    Modification of Subordination Provisions. We may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Subordinated Debt Indenture, Section 8.06).

CONCERNING OUR RELATIONSHIP WITH THE TRUSTEES

    We and our subsidiaries maintain ordinary banking relationships and credit facilities with JPMorgan Chase Bank, which is an affiliate of J.P. Morgan Trust Company, National Association.

GOVERNING LAW

    The debt securities and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

                              DESCRIPTION OF UNITS

    Units will consist of any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe:

    o the designation and the terms of the units and of any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us may be traded separately;

    o   any additional terms of the governing Unit Agreement;

    o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us constituting the units; and

    o   any applicable United States federal income tax consequences.

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

    The terms and conditions described under "Description of Debt Securities," "Description of Warrants," "Description of Purchase Contracts," "Description of Capital Stock--Offered Preferred Stock" and "Description of Capital Stock--Offered and Existing Common Stock" and those described below under "--Significant Provisions of the Unit Agreement" and "--Significant Provisions of the Unit Agreement Without Holders' Obligations" will apply to each unit and to any warrants, purchase contracts, shares of preferred stock, shares of common stock or debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us included in each unit, unless otherwise specified in the applicable prospectus supplement.

    We will issue the units under one or more Unit Agreements, each referred to as a Unit Agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement. Units that include purchase contracts that are all pre-paid purchase contracts, as defined below under "Description of Purchase Contracts," will be governed by one or more Unit Agreements designed for units where the holders do not have any further obligations under the purchase contracts, each referred to as a Unit Agreement Without Holders' Obligations. We have filed the forms of Unit Agreement and Unit Agreement Without Holders' Obligations as exhibits to the registration statement. Although we have described below the material provisions of the Unit Agreement, the Unit Agreement Without Holders' Obligations and the units, these descriptions are not complete, and you should review the detailed provisions of the Unit Agreement and Unit Agreement Without Holders' Obligations for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

SIGNIFICANT PROVISIONS OF THE UNIT AGREEMENT

    Obligations of Unit Holder. Under the terms of the Unit Agreement, each owner of a unit:

    o   consents to and agrees to be bound by the terms of the Unit Agreement;

    o appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest, except in the case of pre-paid purchase contracts, which require no further performance by the owner; and

    o irrevocably agrees to be a party to and be bound by the terms of any purchase contract, other than a pre-paid purchase contract issued pursuant to an indenture, included in the unit in which that owner has an interest.

    Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the Unit Agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the Unit Agreement.

    Remedies. Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

    Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the Unit Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the Unit Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

    o in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the indenture have been complied with; and

    o in the case of a failure by Morgan Stanley to observe or perform any of its obligations under the Unit Agreement relating to any purchase contracts, other than pre-paid purchase contracts, included in the unit, unless:

    o owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the Unit Agreement and (b) offered the unit agent reasonable indemnity;

    o the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

    o the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right. Purchase contract property is defined under "Description of Purchase Contracts" below.

    Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the Unit Agreement limit our ability to pledge some of these securities. The Unit Agreement provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Unit Agreement on:

        (1) the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the "principal subsidiaries," or

        (2) the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors' qualifying shares,

without making effective provisions so that the units and the securities constituting the units under the Unit Agreement will be secured equally and ratably with indebtedness so secured.

    For these purposes, "subsidiary" means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and "voting securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.

    Absence of Protections Against All Potential Actions of Morgan Stanley. There are no covenants or other provisions in the Unit Agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction.

    Modification Without Consent of Holders. We and the unit agent may amend or supplement the Unit Agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders:

    o   to evidence the assumption by a successor of our covenants;

    o to evidence the acceptance of appointment by a successor agent or collateral agent;

    o   to add covenants for the protection of the holders of the units;

    o to comply with the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act or the Investment Company Act of 1940, as amended;

    o   to cure any ambiguity;

    o   to correct or supplement any defective or inconsistent provision; or

    o in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

    Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the Unit Agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make the following first three modifications without the consent of the holder of each outstanding purchase contract included in units and may not make the following last two modifications without the consent of the holder of each outstanding unit affected by the modification that:

    o impair the right to institute suit for the enforcement of any purchase contract;

    o materially adversely affect the holders' rights and obligations under any purchase contract;

    o reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement relating to those purchase contracts or for the waiver of any defaults under the Unit Agreement relating to those purchase contracts;

    o materially adversely affect the holders' units or the terms of the Unit Agreement (other than terms related to the first three clauses above); or

    o reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement (other than terms related to the first three clauses above).

    Modifications of any debt securities or pre-paid purchase contracts issued pursuant to an indenture included in units may only be made in accordance with the applicable indenture, as described under "Description of Debt Securities--Modification of the Indentures." Modifications of any warrants included in units may only be made in accordance with the terms of the warrant agreement as described under "Description of Warrants--Significant Provisions of the Warrant Agreement."

    Merger, Consolidation, Sale, Lease or Conveyance. The Unit Agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

    o   we will be the continuing corporation; or

    o the successor corporation or person that acquires all or substantially all of our assets:

        o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

        o will expressly assume all of our obligations under the Unit Agreement; and

    o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement applicable to us.

    Replacement of Unit Certificates or Purchase Contract Certificates. We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

    The Unit Agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

    o during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by Morgan Stanley with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

    o if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by Morgan Stanley; or

    o at any time on or after the date of settlement or redemption for any purchase contract included in the unit, or at any time on or after the last exercise date for any warrant included in the unit, evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption or the last exercise date.

    Unit Agreement Not Qualified Under Trust Indenture Act. The Unit Agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts, other than pre-paid purchase contracts issued pursuant to an indenture, will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities or pre-paid purchase contracts issued under an indenture that are issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

    Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

    New York Law to Govern. The Unit Agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

SIGNIFICANT PROVISIONS OF THE UNIT AGREEMENT WITHOUT HOLDERS' OBLIGATIONS

    Remedies. The unit agent will act solely as our agent in connection with the units governed by the Unit Agreement Without Holders' Obligations and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the Unit Agreement Without Holders' Obligations. However, the holders of units or interests in those units may only enforce their rights under any pre-paid purchase contracts issued pursuant to an indenture and any debt securities or under any warrants issued as parts of those units in accordance with the terms of the applicable indenture and the warrant agreement.

    Modification. We and the unit agent may amend the Unit Agreement Without Holders' Obligations without the consent of the holders:

    o   to cure any ambiguity;

    o to cure, correct or supplement any defective or inconsistent provision in the agreement; or

    o in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

    We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the Unit Agreement Without Holders' Obligations. However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

    o materially and adversely affect the exercise rights of the affected holders; or

    o reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the Unit Agreement Without Holders' Obligations.

    Any debt securities and pre-paid purchase contracts issued pursuant to an indenture that are issued as part of units governed by the Unit Agreement Without Holders' Obligations may be modified only in accordance with the applicable indenture, as described above under "Description of Debt Securities--Modification of the Indentures." Any warrants issued as part of units may be modified only in accordance with the terms of the warrant agreement as described in "Description of Warrants--Significant Provisions of the Warrant Agreement."

    Merger, Consolidation, Sale, Lease or Conveyance. The Unit Agreement Without Holders' Obligations provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

    o   we will be the continuing corporation; or

    o the successor corporation or person that acquires all or substantially all of our assets:

        o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

        o will expressly assume all of our obligations under the Unit Agreement Without Holders' Obligations; and

    o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement Without Holders' Obligations applicable to us.

    Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or prepaid purchase contracts evidenced by that certificate before a replacement will be issued.

    Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

    New York Law to Govern. The Unit Agreement Without Holders' Obligations, the units and the pre-paid purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

                             DESCRIPTION OF WARRANTS

OFFERED WARRANTS

    We may offer warrants separately or together with one or more additional warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

    We may issue warrants to purchase or sell, on terms to be determined at the time of sale:

    o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

    o   currencies; or

    o   commodities.

    We refer to the property in the above clauses as "warrant property." We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

FURTHER INFORMATION IN PROSPECTUS SUPPLEMENT

    The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

    o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

    o   the currency with which the warrants may be purchased;

    o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

    o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

    o if applicable, the date on and after which the warrants and the related securities will be separately transferable;

    o whether the warrants are put warrants or call warrants, whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

    o the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant;

    o the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

    o whether the exercise price may be paid in cash, by the exchange of any other security offered with the warrants or both and the method of exercising the warrants;

    o whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

    o   any applicable United States federal income tax consequences;

    o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

    o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

    o whether the warrants are to be sold separately or with other securities as part of units; and

    o   any other terms of the warrants.

SIGNIFICANT PROVISIONS OF THE WARRANT AGREEMENT

    We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The form of warrant agreement is filed as an exhibit to the registration statement. The following summaries of significant provisions of the warrant agreement and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the warrant agreement for a full description and for other information regarding the warrants.

    Modifications Without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders:

    o   to cure any ambiguity;

    o   to cure, correct or supplement any defective or inconsistent provision;

    o to establish the forms or terms of warrant certificates or warrants of any series;

    o   to evidence the acceptance of appointment by a successor agent; or

    o in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

    Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrantholder:

    o   change the exercise price of the warrants;

    o reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

    o   shorten the period of time during which the warrants may be exercised;

    o materially and adversely affect the rights of the owners of the warrants; or

    o reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

    Merger, Consolidation, Sale or Other Disposition. If at any time we merge or consolidate with, or transfer substantially all of our assets to, another entity, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements.

    Enforceability of Rights of Warrantholders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrants, including the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

    Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

    New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                        DESCRIPTION OF PURCHASE CONTRACTS

    We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us, for the purchase or sale of:

    o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

    o   currencies; or

    o   commodities.

    We refer to this property in the above clauses as "purchase contract property."

    Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

PRE-PAID PURCHASE CONTRACTS

    Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as "pre-paid purchase contracts." In certain circumstances, our obligation to settle pre-paid purchase contracts on the relevant settlement date may constitute senior indebtedness or subordinated indebtedness of ours. Accordingly, pre-paid purchase contracts may be issued under the Senior Debt Indenture or the Subordinated Debt Indenture, as specified in the applicable prospectus supplement.

PURCHASE CONTRACTS ISSUED AS PART OF UNITS

    Purchase contracts issued as part of a unit will be governed by the terms and provisions of a Unit Agreement or, in the case of pre-paid purchase contracts issued as part of a unit that contains no other purchase contracts, a Unit Agreement Without Holders' Obligations. See "Description of
Units--Significant Provisions of the Unit Agreement" and "--Significant Provisions of the Unit Agreement Without Holders' Obligations." The applicable prospectus supplement will specify the following:

    o whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

    o whether and when a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract's settlement date;

    o the methods by which the holders may purchase or sell the purchase contract property;

    o any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

    o whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit.

    Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders' obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

    Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the Unit Agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence, which we refer to as the "pledge," to JPMorgan Chase Bank, in its capacity as collateral agent, for our benefit. The pledge is a security interest in, and a lien upon and right of set-off against, all of the holders' right, title and interest in and to:

    o any common stock, preferred stock, debt securities or debt obligations that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the "pledged items";

    o all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

    o all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

    o all powers and rights owned or thereafter acquired under or with respect to the pledged items.

    The pledge constitutes collateral security for the performance when due by each holder of its obligations under the Unit Agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the Unit Agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the Unit under the related purchase contract.

    Property Held in Trust by Unit Agent. If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder's purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. The unit agent or Morgan Stanley may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

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

                          DESCRIPTION OF CAPITAL STOCK

    As of the date of this prospectus, Morgan Stanley's authorized capital stock consists of 3,500,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

    The rights of holders of preferred stock or common stock offered by this prospectus will be subject to, and may be adversely affected by, issuances of preferred stock in the future. Under some circumstances, alone or in combination with certain provisions of our certificate of incorporation and/or with the provisions of our rights agreement, described below under "--Additional Provisions of Morgan Stanley's Certificate of Incorporation and Bylaws" and "--The Rights Plan," respectively, our issuances of preferred stock may discourage or make more difficult an acquisition of Morgan Stanley that the Board of Directors deems undesirable.

    The Board of Directors of Morgan Stanley has the power, without further action by the stockholders, unless action is required by applicable laws or regulations or by the terms of outstanding preferred stock, to issue preferred stock in one or more series and to fix the voting rights, designations, preferences and other terms applicable to the preferred stock to be issued. The Board of Directors may issue preferred stock to obtain additional financing, in connection with acquisitions, as compensation to officers, directors or employees of Morgan Stanley and its subsidiaries in accordance with benefit plans or otherwise and for other proper corporate purposes.

OUTSTANDING CAPITAL STOCK

    Outstanding Common Stock. As of August 31, 2004, there were approximately 1,096,707,183 shares of our common stock outstanding.

    Outstanding Preferred Stock. As of August 31, 2004, there were no shares of our preferred stock outstanding.

    Cumulative Preferred Stock Issuable under the Capital Units. In addition, we and our wholly-owned subsidiary Morgan Stanley Finance plc have outstanding Capital Units. Each Capital Unit consists of a subordinated debenture issued by Morgan Stanley Finance plc, which we guaranteed on a subordinated basis, and a related purchase contract we issued that requires the holder to purchase one depositary share representing ownership of multiple shares of our preferred stock. The Capital Units outstanding on August 31, 2004 may result in the issuance at any time of up to 329,050 shares of our 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share, which we refer to as the Capital Units Cumulative Preferred Stock.

    Series A Junior Participating Preferred Stock Issuable Under Rights Plan. In addition, we have authorized for issuance up to 450,000 shares of Series A Junior Participating Preferred Stock, which may be issued upon the exercise of rights issued to the holders of our common stock under our Rights Plan. See "--The Rights Plan."

    The preceding summary and the following summary of the terms of the offered preferred stock do not purport to be complete and are qualified by our certificate of incorporation and by the Certificates of Designation of Preferences and Rights for the Capital Units Cumulative Preferred Stock and the Series A Junior Participating Preferred Stock.

OFFERED AND EXISTING COMMON STOCK

    Our Board of Directors has authorized the issuance of shares of common stock and has authorized a committee of the Board of Directors to establish the price and other terms and conditions of any offering which will be described in the applicable prospectus supplement. The shares of offered common stock, when issued and sold, will be fully paid and nonassessable.

    Terms Specified in Prospectus Supplement. The following description sets forth some general terms and provisions of the offered common stock. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered common stock:

    o   number of shares to be offered;

    o   offering price or prices;

    o any other relevant terms of the offered common stock that the Board of Directors or the committee establishes, including any restrictions on the transfer or resale of the offered common stock; and

    o   any additional terms of the offering.

    Voting Rights. Each holder of our common stock has one vote per share on all matters voted on generally by the stockholders, including the election of directors. Except as otherwise required by law or as provided with respect to any series of preferred stock, the holders of our common stock will possess all voting power. The Board of Directors is divided into three classes of directors with the term of one class expiring at each annual meeting of stockholders. Because our certificate of incorporation does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors, which we refer to as the "voting stock," represented at a meeting will be able to elect all the directors standing for election at the meeting.

    Dividends. The holders of our common stock are entitled to share equally in dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of offered preferred stock and any other class or series of stock having preference over the common stock as to dividends, including, if issued, the Capital Units Cumulative Preferred Stock.

    Liquidation Rights. Upon voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of the common stock will share pro rata in the assets remaining after payments to creditors and holders of any offered preferred stock and any other class or series of stock having preference over the common stock upon liquidation, dissolution or winding up that may be then outstanding, including, if issued, the Capital Units Cumulative Preferred Stock. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of our common stock.

    Because Morgan Stanley is a holding company, our rights and the rights of holders of our capital stock, including the holders of our common stock, to participate in the distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors and preferred shareholders, except to the extent Morgan Stanley may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

    Agents and Registrar for Offered and Existing Common Stock. The transfer agent and registrar for the common stock is Mellon Investor Services L.L.C.

OFFERED PREFERRED STOCK

    Our Board of Directors has authorized the issuance of one or more series of additional shares of preferred stock and has authorized a committee of the Board of Directors to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of offered preferred stock, when issued and sold, will be fully paid and nonassessable.

    Terms Specified in Prospectus Supplement. The following description sets forth some general terms and provisions of the offered preferred stock. The number of shares and all of the relative rights, preferences and limitations of the respective series of offered preferred stock that the Board of Directors or the committee establishes will be described in the applicable prospectus supplement. The terms of particular series of offered preferred stock may differ, among other things, in:

    o   designation;

    o   number of shares that constitute the series;

    o   dividend rate, or the method of calculating the dividend rate;

    o   dividend periods, or the method of calculating the dividend periods;

    o redemption provisions, including whether or not, on what terms and at what prices the shares will be subject to redemption at our option;

    o   voting rights;

    o   preferences and rights upon liquidation or winding up;

    o whether or not and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property;

    o for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock;

    o whether depositary shares representing the offered preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

    o the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

    We have summarized below the material provisions of a certificate of designation authorizing the issuance of a series of offered preferred stock. These summaries are not complete and each investor should refer to the form of certificate of designation which has been filed as an exhibit to the registration statement and to our certificate of incorporation for a complete description of the terms and definitions. The Board of Directors or a duly authorized committee of the Board of Directors will adopt the resolutions to be included in the certificate of designation prior to the issuance of a series of offered preferred stock, and the certificate of designation will be filed with the Secretary of State of the State of Delaware as soon thereafter as reasonably practicable.

    Rank. Each series of offered preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

    o junior to any series of our capital stock expressly stated to be senior to that series of offered preferred stock;

    o senior to our common stock and any class of our capital stock expressly stated to be junior to that series of offered preferred stock; and

    o on a parity with each other series of offered preferred stock and all other classes of our capital stock.

    The offered preferred stock will rank, as to payment of dividends and amounts payable on liquidation, on a parity with the Capital Units Cumulative Preferred Stock, if issued.

    Dividends. If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of offered preferred stock, when and as declared by the Board of Directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The Board of Directors or the committee will fix a record date for the payment of dividends not more than 60 or less than 10 days preceding the dividend payment date. We will pay dividends on the offered preferred stock to the holders of record on that record date. Dividends will be cumulative from the date of original issue of the series. A series of offered preferred stock will be junior as to payment of dividends to any series of preferred stock that may be issued in the future that is expressly stated to be senior as to payment of dividends to that series of offered preferred stock. If at any time we have failed to pay accrued dividends on any of those senior shares when payable, we may not pay any dividend on that series of offered preferred stock or redeem or otherwise repurchase any shares of that series until we have paid or set aside for payment the full amount of the accumulated but unpaid dividends on the senior shares.

    We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the offered preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of offered preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock. We must declare, pay or set aside for payment any amounts on the offered preferred stock ratably in proportion to the respective amounts of dividends (1) accumulated and unpaid or payable on that parity stock, on the one hand, and (2) accumulated and unpaid or payable through the dividend payment period or periods of the offered preferred stock preceding the dividend payment date for that parity stock, on the other hand.

    Except as described above, unless we have paid the full cumulative dividends on the outstanding shares of offered preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Morgan Stanley ranking junior or on parity with the offered preferred stock as to dividend payments:

    o declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

    o   make other distributions;

    o redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

    o make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Preferred stock on a parity with offered preferred stock currently would include the Capital Units Cumulative Preferred Stock, if issued.

    The provisions of the immediately preceding paragraph will not prevent us from applying any monies previously deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of application we have paid or declared and set aside for payment full cumulative dividends upon shares of the offered preferred stock outstanding on the last dividend payment date for any series of offered preferred stock. The provisions of the immediately preceding paragraph also do not restrict the ability of a holder of any junior or parity preferred stock or common stock to convert those securities into or exchange those securities for Morgan Stanley capital stock ranking junior to the offered preferred stock as to dividend payments.

    We will compute the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period on the basis of a 360 day year of twelve 30 day months, unless otherwise indicated in the prospectus supplement. Accrued but unpaid dividends will not bear interest.

    Redemption. The prospectus supplement will indicate whether, and on what terms, shares of any series of offered preferred stock will be subject to mandatory redemption or sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the offered preferred stock. We will effect any optional redemption upon not less than 30 days' notice at a redemption price of not less than the stated value per share of the applicable series of offered preferred stock plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption. If we have not paid full cumulative dividends on all outstanding shares of offered preferred stock, we may not redeem the offered preferred stock in part and we may not purchase or acquire any shares of offered preferred stock, otherwise than by a purchase or exchange offer made on the same terms to all holders of the offered preferred stock. If fewer than all the outstanding shares of a series of offered preferred stock are to be redeemed, we will select those to be redeemed by lot or a substantially equivalent method.

    Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of offered preferred stock will be entitled to receive, out of the assets of Morgan Stanley available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of offered preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends to the date of final distribution, before any distribution is made to holders of:

    o any class or series of capital stock ranking junior to the offered preferred stock as to rights upon liquidation, dissolution or winding up; or

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

    o   our common stock.

However, holders of the shares of offered preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Neither a consolidation or merger of Morgan Stanley with or into another corporation nor a merger of another corporation with or into Morgan Stanley nor a sale or transfer of all or part of Morgan Stanley's assets for cash or securities will be considered a liquidation, dissolution or winding up of Morgan Stanley.

    If, upon any liquidation, dissolution or winding up of Morgan Stanley, assets of Morgan Stanley then distributable are insufficient to pay in full the amounts payable with respect to the offered preferred stock and any other preferred stock ranking on parity with the offered preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the offered preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the offered preferred stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

    Voting Rights. Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the offered preferred stock will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on the shares of offered preferred stock or any other stock ranking on a parity with the offered preferred stock with respect to the payment of dividends and having similar voting rights are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of offered preferred stock, voting separately as a class with holders of one or more other classes or series of preferred stock, including any issued Capital Units Cumulative Preferred Stock, having similar voting rights that are exercisable, will be entitled to vote for the election of two of the authorized number of directors of Morgan Stanley at the next annual meeting of stockholders and at each subsequent meeting until we have paid or set apart for payment all dividends accumulated on the offered preferred stock or the other class or series of stock having similar voting rights, as applicable. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors. Each holder of shares of the offered preferred stock will have one vote for each share of offered preferred stock held.

    So long as any shares of the offered preferred stock remain outstanding, we will not, without the consent of the holders of at least two thirds of the shares of offered preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

    o issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding offered preferred stock as to dividends or upon liquidation; or

    o amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding offered preferred stock or its holders.

Holders of the offered preferred stock will vote separately as a class with all other series of preferred stock, including any issued Capital Units Cumulative Preferred Stock, having similar voting rights that have been conferred and are exercisable. For purposes of the preceding sentences, any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the offered preferred stock as to dividends and upon liquidation will not be considered to materially and adversely affect those powers, preferences or special rights.

    Agents and Registrar for Offered Preferred Stock. The transfer agent, dividend disbursing agent and registrar for each series of offered preferred stock will be The Bank of New York.

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

DEPOSITARY SHARES

    We may, at our option, elect to offer fractional shares or some multiple of shares of offered preferred stock, rather than individual shares of offered preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of offered preferred stock as described below.

    The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which we have filed as exhibits to the registration statement. Each investor should refer to the detailed provisions of those documents, as we have explained under the heading "Where You Can Find More Information" in the Summary.

    The shares of any series of offered preferred stock represented by depositary shares will be deposited under a deposit agreement among Morgan Stanley, The Bank of New York, as depositary, which we refer to as the Preferred Stock Depositary, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of offered preferred stock represented by that depositary share, to all the rights and preferences of the offered preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

    The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of offered preferred stock. Immediately following the issuance of shares of a series of offered preferred stock, we will deposit those shares with the Preferred Stock Depositary, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

    Dividends and Other Distributions. The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received on the related series of offered preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

    If we make a distribution other than in cash, the Preferred Stock Depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the Preferred Stock Depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the Preferred Stock Depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

    The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Morgan Stanley or the Preferred Stock Depositary on account of taxes or other governmental charges.

    Withdrawal of Stock. Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related series of offered preferred stock and all money or other property, if any, represented by those shares. Holders of depositary receipts representing any number of whole shares of offered preferred stock will be entitled to receive whole shares of the related series of offered preferred stock, but those holders of whole shares of offered preferred stock will not thereafter be entitled to deposit those shares of offered preferred stock with the Preferred Stock Depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number representing whole shares of the related series of offered preferred stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

    Voting the Offered Preferred Stock. Upon receiving notice of any meeting at which the holders of any series of the offered preferred stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of offered preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of offered preferred stock, may instruct the Preferred Stock Depositary how to exercise his or her voting rights. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the offered preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the offered preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

    Redemption of Depositary Shares. Depositary shares will be redeemed from any proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the series of the offered preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the offered preferred stock. If we redeem shares of a series of offered preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing the shares of offered preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

    After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the Preferred Stock Depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

    Amendment and Termination of the Deposit Agreement. We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding, and no amendment may impair the right of any holder of any depositary receipts, described above under "--Withdrawal of Stock," to receive shares of the related series of offered preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. We may terminate the deposit agreement at any time with at least 60 days' prior written notice to the Preferred Stock Depositary. Within 30 days of the date of the notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares and upon payment of any applicable taxes or governmental charges to be paid by the holders as described below, the number of whole shares of the related series of offered preferred stock as are represented by the depositary receipts. The deposit agreement will automatically terminate after there has been a final distribution on the related series of offered preferred stock in connection with any liquidation, dissolution or winding up of Morgan Stanley and that distribution has been made to the holders of depositary shares.

    Charges of Preferred Stock Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

    Limitation on Liability of Company and Preferred Stock Depositary. Neither the Preferred Stock Depositary nor Morgan Stanley will be liable if it is prevented or delayed by law, by any provision of our certificate of incorporation or of the depositary shares or by any circumstance beyond its control from performing its obligations under the deposit agreement. The obligations of Morgan Stanley and the Preferred Stock Depositary under the

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

deposit agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they will be liable for negligence or willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding related to any depositary receipts, depositary shares or related series of offered preferred stock unless satisfactory indemnity is furnished.

    Corporate Trust Office of Preferred Stock Depositary. The Preferred Stock Depositary's corporate trust office is currently located at 101 Barclay Street, New York, New York 10286. The Preferred Stock Depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of offered preferred stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding depositary receipts.

    Resignation and Removal of Preferred Stock Depositary. The Preferred Stock Depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the Preferred Stock Depositary. Any resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

    Reports to Holders. We will deliver all required reports and communications to holders of the offered preferred stock to the Preferred Stock Depositary, and it will forward those reports and communications to the holders of depositary shares.

    Inspection by Holders. Upon request, the Preferred Stock Depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the Preferred Stock Depositary that such inspection is for a proper purpose reasonably related to such person's interest as an owner of depositary shares evidenced by the receipts.

CAPITAL UNITS CUMULATIVE PREFERRED STOCK

    Rank. The Capital Units Cumulative Preferred Stock, if issued, will rank on a parity with the offered preferred stock, and rank prior to the common stock as to payment of dividends and amounts payable on liquidation. The shares of Capital Units Cumulative Preferred Stock will not be convertible into common stock of Morgan Stanley and will have no preemptive rights.

    Dividends. Holders of the Capital Units Cumulative Preferred Stock, if issued, are entitled to receive, when and as declared by the Board of Directors out of legally available funds, cumulative cash dividends payable quarterly at the rate of 8.03% per year.

    The Capital Units Cumulative Preferred Stock, if issued, will be junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to the Capital Units Cumulative Preferred Stock. If at any time we have failed to pay accrued dividends on any of those senior shares at the time they are payable, we may not pay any dividend on any issued Capital Units Cumulative Preferred Stock or redeem or otherwise repurchase any shares of Capital Units Cumulative Preferred Stock until we have paid in full, or set aside dividends for payment, the accumulated but unpaid dividends on those senior shares.

    We will not declare or pay or set aside for payment dividends on any preferred stock ranking on a parity as to payment of dividends with the Capital Units Cumulative Preferred Stock unless we also declare or pay or set aside for payment dividends on any outstanding shares of Capital Units Cumulative Preferred Stock for all dividend payment periods ending on or before the dividend payment date of any parity stock. We must declare, pay or set aside for payment any amounts on any issued Capital Units Cumulative Preferred Stock ratably in proportion to the respective amounts of dividends (1) accumulated and unpaid or payable on any parity stock, on the one hand, and (2) accumulated and unpaid or payable through the dividend payment period or periods of the Capital Units Cumulative Preferred Stock next preceding the dividend payment date, on the other hand.

    Except as described above, unless we have paid the full cumulative dividends on any outstanding shares of Capital Units Cumulative Preferred Stock, we may not with respect to our common stock or any other preferred stock of Morgan Stanley ranking junior to or on a parity with the Capital Units Cumulative Preferred Stock as to dividend payments:

    o declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

    o   make other distributions;

    o redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

    o make any payment to or available for a sinking fund for redemption of our common stock or junior preferred stock.

    The provisions of the immediately preceding paragraph do not apply to any monies we deposit in any sinking fund with respect to any preferred stock in compliance with the provisions of that sinking fund. We may apply monies so deposited to the purchase or redemption of the preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of application we have paid or declared or set aside for payment full cumulative dividends upon any issued shares of the Capital Units Cumulative Preferred Stock. The provisions of the immediately preceding paragraph also do not restrict the ability of the holder of any junior or parity preferred stock or common stock to convert their securities into or exchange those securities for Morgan Stanley capital stock ranking junior to the Capital Units Cumulative Preferred Stock as to dividend payments.

    Redemption. The Capital Units Cumulative Preferred Stock, if issued, will not be subject to any mandatory redemption or sinking fund provision and will not be redeemable prior to February 28, 2007, except that under some circumstances it may be redeemed prior to that date at specified prices.

    On or after February 28, 2007, the Capital Units Cumulative Preferred Stock will be redeemable at our option, in whole or in part, upon not less than 30 days' notice, at specified prices during specified periods following the indicated date, plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption.

    Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of Capital Units Cumulative Preferred Stock will be entitled to receive liquidating distributions in the amount of $200.00 per share plus accrued and accumulated but unpaid dividends to the date of final distribution before any distribution is made to holders of

    o any class or series of capital stock ranking junior to the Capital Units Cumulative Preferred Stock, as to rights upon liquidation, dissolution or winding up; and

    o   common stock.

However, the holders of the shares of Capital Units Cumulative Preferred Stock will not be entitled to receive the liquidation price of these shares until the liquidation preference of any other shares of Morgan Stanley's capital stock ranking senior as to rights upon liquidation, dissolution or winding up will have been paid in full or a sum set aside therefor sufficient to provide for payment in full.

    If upon any liquidation, dissolution or winding up of Morgan Stanley, the amounts payable with respect to any issued Capital Units Cumulative Preferred Stock and any other preferred stock ranking on parity as to rights upon liquidation, dissolution or winding up are not paid in full, the holders of the Capital Units Cumulative Preferred Stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Capital Units Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

    Voting Rights. Holders of Capital Units Cumulative Preferred Stock, if issued, will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on the Capital Units Cumulative Preferred Stock or any other class or series of stock ranking on a parity with the Capital Units Cumulative Preferred Stock with respect to the payment of dividends and having similar voting rights are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of Capital Units Cumulative Preferred Stock, voting separately as a class with holders of one or more other classes or series of preferred stock having similar voting rights that are exercisable, will be entitled to vote for the election of two of the authorized number of directors of Morgan Stanley at the next annual meeting of stockholders and at each subsequent meeting until we have paid or set apart for payment all dividends accumulated on the Capital Units Cumulative Preferred Stock or the other class or series of stock having similar voting rights, as applicable. At elections of such directors, each holder of shares of Capital Units Cumulative Preferred Stock will have one vote for each share of Capital Units Cumulative Preferred Stock held. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors.

    So long as any shares of Capital Units Cumulative Preferred Stock are outstanding, we will not, without the consent of the holders of at least two thirds of the shares of Capital Units Cumulative Preferred Stock outstanding at the time, voting separately as a class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

    o issue or increase the authorized amount of any class or series of stock ranking prior to the Capital Units Cumulative Preferred Stock as to dividends or upon liquidation; or

    o amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation relating to the Capital Units Cumulative Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the Capital Units Cumulative Preferred Stock or its holders.

For purposes of the preceding sentence any increase in the authorized amount of common stock or preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the Capital Units Cumulative Preferred Stock as to dividends and upon liquidation will not be deemed to materially and adversely affect those powers, preferences or special rights.

    Transfer Agent for Capital Units Cumulative Preferred Stock. The transfer agent and registrar for the Capital Units Cumulative Preferred Stock is The Bank of New York.

ADDITIONAL PROVISIONS OF MORGAN STANLEY'S CERTIFICATE OF INCORPORATION AND
BYLAWS

    Size of the Board of Directors, Removal of Directors and Filling Vacancies on the Board of Directors. Our Board of Directors currently consists of 10 directors. The Board of Directors is divided into three classes. At each annual meeting of stockholders, a class of directors is elected, for a term expiring at the third succeeding annual meeting of stockholders after its election, to succeed that class of directors whose term then expires. Under our amended and restated bylaws, a majority vote of the Board of Directors may increase or decrease the number of directors. However, the bylaws provide that the Board shall consist of not less than three nor more than thirteen members. Our certificate of incorporation also provides that directors may be removed only for cause and with the approval of the holders of at least 80% of the voting power of the voting stock, voting together as a single class. Any vacancy on the Board of Directors or newly created directorship will be filled by a majority vote of the remaining directors then in office though less than a quorum, and those newly elected directors will serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

    Limitations on Actions by Stockholders; Calling Special Meetings of Stockholders. Our certificate of incorporation provides that, subject to the rights of holders of any series of preferred stock or any other series of capital stock set forth in the certificate of incorporation, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting. Our bylaws provide that special meetings of the stockholders may be called at any time only by the Secretary of Morgan Stanley at the direction of and pursuant to a resolution of the Board of Directors.

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

    Amendment of Governing Documents. Our certificate of incorporation provides that, generally, it can be amended in accordance with the provisions of the laws of the State of Delaware. Under Section 242 of the Delaware General Corporation Law, the Board of Directors may propose, and the stockholders may adopt by a majority vote of the voting stock, an amendment to our certificate of incorporation. However, our certificate of incorporation also provides that the approval of 80% of the voting power of the voting stock, voting together as a single class, is required in order to amend, repeal or adopt any provision inconsistent with the provisions in the certificate of incorporation relating to amendment of the bylaws, actions of stockholders and the Board of Directors and to change the provisions establishing this 80% vote requirement.

    Our certificate of incorporation provides that our bylaws may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or with the approval of at least 80% of the voting power of the voting stock of Morgan Stanley, voting together as a single class. Furthermore, the bylaws provide that they may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or with the approval of at least 80% of the voting power of the voting stock of Morgan Stanley. However, a three-quarters vote of the Board of Directors is required for the Board of Directors to amend, alter, repeal or adopt new bylaws in conflict with the provisions of the bylaws relating to the removal of or any modification of the roles, duties or authority of the Chairman of Morgan Stanley as of May 31, 1997.

    Limitation of Directors' Liability. Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit. Under our certificate of incorporation, a director of Morgan Stanley will not be personally liable to Morgan Stanley or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as in effect or as that law may be amended.

THE RIGHTS PLAN

    Under a rights agreement, which we refer to as the Rights Plan, dated as of April 25, 1995 and amended as of February 4, 1997 and June 15, 1999, with JPMorgan Chase Bank, as rights agent, holders of shares of our common stock have the right, each referred to as a Right, to purchase from us a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $175 per unit subject to adjustment from time to time to prevent dilution. At present, each share of common stock is entitled to one-quarter of one Right. These rights are sometimes referred to as a poison pill.

    The Rights will become exercisable upon the earlier of:

    o 10 days following a public announcement that a person or group of affiliated or associated persons, each referred to as an "acquiring person," has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, which we refer to as the "stock acquisition date"; and

    o 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

After the Rights become exercisable, the Rights, other than rights held by an acquiring person, also will entitle the holders to purchase, under certain circumstances, either our common stock or common stock of the potential acquirer at a substantially reduced price. We are generally entitled to redeem the Rights in whole, but not in part, at a price of $0.01 per Right at any time until ten days following the stock acquisition date. The holder of a Right will have no rights as a stockholder of Morgan Stanley, including the right to vote or to receive dividends, until the Right is exercised. Unless earlier redeemed, the Rights will expire at the close of business on April 21, 2005.

    The foregoing description of the Rights is qualified in its entirety by reference to the description of the Rights Plan contained in Morgan Stanley's Registration Statement on Form 8-A dated April 25, 1995, as amended by

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

Forms 8-A/A dated May 4, 1995 and June 29, 1999, as further amended by Current Reports on Form 8-K dated February 4, 1997 and June 15, 1999.

    Series A Junior Participating Preferred Stock Issuable Under Rights Plan. In addition, we have authorized for issuance up to 450,000 shares of Series A Junior Participating Preferred Stock, which may be issued upon the exercise of rights issued to the holders of our common stock under our Rights Plan. As of August 31, 2004, there were no shares of Series A Junior Participating Preferred Stock outstanding.

    Holders of units of the Series A Junior Participating Preferred Stock, if issued, will be entitled to receive quarterly dividends in accordance with the formula set forth in the certificate of designations. The dividends will be cumulative. The Series A Junior Participating Preferred Stock rank junior in right of payment of dividends to the Capital Units Cumulative Preferred Stock. The holders of units of the Series A Junior Participating Preferred Stock will have four votes per unit on all matters submitted to our shareholders, subject to adjustment. If at any time dividends on any units of the Series A Junior Participating Preferred Stock are in arrears in an amount equal to six quarterly dividends, then during that period of default, all holders of units, voting separately as a class with holders of one or more other classes or series of preferred stock having similar voting rights that are exercisable, will have the right to elect two directors to the Board of Directors. Additionally, whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock are in arrears, we shall not, among other things, declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of our capital stock that ranks junior in right of payment to the Series A Junior Participating Preferred Stock, including our common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of outstanding units of the Series A Junior Participating Preferred Stock will be entitled to receive a distribution in an amount to be determined in accordance with the formula set forth in the certificate of designations before the payment of any distribution to the holders of our common stock. The units of Series A Junior Participating Preferred Stock are not redeemable.

                               FORMS OF SECURITIES

    Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) subject to the limitations explained below under "--Limitations on Issuance of Bearer Securities," in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under "--Global Securities."

    Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other agents of ours, any agents of the trustee or any agents of any warrant agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities. Neither we nor any trustee, warrant agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents or unit agents have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

    Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or

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

bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

    References to "you" in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or bearer or only indirect owners of beneficial interests in those securities.

GLOBAL SECURITIES

    Registered Global Securities. We may issue the registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

    If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

    Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

    So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

    Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Morgan Stanley, the trustees, the warrant agents, the unit agents or any other agent of Morgan Stanley, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

    We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

    If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, under the terms of the indentures, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

    Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

    o they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which we refer to as the "restricted period," offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

    o they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

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

In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

    Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless Morgan Stanley has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

    o   is owned by a person that is not a United States person;

    o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through the certification date, and in either case (a) or (b) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that Morgan Stanley may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder; or

    o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

    We will make payments on bearer securities only outside the United States and its possessions (as described in Treasury Regulations Section
1.163-5(c)(2)(v)) except as permitted by the above regulations.

    Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

    As used in the preceding three paragraphs, the term bearer securities includes bearer securities that are part of units. As used herein, "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

FORM OF SECURITIES INCLUDED IN UNITS

    The form of the warrant or purchase contract included in a unit will correspond to the form of the unit and of any other security included in that unit.

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

                              PLAN OF DISTRIBUTION

    We may sell the securities being offered by this prospectus in three ways:
(1) through agents, (2) through underwriters and (3) through dealers. The agents, underwriters or dealers in the United States will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., and/or Morgan Stanley DW Inc., which we refer to as MSDWI, or other affiliates of ours, and the agents, underwriters, or dealers outside the United States will include Morgan Stanley & Co. International Limited, which we refer to as MSIL, or other affiliates of ours. We may sell our shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. Any at-the-market offering of common stock will be through an underwriter, or underwriters, acting as principal(s) or agent(s) for us.

    We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

    If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

    If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

    Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent--in each case, less other expenses attributable to issuance and distribution.

    In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

    If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co., MSIL and MSDWI, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

    Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

    We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any loan of common stock or short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out any loan of common stock or such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

    If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities or warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

    Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

    MS & Co., MSIL and MSDWI are wholly-owned subsidiaries of Morgan Stanley. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any of these securities, MS & Co., MSIL, MSDWI and other affiliates of Morgan Stanley may offer and sell these securities in the course of their business as broker dealers, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales MS & Co. and MSDWI may make. MS & Co., MSIL, MSDWI and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co., MSIL, MSDWI and other affiliates may use this prospectus in connection with these transactions. None of MS & Co., MSIL, MSDWI or any other affiliate is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

    In the event that MS & Co., MSDWI or any other NASD member participates in a public offering of these securities: (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD's Corporate Financing Department (the "Department") at the same time they are filed with the SEC; (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution; and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

                                  LEGAL MATTERS

    The validity of these securities will be passed upon for Morgan Stanley by Sidley Austin Brown & Wood LLP, or other counsel who is satisfactory to MS & Co., MSIL or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. Davis Polk & Wardwell will pass upon some legal matters relating to these securities for the underwriters. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters, including in connection with its private equity and leveraged capital activities.

                                     EXPERTS

    The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries at November 30, 2003 and 2002 and for each of the three fiscal years in the period ended November 30, 2003, which are incorporated in this prospectus by reference to Exhibit 99.1 to Morgan Stanley's Current Report on Form 8-K dated October 28, 2004 and Schedule I of Morgan Stanley's Annual Report on Form 10-K/A for the fiscal year ended November 30, 2003, filed on October 15, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports each express an unqualified opinion and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123" in 2003), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    With respect to unaudited interim financial information for the periods ended February 29, 2004, May 31, 2004 and August 31, 2004 and February 28, 2003, May 31, 2003 and August 31, 2003, which is incorporated herein by reference, and to unaudited interim financial information for the periods included in any Quarterly Report on Form 10-Q (including any Form 10-Q/A) that may be incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended August 31, 2004, included in Exhibits 99.2 and 99.3 to Morgan Stanley's Current Report on Form 8-K dated October 28, 2004, which updates the historical financial statements included in Morgan Stanley's Quarterly Reports on Form 10-Q/A for the quarters ended February 29, 2004 and May 31, 2004, and included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

             ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which we refer to as a "plan," should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in these securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

    In addition, we and certain of our subsidiaries and affiliates, including
MS & Co. and MSDWI, may be each considered "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code with respect to many plans, as well as many individual retirement accounts and Keogh plans (also "plans"). ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these securities are acquired by or with the assets of a plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

    The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

    Because we may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with "plan assets" of any plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

    Under ERISA, assets of a plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested. Accordingly, insurance company general accounts that include assets of a plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with "plan assets" of any plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

    Purchasers of these securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

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                            [LOGO OF MORGAN STANLEY]